                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

  CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the registrant [_]

Filed by a party other than the registrant [X]

Check the appropriate box:

[_] Preliminary consent solicitation statement
                                          [_] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X] Definitive consent solicitation statement
[_] Definitive additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP
               (Name of Registrant as Specified in Its Charter)

                      MARRIOTT DESERT SPRINGS CORPORATION
  (Name of Person(s) Filing Consent Solicitation Statement, if other than the
                                  Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
    --------------------------------

  (2) Aggregate number of securities to which transaction applies:
    --------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    --------------------------------

  (4) Proposed maximum aggregate value of transaction:
    --------------------------------

  (5) Total fee paid:
    --------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817
                                 301/380-2070

                             NOTICE TO UNITHOLDERS

  Background. As we have reported to you, the previously existing mortgage debt of the Desert Springs Marriott Limited Partnership (the "Partnership"), secured by Marriott's Desert Springs Resort and Spa (including a leased golf course) and the land on which it is located (the "Hotel"), matured in July 1996. Prior to and following the maturity of such mortgage debt, we explored a number of alternative means of refinancing the mortgage debt. On December 23, 1996, pursuant to an agreement with the Partnership, GMAC Commercial Mortgage Corporation ("GMAC") purchased the existing mortgage debt of the Partnership from a group of banks, and amended and restated certain terms thereof (as amended and restated, the "Bridge Loan"). The Bridge Loan consists of $160 million of mortgage debt and will mature on October 31, 1997. Failure to refinance or extend the Bridge Loan upon maturity could result in foreclosure on the Hotel by the Bridge Loan lender.

  Marriott Desert Springs Corporation (the "General Partner") is currently pursuing two alternatives to refinance the Bridge Loan. Each alternative would require that certain amendments be made to the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

  Loan Alternative A. One of the two alternatives to refinance the Bridge Loan would involve a loan from Goldman Sachs Mortgage Company ("GSMC") consisting of two tranches of debt: (i) a senior loan to a newly formed 100% owned subsidiary of the Partnership that would own the Hotel, which senior loan would be secured by a first mortgage lien on the Hotel in an amount up to $103 million (with the final amount to be determined based upon the net cash flow at the Hotel and prevailing interest rates) and (ii) a junior loan to the Partnership, which junior loan would be secured by the Partnership's 100% direct and indirect ownership interests in the Partnership's newly formed subsidiary, in an amount equal to $57 million or such greater amount that, when combined with the principal amount of the senior loan, would total $160 million ("Alternative A"). Alternative A would enable the Partnership to refinance the Bridge Loan. In connection with the closing of the Bridge Loan on December 23, 1996, the General Partner entered into a commitment letter with GSMC setting forth the terms of Alternative A.

  Loan Alternative B. The other alternative ("Alternative B") would involve a refinancing consisting of the senior loan from GSMC as described in Alternative A, a subordinate tranche of debt from GSMC to the Partnership in the amount of $20 million (the "Mezzanine Loan") secured by the Partnership's 100% direct and indirect ownership interests in the Partnership's newly formed subsidiary that would hold the Hotel, and a subordinate junior tranche to the Partnership (the "HM Junior Loan") from DSM Finance LLC (the "Junior Lender"), a Maryland limited liability company and wholly owned subsidiary of the General Partner. The HM Junior Loan would be in the amount of $59.7 million, and if consented to by the lender of the Mezzanine Loan would be secured by a subordinated pledge of the Partnership's 100% direct and indirect ownership interests in the Partnership's newly formed subsidiary that would hold the Hotel. Alternative B is expected to result in $22.7 million of proceeds in excess of that needed to refinance the Bridge Loan, which would be distributed by the Partnership to its partners, resulting in a distribution to holders (the "Unitholders") of units of limited partnership interest in the Partnership ("Units") of $25,000 per Unit.

  Consents Solicited. The General Partner is soliciting the consent of the Limited Partners to approve:

  1. the incurrence by the Partnership of the HM Junior Loan indebtedness described in Alternative B above (See Proposal No. 1--The HM Junior Loan Proposal);

  2. an amendment to the Partnership Agreement that would authorize the General Partner to form or organize one or more subsidiaries of the Partnership, to contribute assets of the Partnership to any such subsidiary in exchange for the equity interests of such subsidiary, and to delegate its authority to manage any such subsidiary to a governing entity or other body (such as a board of directors) in order to effect a structured refinancing such as the proposed refinancing in both Alternative A and Alternative B. (See Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries);

  3. an amendment to the Partnership Agreement that would amend the definition of "Affiliate" to make clear that a publicly-traded entity (such as Marriott International, Inc.) will not be deemed an affiliate of the General Partner or any of its affiliates unless a person or group of persons directly or indirectly owns twenty percent (20%) or more of the outstanding common stock of both the General Partner (or its affiliates) and such other entity. (See Proposal No. 3--Amendment to the Definition of Affiliate);

  4. an amendment to the Partnership Agreement that would revise the provisions relating to the authority of the General Partner to permit the General Partner, without obtaining the consent of the Limited Partners, to sell or otherwise transfer the Hotel to an independent third party. (See Proposal No. 4--Amendment to the Authority of the General Partner);

  5. an amendment to the Partnership Agreement that would allow the General Partner to incur indebtedness in order to capitalize the Junior Lender (which will make the HM Junior Loan to the Partnership). (See Proposal No. 5-- Amendment to the Authority of the General Partner Relating to Indebtedness);

  6. an amendment to the Partnership Agreement that would (a) revise the provisions limiting the voting rights of the General Partner and its affiliates to permit the General Partner and its affiliates to have full voting rights with respect to all Units held by the General Partner or acquired by its affiliates except on matters where the General Partner or its affiliates have an actual economic interest other than as a Unitholder or general partner (an "Interested Transaction"), and (b) establish special voting standards with respect to those Interested Transactions requiring a vote of Limited Partners to permit action to be taken only if (i) a majority of outstanding Units held by Limited Partners other than the General Partner or its affiliates are present in person or by proxy or consent for the vote on an Interested Transaction and (ii) the Interested Transaction is approved by Limited Partners holding a majority of the outstanding Units, with all Units held by the General Partner and its affiliates being voted in the same manner as a majority of the Units actually voted by Limited Partners other than the General Partner and its affiliates. (See Proposal No. 6--Amendment to Voting Provisions);

  7. amendments to certain terms and sections of the Partnership Agreement in order to (a) reflect the fact that after the division of Marriott Corporation's operations into two separate public companies in 1993, Host Marriott, as the successor to Marriott Corporation, no longer owns the management business conducted by Marriott International, Inc., (b) delete certain obsolete references to entities and agreements that are no longer in existence and (c) update the Partnership Agreement to reflect the passage of time since the formation of the Partnership. (See Proposal No. 7--Clarifying Amendments); and

  8. an amendment that would permit the General Partner, without the consent of the Limited Partners, to make any amendment to the Partnership Agreement as is necessary to clarify or update the provisions thereof so long as such amendment does not adversely affect the rights of Unitholders under the Partnership Agreement in any material respect. (See Proposal No. 8--Amendment to Amendment Provisions)

  Approvals Required. Approval of Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries, is required in order to consummate either Alternative A or Alternative B to refinance the Bridge Loan. Approval of the amendments set forth in Proposal Nos. 3, 4, 5 and 6 are conditions to the Junior Lender making the HM Junior Loan and together with the amendments set forth in Proposal No. 2 (collectively, the "Required Amendments") and Proposal No. 1--The HM Junior Loan Proposal, are required in order to consummate Alternative B to refinance the Bridge Loan and distribute to Unitholders $25,000 per Unit. Approval of Proposal Nos. 7 and 8 (the "Additional Amendments") is not required to consummate either Alternative A or Alternative B to refinance the Bridge Loan. (Together, the Required Amendments and the Additional Amendments are sometimes hereinafter referred to as the "Amendments.") It is the current intention of the

General Partner to enter into the HM Junior Loan if the Required Amendments and Proposal No. 1--The HM Junior Loan Proposal are approved. It is the current intention of the General Partner to enter into the refinancing described in Alternative A if Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries is approved and Proposal No. 1--The HM Junior Loan Proposal is not approved.

  The close of business on August 28, 1997 has been set by the General Partner as the record date for determining Units entitled to vote upon the HM Junior Loan and the Amendments. A Consent Solicitation Statement and Consent Form are enclosed with this notice. The Consent Solicitation Statement contains a detailed description of the HM Junior Loan and the Amendments. A copy of the Partnership Agreement, as proposed to be amended, is attached as Appendix A to the Consent Solicitation Statement.

  THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS VOTE FOR PROPOSAL NO. 2--AMENDMENT TO AUTHORITY OF GENERAL PARTNER RELATING TO SUBSIDIARIES, THE APPROVAL OF WHICH IS REQUIRED IN ORDER TO CONSUMMATE EITHER ALTERNATIVE A OR ALTERNATIVE B TO REFINANCE THE BRIDGE LOAN.

  THE GENERAL PARTNER MAKES NO RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO VOTE FOR OR AGAINST PROPOSAL NO. 1--THE HM JUNIOR LOAN PROPOSAL OR THE AMENDMENTS OTHER THAN PROPOSAL NO. 2. EACH LIMITED PARTNER MUST MAKE HIS OR HER OWN DECISION WHETHER OR NOT TO VOTE FOR OR AGAINST THE HM JUNIOR LOAN AND THE AMENDMENTS.

  THE GENERAL PARTNER IS A WHOLLY OWNED SUBSIDIARY OF HOST MARRIOTT AND THE SOLE MEMBER OF THE JUNIOR LENDER AND, THEREFORE, HAS SUBSTANTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE HM JUNIOR LOAN AND THE AMENDMENTS OTHER THAN PROPOSAL NO. 2. THE GENERAL PARTNER BELIEVES THAT THE TERMS OF THE HM JUNIOR LOAN ARE FAIR TO THE PARTNERSHIP, AND HAS OBTAINED AN OPINION OF BT SECURITIES CORPORATION, AN INDEPENDENT INVESTMENT BANKING FIRM, THAT THE TERMS OF THE HM JUNIOR LOAN ARE FAIR TO THE PARTNERSHIP AND ITS LIMITED PARTNERS FROM A FINANCIAL POINT OF VIEW.

  Approval of the HM Junior Loan and the Amendments requires the affirmative consent of Limited Partners (excluding the General Partner and certain of its affiliates) holding a majority of the issued and outstanding Units. Your vote on this matter is very important. Abstentions or failure to return the enclosed Consent Form will have the same effect as voting AGAINST the HM Junior Loan and the Amendments. Therefore, you are requested to complete, sign and return the Consent Form in the enclosed pre-paid envelope at your earliest convenience and, in any event, by 5:00 p.m., New York City time, on Friday, September 26, 1997 to GEMISYS, Inc., Attention: Proxy Department, 7103 South Revere Parkway, Englewood, Colorado 80112. CONSENT FORMS THAT ARE EXECUTED BUT CONTAIN NO VOTING INSTRUCTIONS WILL BE DEEMED TO HAVE CONSENTED TO THE HM JUNIOR LOAN AND ALL OF THE AMENDMENTS.

                                          Marriott Desert Springs Corporation
                                          General Partner

                                          /s/ Anna Mary Coburn
                                          -----------------------------------
                                          Anna Mary Coburn
                                          Secretary

Date: August 29, 1997
Bethesda, Maryland

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                        CONSENT SOLICITATION STATEMENT

  This Consent Solicitation Statement is being furnished to you as a holder of units of limited partnership interest ("Units") of Desert Springs Marriott Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with the solicitation of consents of limited partners of the Partnership (the "Limited Partners") by Marriott Desert Springs Corporation, a Delaware corporation and the general partner of the Partnership (the "General Partner"), to approve (i) the incurrence by the Partnership of $59.7 million of subordinated indebtedness (the "HM Junior Loan") to DSM Finance LLC (the "Junior Lender"), a Maryland limited liability company which is a wholly owned subsidiary of the General Partner and an affiliate of Host Marriott Corporation ("Host Marriott"), as more fully described below, and (ii) certain amendments (described below) to the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The General Partner is soliciting your consent to the HM Junior Loan and the amendments in connection with refinancing of the Partnership's existing $160 million mortgage debt which matures on October 31, 1997. See "Background--The Proposed Refinancing" below. This Consent Solicitation Statement is first being sent or furnished to holders of Units ("Unitholders") on or about September 2, 1997.

                                    SUMMARY

THE PROPOSED REFINANCING

  Background. The Partnership's principal asset is Marriott's Desert Springs Resort and Spa (including a leased golf course) and the land on which it is located (the "Hotel"). As has been reported to the Limited Partners, the previously existing $168.2 million mortgage debt of the Partnership secured by the Hotel (the "Mortgage Debt") matured in July 1996. Prior to and following the maturity of such Mortgage Debt, the General Partner pursued a number of alternative means of refinancing the Mortgage Debt. On December 23, 1996, pursuant to an agreement with the Partnership, GMAC Commercial Mortgage Corporation ("GMAC") purchased the Mortgage Debt of the Partnership from a group of banks and amended and restated certain terms thereof (as amended and restated, the "Bridge Loan"). The Bridge Loan consists of $160 million of mortgage debt and matures on October 31, 1997. Failure to refinance or extend the Bridge Loan upon maturity will constitute a default and could result in foreclosure on the Hotel by the Bridge Loan lender.

  The General Partner currently is pursuing two alternatives to refinance the Bridge Loan. Each alternative would require that certain amendments be made to the Partnership Agreement.

  Loan Alternative A. One of the two alternatives to refinance the Bridge Loan would involve a loan from Goldman Sachs Mortgage Company ("GSMC") consisting of two tranches of debt: (i) a senior loan to a newly formed wholly owned subsidiary of the Partnership that would own the Hotel, which senior loan would be secured by a first mortgage lien on the Hotel, in a principal amount up to $103 million (with the final amount to be determined based upon the net cash flow at the Hotel and prevailing interest rates) (the "Senior Loan") and
(ii) a junior loan to the Partnership, which junior loan would be secured by the Partnership's direct and indirect ownership interests in the Partnership's newly formed subsidiary, in a principal amount equal to $57 million or such greater amount that, when combined with the principal amount of the Senior Loan, would total $160 million ("Alternative A"). Alternative A would enable the Partnership to refinance the Bridge Loan. In connection with the closing of the Bridge Loan, on December 23, 1996, the General Partner entered into a commitment letter with GSMC setting forth the terms of Alternative A. Under Alternative A, the funds used to refinance the Bridge Loan would come from GSMC, which is not an affiliate of the Partnership.

  Loan Alternative B. The other alternative ("Alternative B") would involve a refinancing consisting of the Senior Loan from GSMC as described in Alternative A, a subordinate tranche of debt from GSMC to the Partnership in the principal amount of $20 million (the "Mezzanine Loan") secured by the Partnership's direct and indirect ownership interests in the Partnership's newly formed subsidiary, and the HM Junior Loan in the amount of $59.7 million from the Junior Lender to the Partnership as a subordinate junior tranche secured, if consented to by the lender of the Mezzanine Loan, on a subordinated basis by the Partnership's direct and indirect ownership interests in the Partnership's newly formed subsidiary. Alternative B is expected to result in $22.7 million of proceeds in excess of that needed to refinance the Bridge Loan, which would be distributed by the Partnership to its partners, resulting in a distribution to Unitholders of $25,000 per Unit. Under the terms of the HM Junior Loan, the Junior Lender would receive 30% of any "excess cash flow"/1/ available annually, plus 30% of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan. Under Alternative B, the funds for the HM Junior Loan would come from an affiliate of the Partnership, but the Senior Loan and Mezzanine Loan would come from GSMC, which is not an affiliate of the Partnership.

  The Senior Loan. Under both Alternative A and Alternative B, the senior tranche of debt would consist of the Senior Loan by GSMC to a newly formed, wholly owned bankruptcy remote subsidiary of the Partnership (the "New Sub"). The New Sub would be a limited partnership or a limited liability company. The Senior Loan would be secured by a first mortgage lien on the Hotel in the principal amount up to $103 million (with the final amount to be determined based upon the net cash flow at the Hotel and prevailing interest rates). For the first 12.5 years of its 25-year term, the Senior Loan would bear interest at a fixed rate equal to the yield on 12-year U.S. Treasury securities plus
1.9 percentage points (8.6%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) and would amortize over a 25-year schedule. After 12.5 years, if the Senior Loan has not been repaid, the interest rate would increase by 2 percentage points above the greater of the interest rate at closing or the then current yield on 12 year U.S. Treasury Securities and all revenues in excess of the debt service payments on the Senior Loan and payments for certain reserve accounts, capital expenditures and Partnership administrative expenses would be applied to amortize the principal balance of the Senior Loan.

  The terms of the Senior Loan under both Alternative A and Alternative B contemplate that, consistent with applicable rating agency requirements, the Partnership would contribute the Hotel to the New Sub in exchange for 100% of the direct and indirect interests in the New Sub. This structure would create a bankruptcy remote entity (i.e., the New Sub) which would be the borrower under the Senior Loan. The Partnership Agreement does not currently permit this contribution, and accordingly each of Alternative A and Alternative B is contingent on the approval by the Limited Partners of an amendment that would permit such a contribution. See Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries, for a discussion of the amendments to the Partnership Agreement needed to effect the contribution.

  Subordinated Debt under Alternative A. Under Alternative A, the principal amount of the junior loan would be equal to $57 million or such greater amount that, when combined with the Senior Loan amount, totals $160 million (the
"GSMC Junior Loan"). The GSMC Junior Loan would be secured by the
Partnership's direct and indirect ownership interests in the New Sub. Approximately $35.1 million of the GSMC Junior Loan would bear interest at a fixed rate equal to the yield on 12-year U.S. Treasury securities plus 6.5 percentage points (13.2%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) with an amortization schedule based upon a 12.5-year term. The remaining approximately $21.9 million of the GSMC Junior Loan would bear interest at 20% with amortization to be paid from all remaining "excess cash flow." As a result of the amortization provisions of the GSMC Junior Loan, all of the Partnership's remaining cash flow after paying interest and principal payments on the Senior Loan and the $35.1 million tranche of the GSMC Junior Loan and interest on the $21.9 million tranche of the GSMC Junior Loan would be utilized to service this debt and, accordingly, no funds would be available for distribution by the Partnership to the partners during the time the $21.9 million tranche of the GSMC Junior Loan is outstanding (estimated to be approximately 8 years, assuming annual profit growth of 2.5% and the indicated interest rates). The weighted average interest rate for the GSMC Junior Loan would be 15.8% based on current conditions.
--------
/1/"Excess cash flow" is defined for purposes of the GSMC Junior Loan and the HM Junior Loan as amounts remaining after deductions from gross revenues as permitted under the Operating Lease or Management Agreement, golf course ground lease payments, monthly scheduled debt service on the Senior Loan, capital expenditures, deposits to maintain six months of debt service payments for the Senior Loan into the debt service liquidity reserve, monthly scheduled debt service on the $35.1 million tranche of the GSMC Junior Loan or the Mezzanine Loan, as the case may be, interest on the $21.9 million tranche of the GSMC Junior Loan, if applicable, Partnership administrative expenses, deposits to maintain six months of debt service payments for the $35.1 million tranche of the GSMC Junior Loan or the Mezzanine Loan, as the case may be, deposits to maintain six months of debt service payments for the $21.9 million tranche of the GSMC Junior Loan, if applicable, and debt service payments for the HM Junior Loan, if applicable.

  Subordinated Debt under Alternative B. Under Alternative B, the junior portion of the refinancing also would consist of two tranches of debt. The first tranche would be the Mezzanine Loan of approximately $20 million of debt from GSMC to the Partnership secured by a lien on the Partnership's 100% direct and indirect ownership interests in the New Sub, bearing interest at a fixed rate equal to the yield on 12-year U.S. Treasury securities plus 4.5 percentage points (11.2%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) and amortizing over 12.5 years. The second tranche of debt under Alternative B would consist of the HM Junior Loan. The HM Junior Loan would be in the principal amount of $59.7 million from the Junior Lender to the Partnership and if consented to by the lender of the Mezzanine Loan would be secured by a subordinate lien on the Partnership's direct and indirect ownership interests in the New Sub, and would bear interest at a rate of 13%. The HM Junior Loan would be for a term of 30 years and would provide for payments of interest only of $7,765,000 per year with no amortization of principal for the first 12.5 years with a 17.5 year amortization schedule providing for payments of principal and interest in the amount of $8,801,000 per year thereafter. The weighted average interest rate for the Mezzanine Loan and the HM Junior Loan would be 12.6% based on current conditions. To the extent that the Partnership's cash flow remaining after payment of the interest and principal payments due on the Senior Loan and the Mezzanine Loan is insufficient to pay interest on the HM Junior Loan, interest on the HM Junior Loan would be deferred and would accrue and compound and be payable from future cash flow. Based on recent operating performance and cash flows of the Partnership, the General Partner believes that it is reasonably likely that the Partnership will generate sufficient cash flow to allow for debt service on the HM Junior Loan.

  The General Partner believes that the combination of a lower stated interest rate and reduced amortization requirements under Alternative B will increase the possibility that the Partnership will generate cash flow for distribution. In exchange for the lower stated interest rate and reduced amortization requirements, however, the Junior Lender would receive 30% of any "excess cash flow" available annually, plus 30% of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan. This 30% participation would reduce the amount of "excess cash flow" available to the Partnership for distribution or other uses (such as capital expenditures or a reserve for future refinancing costs) in accordance with the Partnership Agreement. Based on the recent operating performance and cash flows of the Partnership, and assuming the proposed refinancing described as Alternative B were in place for the full fiscal year 1997, the General Partner estimates that the 30% participation would reduce the amount available for distribution or other uses in accordance with the Partnership Agreement by approximately $9,000 ($10 per Unit) for the year ending December 31, 1997. The HM Junior Loan would not require "excess cash flow" to be used to amortize principal, and amounts paid to the Junior Lender pursuant to the 30% participation provision would not reduce the amount of outstanding principal.

  Alternative B is expected to result in $22.7 million of proceeds in excess of that needed to refinance the Bridge Loan, which would be distributed by the Partnership to its partners, resulting in a distribution to Unitholders of $25,000 per Unit. The General Partner estimates that a Limited Partner who acquired its Unit on the date of closing of the original private placement of the Units will not currently owe taxes on the $25,000 distribution. The General Partner believes that, if approved, the HM Junior Loan would:

  .  permit a distribution of $25,000 per Unit to Unitholders;
  . increase the possibility of cash being available for distribution to Limited Partners during the term of the HM Junior Loan.
  . result in sharing with the Junior Lender (and indirectly the General Partner and Host Marriott) a portion of any "excess cash flow" and a portion of any net capital/residual proceeds after full payment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan as well as the payment of interest on the HM Junior Loan to the Junior Lender;
  . result in lower interest rates (including the costs of the Junior Lender's participation in excess cash flow and any net capital/residual proceeds) for the Partnership than under Alternative A;
  . result in lower loan origination fees for the Partnership than under Alternative A; and
  . provide more flexible payment terms which will reduce the likelihood of a subsequent default on the outstanding indebtedness of the Partnership.

                             FLOW OF LOAN PROCEEDS
                                 (IN MILLIONS)



[FLOW CHART APPEARS HERE]

                                                [FLOW CHART APPEARS HERE]


SUMMARY OF THE PROPOSALS

  Pursuant to this Consent Solicitation Statement, the General Partner is asking Limited Partners to consider and vote upon:

    (1) incurrence of the HM Junior Loan (See Proposal No. 1--The HM Junior Loan Proposal);

    (2) an amendment to the Partnership Agreement to authorize the General Partner to form or organize one or more subsidiaries of the Partnership, to contribute assets of the Partnership to any such subsidiary in exchange for the equity interests in such subsidiary, and to delegate its authority to manage any such subsidiary to a governing entity or other body (such as a board of directors) in order to effect a structured refinancing such as the proposed refinancing in each of Alternative A and Alternative B (See Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries);

    (3) an amendment to the Partnership Agreement to amend the definition of "Affiliate" to make clear that a publicly-traded entity (such as Marriott International, Inc. ("Marriott International")) will not be deemed an affiliate (referred to herein as "Affiliates" as defined in the Partnership Agreement) of the General Partner or any of its Affiliates unless a person or group of persons directly or indirectly owns twenty percent (20%) or more of the outstanding common stock of both the General Partner (or any of its Affiliates) and such other entity (See Proposal No. 3--Amendment to the Definition of Affiliate);

    (4) an amendment to the Partnership Agreement to revise the provisions relating to the authority of the General Partner to permit the General Partner, without obtaining the consent of the Limited Partners, to sell or otherwise transfer the Hotel to an independent third party (See Proposal No. 4--Amendments to the Authority of the General Partner);

    (5) an amendment to the Partnership Agreement that would allow the General Partner to incur indebtedness in order to capitalize the Junior Lender (which will make the HM Junior Loan to the Partnership) (See Proposal No. 5--Amendment to the Authority of the General Partner Relating to Indebtedness);

    (6) amendments to the Partnership Agreement to (a) revise the provisions limiting the voting rights of the General Partner and its Affiliates to permit the General Partner and its Affiliates to have full voting rights with respect to all Units acquired by the General Partner and its Affiliates except on matters where the General Partner or its Affiliates have an actual economic interest other than as a Unitholder or general partner or other than as a result of a person or persons directly or indirectly owning less than twenty percent (20%) of the outstanding common stock of (i) the General Partner or any of its Affiliates and (ii) a publicly traded company (an "Interested Transaction"), and (b) establish special voting standards with respect to those Interested Transactions requiring a vote of Limited Partners to permit action to be taken only if
  (i) a majority of Units held by Limited Partners other than the General Partner and its Affiliates are present in person or by proxy or consent for the vote on an Interested Transaction and (ii) the Interested Transaction is approved by Limited Partners holding a majority of the outstanding Units, with all Units held by the General Partner and its Affiliates being voted in the same manner as a majority of the Units actually voted by Limited Partners other than the General Partner and its Affiliates (See Proposal No. 6--Amendments to Voting Provisions);

    (7) amendments to the Partnership Agreement to amend certain terms and sections of the Partnership Agreement in order to (a) reflect the fact that after the division of Marriott Corporation's operations into two separate public companies in 1993, Host Marriott (formerly known as Marriott Corporation) no longer owns the management business conducted by Marriott International, (b) delete certain obsolete references to entities and agreements that are no longer in existence and (c) update the Partnership Agreement to reflect the passage of time since the formation of the Partnership (See Proposal No. 7--Clarifying Amendments); and

    (8) an amendment to the Partnership Agreement to permit the General Partner, without the consent of the Limited Partners, to make any amendment to the Partnership Agreement as is necessary to clarify or update the provisions thereof so long as such amendment does not adversely affect the rights of Unitholders under the Partnership Agreement in any material respect (See Proposal No. 8--Amendment to the Amendment Provisions).

  Approval of Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries is required in order to consummate both Alternative A and Alternative B to refinance the Bridge Loan. Approval of Proposal Nos. 3, 4, 5 and 6 are conditions to the Junior Lender making the HM Junior Loan and together with Proposal No. 2 (collectively, the "Required Amendments") and Proposal No. 1--The HM Junior Loan Proposal are required in order to consummate Alternative B to refinance the Bridge Loan and distribute to Unitholders $25,000 per Unit. Approval of Proposal Nos. 7 and 8 (the "Additional Amendments") is not required to consummate either Alternative A or Alternative B to refinance the Bridge Loan. (Together, the Required Amendments and the Additional Amendments are sometimes hereinafter referred to as the "Amendments.") It is the current intention of the General Partner to enter into the HM Junior Loan if Proposal No. 1--The HM Junior Loan Proposal and the Required Amendments are approved.

  See "Proposal No. 1--The HM Junior Loan Proposal" for a description and discussion of the effects of the HM Junior Loan. See Proposal Nos. 2 through 8 for a description and discussion of the effects of the proposed Amendments. For the actual text of all the Amendments, see the copy of the Partnership Agreement, as proposed to be amended, attached hereto as Appendix A.

  For a discussion of the procedures and requirements for voting, see "Voting Rights and Information."

  THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS VOTE FOR PROPOSAL NO. 2--AMENDMENT TO AUTHORITY OF GENERAL PARTNER RELATING TO SUBSIDIARIES, THE APPROVAL OF WHICH IS REQUIRED IN ORDER TO CONSUMMATE EITHER ALTERNATIVE A OR ALTERNATIVE B TO REFINANCE THE BRIDGE LOAN.

  THE GENERAL PARTNER MAKES NO RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO VOTE FOR OR AGAINST THE HM JUNIOR LOAN OR THE AMENDMENTS OTHER THAN PROPOSAL NO. 2--AMENDMENT TO AUTHORITY OF GENERAL PARTNER RELATING TO SUBSIDIARIES. EACH LIMITED PARTNER MUST MAKE HIS OR HER OWN DECISION WHETHER OR NOT TO VOTE FOR OR AGAINST PROPOSAL NO. 1--THE HM JUNIOR LOAN PROPOSAL AND THE AMENDMENTS.

  THE GENERAL PARTNER IS A WHOLLY OWNED SUBSIDIARY OF HOST MARRIOTT AND THE SOLE MEMBER OF THE JUNIOR LENDER AND, THEREFORE, HAS SUBSTANTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE HM JUNIOR LOAN AND THE AMENDMENTS OTHER THAN PROPOSAL NO. 2--AMENDMENT TO AUTHORITY OF GENERAL PARTNER RELATING TO SUBSIDIARIES. THE GENERAL PARTNER BELIEVES THAT THE TERMS OF THE HM JUNIOR LOAN ARE FAIR TO THE PARTNERSHIP AND HAS OBTAINED AN OPINION OF BT SECURITIES CORPORATION, AN INDEPENDENT INVESTMENT BANKING FIRM, THAT THE TERMS OF THE HM JUNIOR LOAN ARE FAIR TO THE PARTNERSHIP AND ITS LIMITED PARTNERS FROM A FINANCIAL POINT OF VIEW.

  THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS AUGUST 29, 1997.

                         VOTING RIGHTS AND INFORMATION

RECORD DATE

  The General Partner has set the close of business on August 28, 1997 as the Record Date for the determination of Limited Partners entitled to notice of and to vote upon Proposal No. 1--The HM Junior Loan Proposal and the proposed Amendments (collectively, the "Proposals"). Only Unitholders of record as of the Record Date who have been admitted to the Partnership as Limited Partners will be entitled to vote upon the Proposals. On the Record Date, there were 900 Units issued and outstanding, held of record by 1,136 Unitholders. The Partnership has no other class of securities.

REQUIRED VOTE

  Under the Partnership Agreement, Limited Partner approval of the Proposals requires the affirmative consent of Limited Partners (excluding the General Partner and certain of its Affiliates) holding a majority of the issued and outstanding Units. Accordingly, an abstention or failure to return the enclosed Consent Form will have the same effect as a vote AGAINST the Proposals. With the exception of (i) the General Partner and its Affiliates and (ii) Limited Partners who have any unpaid capital contributions or any unpaid late or interest charges related thereto ("Defaulting Limited Partners"), each Unitholder who has been admitted to the Partnership as a Limited Partner is entitled to cast one vote for each Unit held of record on each of the Proposals. Holders of half-Units are entitled to cast half a vote for each half-Unit held of record as a Limited Partner. Units held by the General Partner and its Affiliates, if any, or by a Unitholder who has not been admitted as a Limited Partner cannot be voted. As of the date hereof, no Units are owned by the General Partner or its Affiliates, one-half Unit is held by a Defaulting Limited Partner, and all Unitholders of record have been admitted as Limited Partners.

SOLICITATION PERIOD

  The Solicitation Period is the time during which Limited Partners may vote for or against the Proposals. The Solicitation Period will commence upon delivery of this Consent Solicitation Statement and the Consent Form and will continue until the later of 5:00 p.m., New York City time, on Friday, September 26, 1997, or such later date chosen by the General Partner and as to which notice is given to Unitholders. The General Partner, in its sole discretion, may elect to extend the Solicitation Period. Notice to Unitholders of such an extension will be by written notice mailed or otherwise provided to Unitholders.

EXECUTION AND REVOCATION OF CONSENTS

  A Consent Form is included with this Consent Solicitation Statement. All Consent Forms that are properly executed and returned to GEMISYS, Inc. ("GEMISYS") prior to the expiration of the Solicitation Period will be voted in accordance with the instructions contained therein. ALL PROPERLY EXECUTED CONSENT FORMS THAT CONTAIN NO VOTING INSTRUCTIONS WILL BE DEEMED TO HAVE CONSENTED TO THE HM JUNIOR LOAN AND ALL OF THE AMENDMENTS. Consent Forms will be effective only when actually received by GEMISYS at the address or facsimile number set forth below. Consent Forms may be withdrawn at any time prior to the expiration of the Solicitation Period. In addition, subsequent to the submission of a Consent Form, but prior to the expiration of the Solicitation Period, Limited Partners may change their votes. For a withdrawal or change of vote to be effective, Limited Partners must execute and deliver, prior to the expiration of the Solicitation Period, a subsequently dated Consent Form or a written notice stating that the consent is withdrawn to GEMISYS, Inc., Attention: Proxy Department, 7103 South Revere Parkway, Englewood, Colorado 80112, facsimile number (800) 387-7365. Consent Forms and notices of withdrawal or change of vote dated or received after the expiration of the Solicitation Period will not be valid. Questions concerning (i) how to complete the Consent Form, (ii) where to remit the Consent Form and (iii) obtaining additional Consent Forms should be directed to Trust Company of America (the "Information Agent"), 7103 South Revere Parkway, Englewood, Colorado 80112, (800) 955-9033. Substantive questions concerning the Consent Form should be directed to Investor Relations at Host Marriott, at (301) 380-2070.

CONSUMMATION OF THE REFINANCING ALTERNATIVES AND THE HM JUNIOR LOAN

  If Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries is not approved, neither Alternative A nor Alternative B will be consummated. This could result in a default under the Bridge Loan and foreclosure on the Hotel by the Bridge Loan lender.

  If Proposal No. 1--The HM Junior Loan Proposal and the Required Amendments are approved by the Limited Partners, the HM Junior Loan, the Mezzanine Loan and the Senior Loan will be entered into as soon as practicable following the expiration date of the Solicitation Period. If, for any reason, the Required Amendments do not receive Limited Partner approval, however, the HM Junior Loan will not be implemented, even if it receives Limited Partner Approval, and no cash distribution will be made to the Unitholders.

  If Proposal No. 1--The HM Junior Loan Proposal is not approved and Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries is approved, the General Partner will enter into the refinancing described as Alternative A as soon as practicable following the expiration of the Solicitation Period.

EFFECTIVE TIME OF AMENDMENTS

  If approved by the Limited Partners, each approved Amendment will become effective when the General Partner executes a Second Amended and Restated Agreement of Limited Partnership incorporating such Amendments in accordance with the Partnership Agreement, which will occur as soon as practicable following the expiration date of the Solicitation Period.

NO SPECIAL MEETING

  The Partnership Agreement does not require a special meeting of Limited Partners to consider the Proposals. Accordingly, no such meeting will be held.

COST OF SOLICITATION

  Host Marriott has retained the Information Agent at an estimated cost of $4,500 plus reimbursement of expenses to assist in the solicitation of consents. The total cost of the solicitation is expected to be approximately $15,000. Expenses of this solicitation, including the cost of preparing and mailing this Consent Solicitation Statement, will be borne 85% by Host Marriott (representing the approximate cost of Proposal No. 1 and Proposal Nos. 3 through 8) and 15% by the Partnership (representing the approximate cost of Proposal No. 2). In addition, consents may be solicited by directors, officers and employees of Host Marriott in person or by mail, telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements also will be made to furnish copies of solicitation materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of Units. Such persons will be reimbursed for reasonable expenses incurred in connection therewith.

    POTENTIAL CONFLICTS OF INTEREST RELATING TO THE HM JUNIOR LOAN PROPOSAL

  The General Partner is a wholly owned subsidiary of Host Marriott and the sole member of the Junior Lender, and, therefore, has substantial conflicts of interest with respect to the HM Junior Loan and the Amendments other than Proposal No. 2--Amendment to Authority of the General Partner Relating to Subsidiaries. In the event Proposal No. 1--The HM Junior Loan Proposal and the Required Amendments are approved and the HM Junior Loan is consummated, the terms of the HM Junior Loan provide for the Junior Lender, a wholly owned subsidiary of the General Partner and an affiliate of Host Marriott, to receive 30% of any excess cash flow available annually, plus 30% of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan. Under the terms of the HM Junior Loan, the Junior Lender would be paid interest on the principal amount of the HM Junior Loan. The General Partner believes that the terms of the HM Junior Loan are fair to the Partnership and has obtained an opinion of BT

Securities Corporation, an independent investment banking firm, that the terms of the HM Junior Loan are fair to the Partnership and its Limited Partners from a financial point of view. For a discussion of potential conflicts of interest relating to the ongoing business of the Partnership, see "Conflicts of Interest Relating to Ongoing Business of the Partnership."

                                  BACKGROUND

THE PROPOSED REFINANCING

  As has been reported to the Limited Partners, the previously existing $168.2 million Mortgage Debt of the Partnership, secured by the Hotel, matured in July 1996. During the period from April 1995 until the closing of the Bridge Loan, the General Partner pursued a number of alternative means to refinance the Mortgage Debt. During this time, the General Partner contacted approximately twelve different lenders active in the hotel lending market. With the exception of the Bridge Loan lender and the commitment letter from GSMC, the General Partner was unable to identify any lender or group of lenders that would refinance the entire Mortgage Debt as a single loan or combination of loans. The General Partner believes that the limited interest in refinancing the Mortgage Debt was because the loan to value relationship for the Mortgage Debt (approximately 84% as of December 23, 1996) greatly exceeds the loan to value relationship in the range of approximately 50% for first mortgage financing that the General Partner believes lenders active in the current financial market generally are willing to accept for loans of this type. (The loan to value relationship of the Bridge Loan was approximately 75% as of May 31, 1997.) Additionally, the potential lenders expressed reservations concerning the Hotel's seasonality and the susceptibility of the resort hotel market to economic fluctuations.

  On December 23, 1996, pursuant to an agreement with the Partnership, GMAC funded the Bridge Loan by purchasing the Partnership's existing Mortgage Debt secured by the Hotel from a group of banks, including the First National Bank of Chicago, Credit Lyonnais (New York and Cayman Islands branches), Societe Generale and Sumitomo Trust & Banking Co., Ltd., and amending and restating certain terms thereof. The Bridge Loan required that approximately $8.2 million of the Partnership's cash reserves be applied to the principal of the existing Mortgage Debt, so that the outstanding balance of the Bridge Loan was reduced to $160 million. The Bridge Loan matures on October 31, 1997. Failure to refinance or extend the Bridge Loan upon maturity will constitute a default and could result in foreclosure on the Hotel by the Bridge Loan lender.

  In connection with the closing of the Bridge Loan, on December 23, 1996, the General Partner entered into a commitment letter with GSMC on the terms described as Alternative A below. The commitment letter from GSMC was the only proposal presented to the Partnership during the General Partner's search for refinancing of the Mortgage Debt that would provide for the refinancing of substantially all of the Mortgage Debt.

  The General Partner currently is pursuing two alternatives to refinance the Bridge Loan. Each alternative would require that certain amendments be made to the Partnership Agreement. The General Partner currently is not exploring any alternatives to refinance the Bridge Loan other than the two alternatives presented below. Accordingly, failure to consummate Alternative A or Alternative B would necessitate finding a new means of refinancing the Bridge Loan and, if such alternative was not found, would result in default under the Bridge Loan.

  Loan Alternative A. The first alternative, Alternative A, would involve a loan from GSMC consisting of two tranches of debt: (i) a senior loan to a newly formed wholly owned subsidiary of the Partnership that would hold the Hotel, which senior loan would be secured by a first mortgage lien on the Hotel, in a principal amount up to $103 million (with the final amount to be determined based upon the net cash flow at the Hotel and prevailing interest rates) and (ii) a junior loan to the Partnership, which junior loan would be secured by the Partnership's 100% direct and indirect ownership interests in the newly formed subsidiary, in a principal amount equal to $57 million or such greater amount that, when combined with the principal amount of the senior loan, would total $160 million. Under Alternative A, the funds used to refinance the Bridge Loan would come from GSMC, which is not an affiliate of the Partnership.

  Loan Alternative B. The other alternative, Alternative B, would involve a refinancing consisting of the senior tranche of debt from GSMC as described in Alternative A, the Mezzanine Loan from GSMC in the principal amount of $20 million, and the HM Junior Loan from the Junior Lender in the principal amount of $59.7 million, as a subordinated junior tranche. Alternative B is expected to result in $22.7 million of proceeds in excess of that needed to refinance the Bridge Loan, which would be distributed by the Partnership to its partners, resulting in a distribution to Unitholders of $25,000 per Unit. Under the terms of the HM Junior Loan, the Junior Lender would receive 30% of any "excess cash flow" available annually, plus 30% of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan. Under Alternative B, the funds for the HM Junior Loan would come from an affiliate of the Partnership, but the Senior Loan and Mezzanine Loan would come from GSMC, which is not an affiliate of the Partnership. If the HM Junior Loan Proposal and the Required Amendments are approved, it is the current intention of the General Partner to refinance the Bridge Loan under Alternative B.

  The Senior Loan. Under both Alternative A and Alternative B, the senior tranche of debt would consist of a senior loan by GSMC to the New Sub. The New Sub would be a limited partnership or a limited liability company. The Senior Loan would be secured by a first mortgage lien on the Hotel in a principal amount up to $103 million (with the final amount to be determined based upon the net cash flow at the Hotel and prevailing interest rates). For the first
12.5 years of its 25-year term, the Senior Loan would bear interest at a fixed rate equal to the yield on 12-year U.S. Treasury securities plus 1.9 percentage points (8.6%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) and would amortize over a 25-year schedule. After 12.5 years, if the Senior Loan has not been repaid, the interest rate would increase by 2 percentage points above the greater of the interest rate at closing or the then current yield on 12 year U.S. Treasury Securities and all revenues in excess of the debt service payments on the Senior Loan and payments for certain reserve accounts, capital expenditures and Partnership administrative expenses would be applied to amortize the principal balance of the Senior Loan.

  The terms of the Senior Loan under both Alternative A and Alternative B contemplate that, consistent with applicable rating agency requirements, the Partnership would contribute the Hotel to the New Sub in exchange for 100% of the direct and indirect ownership interests in the New Sub. This structure would create a bankruptcy remote entity (i.e., the New Sub) which would be the borrower under the Senior Loan. This type of structure allows the Partnership to separate the source of repayment of a loan (the Hotel) from the Partnership, to insulate the lender to the bankruptcy remote subsidiary from the claims of creditors to the Partnership and to increase the loan to value relationship, thereby enabling the Partnership to obtain more favorable loan terms than could be obtained otherwise. The Partnership Agreement does not currently permit this contribution, and accordingly, each of Alternative A and Alternative B is contingent on the approval by the Limited Partners of an amendment that would authorize such a contribution. See Proposal No. 2-- Amendments to Authority of the General Partner Relating to Subsidiaries, for a discussion of the amendments to the Partnership Agreement needed to effect the contribution.

  Subordinated Debt under Alternative A. Under Alternative A, the GSMC Junior Loan would be in an aggregate principal amount equal to $57 million (or such greater amount that, when combined with the principal amount of the Senior Loan, would total $160 million) and would have a 12.5-year term. The GSMC Junior Loan would be secured by the Partnership's 100% direct and indirect ownership interests in the New Sub. Approximately $35.1 million of the GSMC Junior Loan would bear interest at a fixed rate equal to the yield on 12-year U.S. Treasury securities plus 6.5 percentage points (13.2%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) with an amortization schedule based upon a 12.5-year term. The remaining approximately $21.9 million of the GSMC Junior Loan would bear fixed interest at 20% with amortization to be paid from all remaining excess cash flow. The weighted average interest rate of the GSMC Junior Loan would be 15.8% based on current conditions. As a result of the amortization provisions of the GSMC Junior Loan, all of the Partnership's remaining cash flow would be utilized to service this debt and, accordingly, no funds would be available for distribution by the Partnership to its partners during the time the $21.9 million tranche of the GSMC Junior Loan is outstanding (estimated to be approximately 8 years, assuming annual profit growth of 2.5% and the indicated interest rates).

  Subordinated Debt under Alternative B. Under Alternative B, the junior portion of the refinancing would consist of two tranches of debt. The first tranche would be the Mezzanine Loan of $20 million from GSMC to the Partnership secured by a lien on the Partnership's 100% direct and indirect ownership interests in the New Sub, bearing interest at a fixed rate equal to the yield on 12-year U.S. Treasury securities plus 4.5 percentage points (11.2%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) and amortizing over 12.5 years. The interest rate for the Mezzanine Loan could be increased by one percentage point if certain conditions relating to the ownership structure of the New Sub are not satisfied by March 31, 1998. See, Proposal No. 2--Amendment of Authority of the General Partner Relating to Subsidiaries. GSMC also has retained the right to place the Mezzanine Loan with a different lender on the same terms at some time in the future.

  The second tranche under Alternative B would consist of the HM Junior Loan. The HM Junior Loan would be in a principal amount of $59.7 million from the Junior Lender to the Partnership, would be secured if consented to by the Lender of the Mezzanine Loan by a subordinated lien on the Partnership's 100% direct and indirect ownership interests in the New Sub, and would bear interest at a fixed rate of 13%. The weighted average interest rate of the Mezzanine Loan and the HM Junior Loan would be 12.6% based on current conditions. The HM Junior Loan would be for a term of 30 years and would provide for payments of interest only of $7,765,000 per year with no amortization of principal for the first 12.5 years, with a 17.5 year amortization schedule providing for payments of principal and interest in the amount of $8,801,000 per year thereafter. To the extent that the Partnership's cash flow remaining after payment of the debt service due on the Senior Loan and the Mezzanine Loan is insufficient to pay interest on the HM Junior Loan, interest on the HM Junior Loan would be deferred and would accrue and compound and be payable from future cash flow. Based on recent operating performance and cash flows of the Partnership, the General Partner believes that it is reasonably likely that the Partnership will generate sufficient cash flow to allow for debt service on the HM Junior Loan.

  The General Partner believes that the combination of a lower stated interest rate and reduced amortization requirements under Alternative B will increase the possibility that the Partnership will generate cash flow for distribution. In exchange for the lower stated interest rate and reduced amortization requirements, however, the Junior Lender would receive 30% of any "excess cash flow" available annually, plus 30% of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan. This 30% participation would reduce the amount of "excess cash flow" available to the Partnership for distribution or other uses (such as capital expenditures or a reserve for future refinancing costs) in accordance with the Partnership Agreement. Based on the recent operating performance and cash flows of the Partnership, and assuming the proposed refinancing described as Alternative B were in place for the full fiscal year 1997, the General Partner estimates that the 30% participation would reduce the amount available for distribution or other uses in accordance with the Partnership Agreement by approximately $9,000 ($10 per Unit) for the year ending December 31, 1997. The HM Junior Loan would not require "excess cash flow" to be used to amortize principal, and amounts paid to the Junior Lender pursuant to the 30% participation provision would not reduce the amount of outstanding principal.

  Alternative B is expected to result in $22.7 million of proceeds in excess of that needed to refinance the Bridge Loan, which would be distributed by the Partnership to its partners, resulting in a distribution to Unitholders of $25,000 per Unit.

  Commitment Fees. Pursuant to the commitment letter for Alternative A, the Partnership is obligated to pay to GSMC a commitment fee equal to $2.7 million, representing $1.6 million (1.5% of the Senior Loan) plus $1.1 million (2% of the GSMC Junior Loan) (the "Commitment Fee"). The Partnership paid approximately $1.3 million of the Commitment Fee, in the form of a non-refundable deposit, upon execution of the commitment letter. The balance of the Commitment Fee, representing approximately $555,000 for the Senior Loan and approximately $835,000 for the GSMC Junior Loan, will be due upon closing of Alternative A. If the Partnership subsequently elects to obtain financing from a source other than GSMC, Host Marriott or Marriott International, the approximate $1.4 million unpaid balance of the Commitment Fee, plus $1.6 million (1% of the full amount of the principal amount of the Alternative A loans), will be due as liquidated damages. If the Partnership elects to consummate Alternative B, however, the Partnership will be obligated to pay the unpaid portion of the Commitment Fee for the Senior Loan ($555,000) and a 1.5% fee ($300,000) to GSMC as a commitment fee for the Mezzanine Loan. Accordingly, the Partnership expects that it could enter into the Mezzanine Loan and the HM Junior Loan under Alternative B by paying to GSMC the additional fee of only $300,000 with respect to the junior portion of the refinancing, whereas incurring the GSMC Junior Loan portion of Alternative A would require payment of additional fees of $835,000. Under both Alternative A and Alternative B, GSMC will be entitled to retain the previously paid non-refundable deposit.

  Comparison of Terms. The following table sets forth for comparison the material provisions of the subordinated debt refinancing provisions of Alternative A and Alternative B:

                                ALTERNATIVE A              ALTERNATIVE B
                                -------------              -------------
                                                         MEZZANINE LOAN AND
                               GSMC JUNIOR LOAN            HM JUNIOR LOAN
                               ----------------          ------------------
Cash Distribution to
 Limited Partners........ None                       $25,000 per Unit
Loan Amount.............. $57 million                $79.7 million
Base Interest Rate....... 15.8%(1)                   12.6%(2)
Loan Fees................ $835,000                   None HM Junior Loan
                                                     ($300,000 Mezzanine)
Participation by lender
 in excess cash flow and
 residual proceeds or
 value................... None                       30% HM Junior Loan(3)
Comparative Annual Loan                              (None Mezzanine)
 Cost(4)................. 15.8%                      15.3%
Term..................... 12.5 years                 30 years HM Junior
                                                     (12.5 years Mezzanine)
Target Amortization...... 12.5 year schedule         12.5 years interest only,
                                                     17.5 year schedule in
                                                     years 12.5 through 30 for
                                                     HM Junior Loan
                                                     (12.5 years Mezzanine)
Maximum Accrual(5)....... $4.4 million               No Maximum
Debt Service Liquidity
 Reserve(6).............. $5.2 million               None HM Junior Loan
                                                     ($1.5 million Mezzanine)
Security................. Partnership interests      Partnership interests
                          in newly formed subsidiary in newly formed subsidiary

--------
(1) Weighted average computed based upon the yield for 12-year U.S. Treasury securities (6.7%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) plus 6.5 percentage points with respect to $35.1 million and the interest rate of 20% with respect to $21.9 million.
(2) Weighted average computed based upon the yield for 12-year U.S. Treasury securities (6.7%, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997) plus 4.5 percentage points with respect to the Mezzanine Loan of $20 million and the interest rate of 13% with respect to the HM Junior Loan of $59.7 million.
(3) Based on the recent operating performance and cash flows of the Partnership, and assuming the proposed refinancing described as Alternative B were in place for the full fiscal year 1997, the General Partner estimates that the 30% participation would reduce the amount available for distribution or other uses in accordance with the Partnership Agreement by approximately $9,000 ($10 per Unit) for the year ending December 31, 1997.
(4) Estimated effective cost of each alternative by calculating the internal rate of return on each loan, recognizing the up-front loan points, the ongoing debt service requirements and the participation in annual cash flow and residual proceeds (assumes an annual growth rate of 2.5% applied to 1997 budgeted income and a capitalization rate of 10%), if any, applicable to each loan alternative over a ten-year period. The

    Comparative Loan Cost for Alternative B will vary based upon the annual growth rate of income of the Partnership; if the actual annual growth rate is higher than the assumed growth rate, the cost of Alternative B will increase (e.g., if the annual growth rate is 3.5% or 4.5%, the Comparative Loan Cost of Alternative B would be 15.8% and 16.4%, respectively) and if the actual annual growth rate is lower than the assumed growth rate, the cost of Alternative B will decrease (e.g., if the annual growth rate is 1.5% or 0.5%, the Comparative Loan Cost of Alternative B would be 14.8% and 14.3%, respectively).
(5) The maximum amount of unpaid principal and interest that may be accrued under the terms of the loan without causing a default.
(6) Reserve established for the benefit of the lender in the event of a shortfall in monthly payments.

  The following table sets forth a comparison of the capitalization of the Partnership as of June 20, 1997 under Alternative A and under Alternative B. The Partnership's historical financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operation are set forth in Appendix D.

                                                   AS OF JUNE 20, 1997
                                                       (UNAUDITED)
                                           -------------------------------------
                                                      (IN THOUSANDS)
                                            ACTUAL   ALTERNATIVE A ALTERNATIVE B
                                           --------  ------------- -------------
Balance Sheet Data:
  Mortgage Debt........................... $160,000    $103,000      $103,000
  Note Payable............................      --       57,000        20,000
  Due to Host Marriott and Affiliates.....      --          --         59,727
                                           --------    --------      --------
    Total Debt............................  160,000     160,000       182,727
                                           ========    ========      ========
  General Partner.........................      (79)        (79)         (306)
  Limited Partners........................  (20,359)    (20,359)      (42,859)
                                           --------    --------      --------
    Total Partners Deficit................ $(20,438)   $(20,438)     $(43,165)
                                           ========    ========      ========

  Although the GSMC Junior Loan is expected to amortize sooner than the HM Junior Loan, based on recent operating performance and cash flows of the Partnership and the combination of a lower stated interest rate and reduced amortization under Alternative B, the General Partner believes that Alternative B will increase the possibility that the Partnership will generate cash flow for distribution, particularly during the 12.5 year interest only period of the HM Junior Loan. Under Alternative A, during the time the $21.9 million tranche of the GSMC Junior Loan is outstanding (estimated to be approximately 8 years, assuming annual profit growth of 2.5% and the indicated interest rates) no cash flow for distribution would be available. However, following amortization of the $21.9 million tranche of the GSMC Junior Loan under Alternative A, the Partnership may generate cash flow for distribution and the amount of such cash flow for distribution could exceed the amount of cash flow for distribution that could be available under Alternative B.

  Fairness of the Alternatives. After evaluating the proposed terms of the GSMC Junior Loan, the Mezzanine Loan and the HM Junior Loan, the General Partner believes that the proposed terms of these loans are fair to the Partnership and the Limited Partners from a financial point of view. The General Partner believes, however, that the terms of the HM Junior Loan and the Mezzanine Loan, taken together, are more advantageous to the Partnership and the Limited Partners than the GSMC Junior Loan under Alternative A. The primary reason for this belief is the comparison of the terms of the GSMC Junior Loan with the HM Junior Loan and Mezzanine Loan taken together. In this regard, the General Partner notes that as of August 28, 1997, based on the average rate for 12-year U.S. Treasury securities during the first six months of 1997, the weighted average base interest rate for the HM Junior Loan and Mezzanine Loan taken together would be 12.6% whereas the weighted average interest rate for the GSMC Junior Loan would be 15.8%.

  In addition, the HM Junior Loan would:

    (i) allow for the distribution of $25,000 per Unit to the Unitholders upon consummation of the HM Junior Loan;

    (ii) increase the possibility of cash being available for distribution to Limited Partners during the term of the HM Junior Loan;

    (iii) result in lower interest rates (including the estimated costs of the Junior Lender's participation in excess cash flow and net capital/residual proceeds) for the Partnership than under Alternative A;

    (iv) result in lower loan origination fees for the Partnership than under Alternative A;

    (v) provide the Partnership with more flexible payment terms which will reduce the likelihood of a subsequent default on the outstanding indebtedness of the Partnership; and

    (vi) result in the Junior Lender receiving a portion of any "excess cash flow" and a portion of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan as well as the payment of interest on the HM Junior Loan to the Junior Lender. The allocation of a portion of "excess cash flow" to the Junior Lender would reduce the amount of cash flow available to the Partnership for distribution or other uses in accordance with the terms of the Partnership Agreement.

  The General Partner's belief also is based upon an opinion from a third party investment banking firm, BT Securities Corporation ("BTSC"), that the proposed terms of the HM Junior Loan are fair to the Partnership and its Limited Partners (as a separate class) from a financial point of view. Other than as described in the foregoing paragraphs, the General Partner has not performed an analysis of the financial fairness of the GSMC Junior Loan, the Mezzanine Loan and the HM Junior Loan and has relied on the BTSC opinion as to the financial fairness of the HM Junior Loan. A copy of the opinion of BTSC is attached hereto as Appendix C. In its opinion, BTSC consented to the use of its opinion in this Consent Solicitation Statement and the filing of its opinion with the Securities and Exchange Commission in connection with such use. The BTSC opinion assumed (i) that the financial information it reviewed in connection with rendering its opinion was accurate and complete and reasonably prepared on bases reflecting the best currently available information, (ii) that the terms and conditions of the Senior Loan, the Mezzanine Loan and the HM Junior Loan reviewed by BTSC accurately summarize all material terms and conditions and contain no omissions of material terms and conditions; (iii) the consummation of the Senior Loan, the Mezzanine Loan and the HM Junior Loan on identical terms and conditions to those reviewed by BTSC, and (iv) receipt of all necessary governmental and regulatory approvals. In arriving at its opinion, BTSC reviewed the terms and conditions of the Senior Loan, the Mezzanine Loan, and the HM Junior Loan, the historical financial statements of the Hotel and the Partnership, certain interim financial and operating information regarding the Hotel and the Partnership, a Partnership overview including a description of the Property and an ownership summary, the terms, interest rates and trading prices of public and private subordinated loans BTSC believed to be relevant, and a valuation analysis of the Hotel by CB Commercial Real Estate Group, Inc. BTSC also discussed the business and financial condition of the Partnership and the Hotel with certain officers and certain members of management of the General Partner of the Partnership and performed such other analyses and examinations and considered such other information, financial studies, analyses, investigations and financial, economic and market data as BTSC considered relevant (which analyses and examinations the General Partner does not believe were material to the determination made by BTSC). BTSC received a fee of $50,000 for rendering its opinion. Payment of the fee is not contingent upon approval of Alternative B. BTSC was not requested to, and did not, evaluate the fairness of Alternative A, the Consent Solicitation Statement or any of the Amendments or any other alternative transactions.

  In order to effect the proposed refinancing under either Alternative A or Alternative B, the General Partner has proposed the Amendments set forth in Proposal No. 2 below. The General Partner also is seeking Limited Partner Approval of the HM Junior Loan as set forth in "Proposal No. 1--The HM Junior Loan Proposal" and the Required Amendments to permit the refinancing under Alternative B. A more detailed summary of the terms of the HM Junior Loan is set forth in such proposal.

  Other Related Matters. In connection with the refinancing of the Mortgage Debt, the General Partner also has negotiated with Marriott Hotel Services, Inc., which is the operating tenant of the Hotel (the "Operating Tenant"), to amend the operating lease for the Hotel (the "Operating Lease") in certain respects for the Partnership's fiscal year 1997 and to convert the Operating Lease thereafter to a management agreement (the "Management Agreement") on substantially the same economic terms as the Operating Lease, with certain exceptions noted below. Upon such conversion, the Operating Tenant would become the manager of the Hotel (the "Manager"). The Management Agreement would become effective only in the event the Bridge Loan is refinanced. Under the terms of the original Operating Lease, the first $20 million of operating profit, as defined, was payable to the Partnership as the owner's priority, the next $5 million of operating profit was payable to the Operating Tenant. Any operating profit in excess of $25 million was divided 75% to the Partnership and 25% to the Operating Tenant. The Operating Lease has been amended for 1997 to provide that the first $20.5 million of operating profit is payable to the Partnership as the owner's priority, the next $2.0 million of operating profit is payable to the Operating Tenant, and any operating profit in excess of $22.5 million is payable 100% to the Partnership. For years after 1997, the Management Agreement would provide that the first $21.5 million of operating profit would be retained by the Partnership as an owner's priority, the next $1.8 million of operating profit would be paid to the Manager, and any operating profit in excess of $23.3 million would be divided 75% to the Partnership and 25% to the Manager. Other changes to the Management Agreement may be required in connection with refinancing the Bridge Loan. In connection with the conversion of the Operating Lease to the Management Agreement, the Operating Tenant has agreed to waive its right to the approximately $25 million of deferred fees owed pursuant to the Operating Lease. The Operating Tenant is a subsidiary of Marriott International. For information with regard to the relationship between Host Marriott and Marriott International, see "Proposal No. 3--Amendment to Definition of Affiliate."

INTERESTS OF CERTAIN PERSONS

  In considering whether to vote for or against the Proposals, Limited Partners should be aware that the General Partner is a wholly owned direct subsidiary of Host Marriott and the sole member of the Junior Lender. Accordingly, the General Partner has substantial conflicts of interest with respect to this consent solicitation and makes no recommendation to any Limited Partner as to whether to vote for or against the HM Junior Loan or the Amendments other than Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries. Assuming the approval of Proposal No. 1--The HM Junior Loan Proposal and the Required Amendments, Host Marriott, through the General Partner and the Junior Lender, will have a claim to the assets of the Partnership superior to that of the Limited Partners in the event of a default on the HM Junior Loan.

PURPOSE OF THIS CONSENT SOLICITATION

  The General Partner is soliciting the consents of the Limited Partners in connection with the proposed refinancing of the Bridge Loan to permit the restructuring necessary to implement such refinancing and to permit Host Marriott greater control of the assets of the Partnership given the scale of its increased investment in the Partnership upon consummation of the HM Junior Loan.

                                PROPOSAL NO. 1
                          THE HM JUNIOR LOAN PROPOSAL

SUMMARY OF MATERIAL TERMS OF THE HM JUNIOR LOAN

  In connection with the Proposed Refinancing, the Limited Partners are being asked to vote on a proposal to permit the Partnership to incur the HM Junior Loan indebtedness that would allow the Partnership to effect the refinancing of the Partnership's Bridge Loan pursuant to Alternative B.

  Set forth below is a summary of the material terms of the HM Junior Loan. This summary is qualified by reference to the commitment letter from DSM Finance LLC to the Partnership for the HM Junior Loan, a copy of which is attached hereto as Appendix B and should be reviewed in its entirety before voting on the HM Junior Loan Proposal.

  The HM Junior Loan would be made by DSM Finance LLC to the Partnership, and would rank junior to the Senior Loan and the Mezzanine Loan. The HM Junior Loan would have a principal amount of $59.7 million, a fixed interest rate of 13%, and would mature 30 years from the date of closing on the HM Junior Loan. The repayment schedule would provide for monthly payments of interest only, subject to certain restrictions on the priority of payments, for the first
12.5 years with a 17.5 year amortization schedule thereafter. The HM Junior Loan would be prepayable at any time without penalty. To the extent that Partnership cash flow is not sufficient to satisfy the Partnership's debt service, monthly payments on the HM Junior Loan would be deferred and would accrue and compound (until the HM Junior Loan is repaid) and be payable from subsequent available proceeds. Based on recent operating performance and cash flows of the Partnership, the General Partner believes that it is reasonably likely that the Partnership will generate sufficient cash flow to allow for debt service on the HM Junior Loan. The HM Junior Loan would be secured if consented to by the lender of the Mezzanine Loan by the Partnership's direct and indirect equity interests in the New Sub and by the Partnership's 100% direct and indirect ownership interests in the newly formed general partner of such partnership (or manager of such limited liability company, if applicable).

  The terms of the HM Junior Loan also would provide for participation by the Junior Lender in the results of operations of the Partnership. Under the terms of such participation, the Junior Lender would be paid 30% of any "excess cash flow" available annually as additional interest, plus 30% of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan./2/ The HM Junior Loan would not require "excess cash flow" to be used to amortize principal, and amounts paid to the Junior Lender pursuant to the 30% participation provision would not reduce the amount of outstanding principal.
--------
/2/For purposes of determining such participation, "excess cash flow" would have the meaning defined in footnote/1/ above and "net capital/residual" would mean (i) at the time of a sale of the Hotel, amounts remaining after payment of costs related to the sale, repayment of all mortgage indebtedness and other indebtedness of the New Sub and the Partnership and other amounts required to be paid pursuant to the Partnership Agreement (collectively, the "Outstanding Obligations"), or (ii) at the time of a refinancing, repayment or maturity of the HM Junior Loan (each, an "Appraisal Event"), the excess of the Appraised Value (defined below) of the Hotel over the then current Outstanding Obligations. The "Appraised Value" shall be determined as follows: (i) upon the occurrence of an Appraisal Event, the Junior Lender shall select an M.A.I. appraiser with at least five years of experience in the hospitality industry (the "Initial Appraiser"); and (ii) within ten days after such appointment the Initial Appraiser shall select two additional M.A.I. appraisers, each with at least five years of experience in the hospitality industry (together with the Initial Appraiser, the "Appraisers"). Within 30 days after selection of the last Appraiser (the "Appraisal Period"), the Appraisers each shall conduct and complete an appraisal to determine the fair value of the Hotel. If any Appraiser fails to render its appraisal within the Appraisal Period, it shall be disregarded. The "Appraisal Value" shall be the average of the fair market value determined by each Appraiser which completes an appraisal during the Appraisal Period. The fees charged by the Appraisers shall be paid by the Partnership.

  Costs and expenses of the HM Junior Loan (primarily related to attorneys' fees and expenses in connection with the preparation of the loan documentation) would be the responsibility of the Partnership (estimated to be approximately $50,000), but there would be no origination or placement fees or other fees payable to the Junior Lender in connection with the origination or closing of the HM Junior Loan. The Junior Lender would finance the Junior Loan through a capital investment by Host Marriott in the Junior Lender through the General Partner. Such capital investment would come from Host Marriott's (or an affiliate's) working capital.

USE OF HM JUNIOR LOAN PROCEEDS

  All proceeds of the HM Junior Loan would be used by the General Partner to pay down a portion of the Bridge Loan, thereby providing the ability of the Partnership to refinance the remaining portion of such indebtedness with proceeds of the Senior Loan and Mezzanine Loan and the distribution to the Partnership of approximately $22.7 million cash. For a more detailed discussion of the Partnership's refinancing plans, see "Background--The Proposed Refinancing" above.

MATERIAL EFFECTS OF THE HM JUNIOR LOAN

  The terms of the Junior Loan would provide for participation by the Junior Lender in the results of operations of the Partnership. Under the terms of such participation, the Junior Lender would be paid 30% of any "excess cash flow" available annually as additional interest, plus 30% of any net capita/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan. See, "The HM Junior Loan Proposal-- Summary of Material Terms of the HM Junior Loan." The participation by the Junior Lender would reduce the amount of "excess cash flow," if any, available to the Partnership for distribution to the Limited Partners and the General Partner or other uses (such as capital expenditures or a reserve for future refinancing costs) in accordance with the terms of the Partnership Agreement.

                                PROPOSAL NO. 2
                         AMENDMENT TO AUTHORITY OF THE
                   GENERAL PARTNER RELATING TO SUBSIDIARIES

SUMMARY OF THE AMENDMENTS

  These proposed Amendments would add a new Section 5.01.F to Article 5 of the Partnership Agreement, which governs the rights, powers and duties of the General Partner. The Amendments would confer upon the General Partner express authority to form or organize one or more direct or indirect subsidiaries of the Partnership and to contribute assets of the Partnership to any such subsidiary. The General Partner also would be authorized to exercise any of its powers under the Partnership Agreement on behalf of, or in connection with, any such subsidiary, or jointly with such subsidiary, including by way of delegation of management authority for a subsidiary to a governing entity or other body (such as a board of directors). No subsidiary would be less than 99% owned, directly or indirectly, by the Partnership, and for the purposes of the Partnership Agreement would not be deemed an Affiliate of the General Partner. Any subsidiary that directly owns the Hotel is required to be a partnership, limited liability company, or other entity entitled to flow-through tax treatment under the Internal Revenue Code, and no subsidiary that is treated as a corporation for tax purposes can own a greater than 1% interest in another subsidiary that owns the Hotel. In addition, Section 2.03 of the Partnership Agreement would be amended to clarify that the Partnership can own the Hotel directly or indirectly.

PURPOSE OF THE AMENDMENTS

  These proposed Amendments are necessary in order to permit the General Partner to create the special purpose entities required to implement any structured refinancing. The New Sub that would hold the Hotel would have no material liabilities other than the Senior Loan and very little likelihood of being substantively consolidated with any other affiliate in a bankruptcy proceeding against that affiliate. This type of entity is referred to as a bankruptcy remote, special purpose entity. This type of structure allows the Partnership to separate the source of repayment of a loan (the Hotel) from the Partnership, to insulate the lender to the bankruptcy remote subsidiary from the claims of creditors of the Partnership and to increase the loan to value relationship, thereby enabling the Partnership to obtain more favorable loan terms than could be obtained otherwise. This type of structure is generally referred to as a structured financing.

  The General Partner believes that the proposed Amendments are in the best interests of the Limited Partners in that they will permit the Partnership to pursue refinancing alternatives, such as Alternative A or Alternative B, that would otherwise be unavailable. With these Amendments, the Partnership will be able to obtain structured financing. The General Partner has explored sources of capital available to the Partnership to refinance the Bridge Loan and believes that the use of a senior tranche of structured financing (such as the Senior Loan), together with a subordinate tranche of debt of the Partnership (such as the Mezzanine Loan together with the HM Junior Loan or the GSMC Junior Loan), is in the best interests of the Partnership and its Limited Partners. The General Partner believes that the use of structured refinancing will allow the Partnership to obtain better loan terms than could be obtained otherwise. If these Amendments are approved, the General Partner would be able to enter into the Senior Loan contemplated by Alternative A, even if Proposal No. 1--The HM Junior Loan Proposal is not approved.

  The proposed Amendments also would allow the Partnership to reorganize the ownership structure of the Hotel to provide additional tiers of structured financing. GSMC has indicated that it would prefer a structured financing under Alternative B whereby (i) the New Sub would own the Hotel and would be the debtor on the Senior Loan, (ii) a new bankruptcy remote subsidiary of the Partnership (the "Tier 2 Sub") would be formed to own the New Sub and be the debtor on the Mezzanine Loan, and (iii) the Partnership would own the Tier 2 Sub (and indirectly own the New Sub and the Hotel) and would be the debtor on the HM Junior Loan. As of the date of this Consent Solicitation Statement, no determination has been made as to whether a tiered subsidiary structure would be utilized under Alternative B. However, under the currently proposed terms of the Mezzanine Loan, the interest rate for the Mezzanine Loan may be increased by one percentage point if a tiered subsidiary structure has not been implemented on or before March 31, 1998. The effect of the refinancing to the Limited Partners would be the same under either structure. If these proposed Amendments are approved, the General Partner would be able to create new wholly owned subsidiaries such as the Tier 2 Sub to provide for the current or future restructuring of the Partnership's mortgage debt.

EFFECT OF THE AMENDMENTS

  The proposed Amendments add to the powers of the General Partner currently enumerated in Article 5 of the Partnership Agreement by granting to the General Partner the authority to form or organize subsidiaries of the Partnership, to contribute assets to a subsidiary, including the Partnership's right, title and interest in the Hotel, and to delegate its authority to manage a subsidiary. The Amendments grant the General Partner broad authority so that the General Partner may take any action with respect to the Partnership's investments in such subsidiaries. If approved, these Amendments would permit:

  . A reorganization of the Partnership's structure, with the Partnership owning the Hotel indirectly through one or more subsidiaries, rather than directly.

  . The formation of special purpose subsidiaries to incur and/or issue indebtedness secured by a mortgage of the Partnership's Hotel or its ownership interest in the special purpose subsidiaries.

  . The transfer, without any further approval of the Limited Partners, of the Hotel to a subsidiary and the assignment of the Hotel's Operating Lease (or Management Agreement, if applicable) to such subsidiary. Any subsequent transfer, sale or disposition by a subsidiary to a third party would be subject to the provisions of the Partnership Agreement. (See "Proposal No. 4--Amendments to the Authority of the General Partner and the Partnership Agreement" for the provisions applicable to a transfer, sale or disposition to a third party.) In addition, such a transfer would mean that the Partnership's right and the right of its creditors to participate in the assets of such subsidiary upon a liquidation or recapitalization of such subsidiary would be subject to the prior claims of the subsidiary's creditors.

  . The management of the subsidiary by a governing entity or other body (such as a board of directors that has an independent director) other than the General Partner, subject to the provisions of the Partnership Agreement.

  If the Amendments are adopted, the General Partner intends to form one or more special purpose subsidiaries of the Partnership, and to contribute all or substantially all the assets of the Partnership to such subsidiaries in order to facilitate the proposed refinancing under either Alternative A or Alternative B.

TEXT OF THE AMENDMENTS

  1. Section 5.01 of the Partnership Agreement would be amended to add a new
Section 5.01.F, which would read as follows:

    Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall have full power and authority, without the Consent of the Limited Partners, (i) to form or organize one or more Subsidiaries of the Partnership; (ii) to contribute any properties and assets or interests therein to one or more Subsidiaries of the Partnership; (iii) to undertake any action in connection with the Partnership's direct or indirect investment in any such Subsidiary; (iv) to delegate authority to manage the business and affairs of any Subsidiary of the Partnership to a governing entity or other body (including, without limitation, a board of directors) other than the General Partner; and (v) to exercise any of the powers of the General Partner enumerated in this Agreement on behalf of, or in connection with, any Subsidiary of the Partnership, or jointly with any such Subsidiary, or delegate the exercise thereof pursuant to clause (iv) above. The term "Subsidiary" shall mean any partnership, corporation, trust, limited liability company or other entity that is not less than 99% owned, directly or indirectly, by the Partnership, provided that no Subsidiary that is a corporation or otherwise is not entitled to flow-through tax treatment under the Code can own directly the Hotel or an interest that is greater than 1% in another Subsidiary that owns the Hotel. A Subsidiary shall not be deemed an Affiliate of the General Partner for the purposes of this Agreement. The term "Partnership" shall, as the context requires, include each Subsidiary of the Partnership.

  2. Section 2.03 of the Partnership Agreement would be amended to add the underlined language and delete the bracketed language set forth below:

    Section 2.03. Purpose. The purpose of the Partnership is, without limitation, to DIRECTLY OR INDIRECTLY, (i) acquire, own, and then lease to, OR ENTER INTO A MANAGEMENT AGREEMENT WITH, an operator the Hotel and a golf course adjacent to the Hotel, (ii) lease a second golf course and sublease the course to an operator, (iii) sell or otherwise dispose of the Hotel, [(iv) acquire and own the Equipment, lease the Equipment and sell or otherwise dispose of the Equipment,] and (iv) to engage in any other activities related or incidental thereto as more fully set forth in Section
  5.01 hereof.

                                PROPOSAL NO. 3
                     AMENDMENT TO DEFINITION OF AFFILIATE

SUMMARY OF THE AMENDMENTS

  Under the current definition of "Affiliate" in Section 1.01 of the Partnership Agreement, Marriott International, the parent of the Operating Tenant (or Manager, if applicable) of the Hotel, would be deemed an Affiliate of the General Partner because Messrs. J.W. Marriott, Jr. and Richard E. Marriott, together with their families (the "Marriott Family"), beneficially own more than 10% of the common stock of both the General Partner (through their ownership in Host Marriott, which owns all of the common stock of the General Partner) and Marriott International. The proposed Amendment would revise this definition to provide that a publicly traded entity such as Marriott International, although an "affiliate" under the Federal securities laws, will not be deemed to be an Affiliate of the General Partner or any of its Affiliates for purposes of the Partnership Agreement unless a person or group of persons directly or indirectly owns twenty percent (20%) or more of the outstanding common stock of the General Partner or its Affiliates and such other entity without regard to the presence or absence of other indices of "control" commonly evaluated in an affiliation analysis.

PURPOSE OF THE AMENDMENTS

  The proposed Amendment to the definition of "Affiliate" in the Partnership Agreement is designed to exclude Marriott International from the definition of an Affiliate of the General Partner unless or until such time as the Marriott Family or some other person or group of persons directly or indirectly owns 20% or more of the outstanding common stock of both the General Partner (through Host Marriott) and Marriott International. The Amendment has been proposed because of the division on October 8, 1993 of Marriott Corporation's operations into two separate companies. Prior to October 8, 1993, Host Marriott was named "Marriott Corporation." In addition to conducting the business now operated by Host Marriott of owning lodging properties and senior living facilities, Marriott Corporation engaged in lodging and senior living services management, timeshare resort development, and operation, food service and facilities management and other contract service businesses (the "Management Business"), as well as operating restaurants, cafeterias, gift shops and related facilities at airports, stadiums, arenas and tourist attractions and on highway systems. On October 8, 1993, however, Marriott Corporation issued a special dividend consisting of the distribution to holders of its outstanding common stock, on a share-for-share basis, of all of the outstanding shares of its wholly owned subsidiary, Marriott International, which had succeeded to Marriott Corporation's Management Business. Marriott International now conducts that Management Business as a separate publicly traded company. A subsidiary of Marriott International is the Operating Tenant of the Hotel and manages the day-to-day business of the Hotel.

  Host Marriott and Marriott International share an ongoing relationship. J.W. Marriott, Jr. serves as Chairman of the Board of Directors and President of Marriott International and also serves as a director of Host Marriott. Richard
E. Marriott serves as Chairman of the Board of Directors of Host Marriott and also serves as a director of Marriott International. In addition, as of January 31, 1997, the Marriott Family beneficially owned approximately 13% of the outstanding common stock of Host Marriott, and approximately 20% of the common stock of Marriott International. In addition to the lodging management agreements between Host Marriott and Marriott International, the companies also have entered into, among other things, a distribution agreement, a noncompetition agreement, a mortgage debt agreement, a debt allocation agreement, a consulting agreement and senior living services lease agreements.

  Notwithstanding the foregoing relationship between and mutual ownership of Host Marriott and Marriott International, the two companies operate as separate and distinct organizations with substantially distinct board members, executive officers and stockholders. Because of this independence, each public company has its own business goals and objectives, which are separate and distinct from those of the other. The potential exists for disagreements as to the quality of services provided by Marriott International to the Partnership (the General Partner of which is a direct wholly owned subsidiary of Host Marriott). In addition, the possible desire of the General Partner, from time to time, to finance, refinance or effect a sale of a hotel property leased to or managed by Marriott International may result, depending upon the structure of such transactions, in a need to modify the management agreement with respect to such property. Any such modification proposed may not be acceptable to Marriott International, and the lack of consent from Marriott International could adversely affect the ability of the Partnership to consummate such financing or sale. Moreover, subject to certain restrictions imposed by the noncompetition agreement, certain situations could arise in which actions taken by Marriott International in its capacity as manager of competing lodging properties would not necessarily be in the best interests of the Partnership. Because of the independent nature of the operations of the General Partner and Host Marriott, on the one hand, and Marriott International, on the other hand, Host Marriott believes that it would be inappropriate to include Marriott International within the definition of an "Affiliate" of the General Partner until such time that the Marriott Family or some other person or group of persons own at least 20% of the outstanding common stock of the General Partner and Marriott International.

EFFECTS OF THE AMENDMENTS

  The proposed Amendment to the definition of Affiliate would exclude Marriott International from such definition for so long as the Marriott Family or some other person or group of persons does not own 20% or more of the outstanding common stock of the General Partner (through Host Marriott) and Marriott International. Section 10.02.A of the Partnership Agreement currently permits Limited Partners to terminate any agreement (including the Operating Lease (or, if applicable, the Management Agreement) with a subsidiary of Marriott International), pursuant to which operating management of any of the Partnership's property is vested in the General Partner or an Affiliate, that the Partnership has the right to terminate as a result of the failure of the operation of such property to achieve specifically defined objectives. Termination by the Limited Partners under such circumstances can occur without the consent of the General Partner upon the affirmative vote of Limited Partners holding a majority of the outstanding Units. Because the revised definition of Affiliate would exclude Marriott International unless or until the Marriott Family or some other person or persons owns 20% or more of the outstanding common stock of both the General Partner (through Host Marriott) and Marriott International, the Operating Lease (or, if applicable, the Management Agreement) would be deemed to be vested in a third party, rather than an Affiliate. However, Section 10.02.A is proposed to be amended to maintain the Limited Partners' right under the Partnership Agreement to terminate a management agreement or operating lease with Marriott International or its Affiliates for cause.

  Section 5.02.B(iii) of the Partnership Agreement currently prohibits the General Partner, without the consent of Limited Partners holding a majority of the outstanding Units, from causing the Partnership to amend any agreement, contract or arrangement with the General Partner or any Affiliate in a manner that reduces the responsibilities or duties of the General Partner as a general partner of the Partnership, or any of its Affiliates, increases the compensation payable to the General Partner or its Affiliates, or adversely affects the rights of the Limited Partners. As discussed above, the proposed Amendment to the definition of Affiliate would exclude Marriott International unless or until the Marriott Family or some other person or group of persons owns 20% or more of the outstanding common stock of both the General Partner (through Host Marriott) and Marriott International. Therefore, the Operating Lease would be deemed to be vested in a third party, rather than an

Affiliate, until such time in the future (if ever) that Marriott International becomes an Affiliate under the new definition. Consequently, until such time, the General Partner could cause the Partnership to amend the Operating Lease so as to increase the compensation payable thereunder to Marriott International or otherwise change the terms of such agreements. The General Partner currently has no plans to amend the Operating Lease in any manner which would be prohibited by Section 5.02.B(iii) of the Partnership Agreement if Marriott International were to continue to be deemed an Affiliate of the General Partner. However, as discussed above, the General Partner anticipates converting the Operating Lease to the Management Agreement in connection with the proposed refinancing under either Alternative A or Alternative B. This conversion would not reduce the responsibilities or duties of Marriott International, increase the compensation payable to Marriott International, or adversely affect the rights of the Limited Partners.

  As discussed below under "Conflicts of Interest--Policies with Respect to Conflicts of Interest," Section 5.01.E of the Partnership Agreement sets forth certain conflict of interest policies which require that agreements, contracts or arrangements between the Partnership and the General Partner or its Affiliates be on commercially reasonable terms and subject to certain other specific criteria. Because the proposed Amendment to the definition of Affiliate would exclude Marriott International, it would not be subject to the conflict of interest policies until such time in the future (if ever) that Marriott International becomes an Affiliate under the new definition. Nevertheless, the General Partner will not enter into any new, or amend any existing, agreement, contract or arrangement with Marriott International on terms that are unfair to the Partnership or commercially unreasonable.

TEXT OF THE AMENDMENTS

  1. Section 1.01 of the Partnership Agreement would be amended to add the underlined language set forth below:

    "Affiliate," "AFFILIATES" or "Affiliated Person" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, and (iv) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. Affiliate or Affiliated Person of the Partnership or the General Partner does not include a Person who is a partner of, or in a partnership or joint venture with, the Partnership or any other Affiliated Person, if such Person is not otherwise an Affiliate or Affiliated Person of the Partnership or the General Partner. NOTWITHSTANDING THE FOREGOING, NO CORPORATION WHOSE COMMON STOCK IS LISTED ON A NATIONAL SECURITIES EXCHANGE OR AUTHORIZED FOR INCLUSION ON THE NASDAQ NATIONAL MARKET, OR ANY SUBSIDIARY THEREOF, SHALL BE AN "AFFILIATE" OF THE GENERAL PARTNER OR ANY AFFILIATE THEREOF UNLESS A PERSON (OR PERSONS IF SUCH PERSONS WOULD BE TREATED AS PART OF THE SAME GROUP FOR PURPOSES OF SECTION 13(D) OR 13(G) OF THE SECURITIES EXCHANGE ACT OF 1934) DIRECTLY OR INDIRECTLY OWNS TWENTY PERCENT (20%) OR MORE OF THE OUTSTANDING COMMON STOCK OF THE GENERAL PARTNER AND SUCH OTHER CORPORATION.

  2. Section 10.02.A of the Partnership Agreement would be amended to delete the bracketed language and add the underlined language set forth below:

    A. If at any time any agreement (including the Hotel operating lease[)], IF THE OPERATING TENANT IS AN AFFILIATE OF THE GENERAL PARTNER) pursuant to which operating management of any property of the Partnership is vested in the General Partner or an Affiliate of the General Partner OR IN MARRIOTT INTERNATIONAL, INC. OR ANY OF ITS AFFILIATES and if pursuant to the terms of such agreement the Partnership has a right to terminate such agreement as a result of the failure of the operation of such property to attain any economic objective, the Limited Partners, without the Consent of the General Partner, may, upon the affirmative vote of [the holders of] LIMITED PARTNERS HOLDING a majority of the Units, take action to exercise the right of the Partnership to terminate such agreement.

                                PROPOSAL NO. 4
                AMENDMENTS TO AUTHORITY OF THE GENERAL PARTNER

SUMMARY OF THE AMENDMENTS

  Section 5.02.B of the Partnership Agreement provides that the General Partner shall not, without the consent of Limited Partners holding a majority of the Units, sell or otherwise dispose of or consent to the sale or disposition of (collectively, a "Sale") the Hotel (collectively, these transactions are sometimes referred to as the "Sale Transactions"). The Amendments to Section 5.01.C and 5.02.B would grant the General Partner the authority, without obtaining the consent of the Limited Partners, to engage in Sale Transactions with persons ("Third Parties") other than the General Partner or any Affiliate of the General Partner ("Affiliated Parties"). The Sale of the Hotel to any Affiliated Party would continue to require the consent of Limited Partners holding a majority of the Units and would, if the amendments described in "Proposal No. 5--Amendments to Voting Provisions" are approved, be an Interested Transaction under the Partnership Agreement and require the consent of a majority of a quorum of the disinterested Limited Partners.

PURPOSE OF THE AMENDMENTS

  The purpose of these Amendments is to give the General Partner greater control of the Partnership by providing the General Partner with the unilateral right to sell the Hotel to an unaffiliated third party at its sole discretion. The General Partner believes that such greater control is appropriate given its increased investment in the Partnership if the HM Junior Loan is consummated.

EFFECTS OF THE AMENDMENTS

  These proposed Amendments would eliminate Limited Partner consent requirements relating to Sale Transactions with Third Parties and vest the sole authority with respect to such transactions in the General Partner. These Amendments would not alter the Limited Partner consent requirements relating to Sale Transactions with Affiliated Parties. In addition, the General Partner has no current intention of selling any asset of the Partnership, including the Hotel (other than as described herein).

TEXT OF THE AMENDMENTS

  1. Section 5.01.C of the Partnership Agreement would be amended to add new subsection (vi) set forth below:

    (vi) sell or otherwise dispose of or consent to the sale or disposition of any assets of the Partnership to any Person provided that such Person is not a general partner of the Partnership or an Affiliate of any such general partner; and

  2. Section 5.02.B(ii) of the Partnership Agreement, would be amended to delete the bracketed language and add the underlined language set forth below:

    sell or otherwise dispose of or consent to the sale or disposition of the Hotel [and provided,] TO THE GENERAL PARTNER OR AN AFFILIATE OF THE GENERAL PARTNER; PROVIDED, HOWEVER, that if it is proposed that the Partnership sell the Hotel [or the Equipment] to the General Partner or an Affiliate of the General Partner, the following procedures shall also be followed: (a) the General Partner shall first give notice of the proposed sale to the Limited Partners who shall thereafter have 30 days within which to elect a nationally recognized appraiser having the approval of [the holders of] LIMITED PARTNERS HOLDING a majority of the Units, (b) the appraiser elected under clause (a) above shall have 30 days from the date of election to prepare and submit to the General Partner an appraisal of the fair market value of the Hotel [or the Equipment], (c) the purchaser shall submit to the General Partner an appraisal of the fair market value of the Hotel [or the Equipment], such appraisal to be submitted within the time limit provided by clause (b) above in the case of the appraisal to be submitted by the appraiser elected by the Limited Partners, and (d) the General Partner shall thereafter make formal request for the required Consent and in connection therewith shall submit to the Limited Partners the two appraisals contemplated by clauses (b) and (c) above; provided, further, however, that if the Limited Partners do not elect an appraiser as contemplated by clause (a) above or if such appraiser does not supply an appraisal within the time period required by clause (b) above, the General Partner will not request the Consent to the sale of the Hotel [or the Equipment] to the General Partner or an Affiliate of the General Partner unless such request is accompanied by three appraisals as to market value of the Hotel [or the Equipment], one such appraisal to be prepared by an appraiser elected by the purchaser and the other two appraisals to be prepared by appraisers elected by the first such appraiser, the cost of all such appraisals to be borne by the purchaser;

                                PROPOSAL NO. 5
                       AMENDMENT TO THE AUTHORITY OF THE
                   GENERAL PARTNER RELATING TO INDEBTEDNESS

SUMMARY OF THE AMENDMENT

  This Amendment would modify Section 5.03.B of the Partnership Agreement, which governs the duties and obligations of the General Partner. This amendment would confer upon the General Partner express authority to incur indebtedness in order to capitalize the Junior Lender (which will make the HM Junior Loan to the Partnership), but would not otherwise alter the duties and obligations of the General Partner.

PURPOSE OF THE AMENDMENT

  This Amendment is necessary to clarify the ability of the General Partner to borrow funds to capitalize the Junior Lender (which will make the HM Junior
Loan). Section 5.03.B of the Partnership Agreement currently provides that the General Partner shall not borrow any funds, subject to certain exceptions. Because the Junior Lender will be a wholly owned subsidiary of the General Partner, and the General Partner will borrow funds from Host Marriott (or one of its subsidiaries) in order to capitalize the Junior Lender (which will fund the HM Junior Loan), the General Partner believes that it is appropriate to amend this section to clarify that the borrowing by the General Partner to capitalize the Junior Lender does not contravene the terms of the Partnership Agreement.

EFFECTS OF THE AMENDMENT

  The proposed Amendment would expressly permit the General Partner to borrow funds to be used to capitalize the Junior Lender, which in turn will fund a loan to the Partnership. The duties and obligations of the General Partner would not otherwise be altered by this Amendment. The General Partner would continue to be prohibited from borrowing funds other than as currently permitted in accordance with the terms of the Partnership Agreement. The loan to the General Partner from Host Marriott (or one of its subsidiaries) will be serviced by the General Partner from debt service payments made by the Partnership to the Junior Lender (a wholly owned subsidiary of the General Partner) pursuant to the terms of the HM Junior Loan.

TEXT OF THE AMENDMENT

  Section 5.03.B(v) of the Partnership Agreement would be amended to add the underlined language set forth below:

  OTHER THAN IN CONNECTION WITH BORROWING FUNDS FROM HOST (OR ONE OF ITS SUBSIDIARIES) IN ORDER TO CAPITALIZE AN ENTITY WHICH WILL FUND A LOAN TO THE PARTNERSHIP IN CONNECTION WITH A REFINANCING OF THE MORTGAGE INDEBTEDNESS OF THE PARTNERSHIP TO GMAC COMMERCIAL MORTGAGE CORPORATION, DATED DECEMBER 23, 1996, borrow any funds or become liable for any obligations of third parties except to the extent that any such borrowings or liabilities are directly related to meeting the financial needs of the Partnership.

                                PROPOSAL NO. 6
                        AMENDMENTS TO VOTING PROVISIONS

  The Partnership Agreement contains various provisions that inhibit the ability of the General Partner and its Affiliates to vote Units beneficially owned by them. In the event the General Partner or its Affiliates become the owners of outstanding Units in the future, such parties believe it would be appropriate to amend the voting provisions of the Partnership Agreement to provide such parties with the voting rights described below.

SUMMARY OF THE AMENDMENTS

  Section 10.01.G of the Partnership Agreement currently provides that the General Partner or its Affiliates are not entitled to any voting, determinative or consensual rights with respect to any Units owned or controlled by them and such Units held by the General Partner or certain of its Affiliates are not taken into account in determining the presence or absence of a quorum. The proposed Amendments to this provision and to Section 10.01.B of the Partnership Agreement would (a) revise the provisions limiting the voting rights of the General Partner and its Affiliates to permit the General Partner and its Affiliates to have full voting rights with respect to all Units acquired by the General Partner or its Affiliates on all matters affecting the Partnership (other than Interested Transactions) in the same manner as other Limited Partners are entitled and (b) establish special voting standards with respect to those Interested Transactions subject to Limited Partners approval to permit action to be taken only if (i) a majority of Units held by Limited Partners other than the General Partner and its Affiliates are present in person or by proxy or consent for the vote on an Interested Transaction and (ii) the Interested Transaction is approved by Limited Partners holding a majority of the outstanding Units, with all Units held by the General Partner and its Affiliates being voted in the same manner as a majority of the Units actually voted by Limited Partners other than the General Partner and its Affiliates.

PURPOSE OF THE AMENDMENTS

  The General Partner currently does not own any Units, but anticipates that it and/or its Affiliates may acquire Units in the future (although it has no specific plans to do so as of the date hereof). Accordingly, the General Partner has proposed the amendment of Sections 10.01.G and 10.01.B to allow the General Partner and its Affiliates to have full voting rights with respect to all Units they acquire on the limited number of decisions affecting the Partnership (other than Interested Transactions) upon which Limited Partners are entitled to vote. These Amendments would allow the General Partner and its Affiliates to vote Units they acquire on all matters affecting the Partnership (other than Interested Transactions) in the same manner as other Limited Partners are entitled. As part of this proposal, the General Partner has also proposed an amendment to allow Interested Transactions which are subject to Limited Partner vote to be approved by Limited Partners holding a majority of the outstanding Units, with all Units held by the General Partner and its Affiliates being voted in the same manner as a majority of the Units actually voted by Limited Partners other than the General Partner and its Affiliates (other than officers, directors or employees of the General Partner or any of its Affiliates), provided that a majority of the Units held by Limited Partners other than the General Partner and its Affiliates are present in person or by proxy or consent for the vote on the Interested Transaction. This change has been proposed because, absent the proposed Amendments the General Partner and its Affiliates would not be permitted to vote such Units on an Interested Transaction, even if they held a significant portion of the outstanding Units. Therefore, it might not be possible to obtain the approval of a majority of the outstanding Units for an Interested Transaction, even if a significant majority of the remaining Limited Partners were strongly in favor of such a transaction. Under the proposed Amendments, the outcome of the Interested Transaction vote would still be determined by the disinterested Limited Partners who vote, because the Units held by the General Partner and its Affiliates would be voted in accordance with the desires of the majority of such disinterested Limited Partners. These quorum requirements would ensure that in order for such Interested Transaction to be acted upon by Limited Partners, a majority of the disinterested Limited Partners must be present or represented at the meeting or in the written consent pursuant to which the action is to be taken.

EFFECTS OF THE AMENDMENTS

  The proposed voting Amendments would affect the voting rights of the General Partner and its Affiliates with respect to transactions not involving such parties and transactions in which any such party would have a direct or indirect actual economic interest.

  Transactions Not Involving the General Partner or its Affiliates. Under the Partnership Agreement in its current form, the General Partner has substantially all the management discretion over the business of the Partnership. These Amendments would not restrict the authority currently granted to the General Partner under the Partnership Agreement. The Partnership Agreement, however, prevents the General Partner from undertaking certain activities without the consent of Limited Partners holding a majority of the outstanding Units, and prevents the General Partner and certain of its Affiliates from voting any Units they own. The proposed Amendments would permit the General Partner and its Affiliates to vote any Units they own on these certain activities in the same manner as all other Limited Partners are entitled (except in the case of Interested Transactions). These matters currently include the following:

    (i) having the Partnership acquire interests in other hotel properties in addition to the Hotel or in other entities;

    (ii) selling or otherwise disposing of or consenting to the sale or disposition of the Hotel (for a discussion of the effects caused by the changes in the authority of the General Partner, see "Proposal No. 4-- Amendments to Authority of the General Partner" above);

    (iii) effecting any amendment to any agreement, contract or arrangement with the General Partner or any of its Affiliates which reduces the responsibilities or duties of the General Partner as a general partner of the Partnership or any of its Affiliates or which increases the compensation payable to the General Partner or any of its Affiliates, or which adversely affects the rights of the Limited Partners;

    (iv) incurring debt of the Partnership in excess of the limitations set forth in the Partnership Agreement;

    (v) agreeing to the addition of transient guest rooms at the Hotel unless
  (a) the Hotel has had an average occupancy rate of at least 68% for a period consisting of at least 12 consecutive months and (b) the Partnership has obtained debt financing to finance the costs of the addition on a nonrecourse basis as to all the Partners and the Partnership (including the General Partner), except as otherwise provided in the Partnership Agreement;

    (vi) incurring any debt of the Partnership which does not provide by its terms that it shall be nonrecourse as to all of the Partners of the Partnership, except as otherwise provided in the Partnership Agreement;

    (vii) making any election to continue beyond its term, discontinue or dissolve the Partnership;

    (viii) admitting any other Person as a general partner of the Partnership; or

    (ix) guaranteeing, becoming personally liable or otherwise bearing the risk of loss, or permitting any Affiliate to take any such action, with respect to any portion of any Partnership debt otherwise permitted to be incurred pursuant to the terms of the Partnership Agreement, unless certain enumerated conditions are satisfied.

  Although the General Partner currently has no plans to undertake such activities, it may do so in the future if a majority of Units are voted by the Limited Partners (including, to the extent they acquire Units, the General Partner and its Affiliates) in favor of such actions.

  Interested Transactions. The Partnership Agreement prohibits the General Partner and its Affiliates from voting and provides that Units owned or controlled by the General Partner and its Affiliates are not taken into account in determining the presence or absence of a quorum. Thus, the General Partner cannot cause the Partnership to engage in an Interested Transaction unless it is approved by Limited Partners (not including the

General Partner and its Affiliates other than officers, directors or employees of the General Partner or any of its Affiliates (collectively, the "Affiliated Limited Partners")) holding a majority of the Units entitled to vote on such matter. The proposed Amendments to the voting requirements would not reduce the percentage of Partners that is required to consent to any Interested Transaction requiring Limited Partner approval under the Partnership Agreement, but would require the Affiliated Limited Partners to vote all of their Units on such Interested Transaction in the same manner as a majority of the Units actually voted by Limited Partners other than the Affiliated Limited Partners, provided that a majority of the Units held by Limited Partners other than the Affiliated Limited Partners are present in person or by proxy or consent for the vote on the Interested Transaction. Accordingly, if Limited Partners holding a majority of the outstanding Units (not including Units owned by Affiliated Limited Partners) are present in person or by proxy or consent for the vote on an Interested Transaction which is subject to approval by Limited Partners and a majority of such Units actually are voted in favor of such Interested Transaction, then the Affiliated Limited Partners would vote all of their Units in favor of the Interested Transaction. Conversely, if Limited Partners holding a majority of the outstanding Units (not including Units owned by the Affiliated Limited Partners) are present in person or by proxy or consent for the vote on an Interested Transaction which is subject to approval by Limited Partners and a majority of such Units actually are voted against such Interested Transaction, then the Affiliated Limited Partners would vote all of their Units against the Interested Transaction as well. In the absence of the proposed Amendments, fewer than a majority of the outstanding Units could be entitled to vote on Interested Transaction because the General Partner and its Affiliates may in the future hold a substantial portion of the outstanding Units. The proposed Amendments require decisions regarding Interested Transactions which are subject to approval by the Limited Partners to be determined by a majority of the disinterested Limited Partners who vote, because the Units held by the Affiliated Limited Partners would be voted on such transactions in accordance with the desires of the majority of such disinterested Limited Partners. The amendments to the quorum requirements ensure that in order for an Interested Transaction requiring Limited Partner approval to be acted upon by Limited Partners, a majority of the disinterested Limited Partners must be present or represented at the meeting or in the written consent pursuant to which the action is to be taken. In the event that "Proposal No. 3--Amendment to Definition of Affiliate" is approved by the Limited Partners, transactions between the Partnership and Marriott International would not be Interested Transactions under the Partnership Agreement. (For a more detailed discussion of the effects caused by the change in the definition of Affiliate, see "Proposal No. 3--Amendment to Definition of Affiliate" above.) Examples of Interested Transactions subject to Limited Partner approval would include:

    (i) selling or otherwise disposing of or consenting to the sale or disposition of the Hotel to the General Partner or an Affiliate;

    (ii) effecting any amendment to any agreement, contract or arrangement with the General Partner or any of its Affiliates which reduces the responsibilities or duties of the General Partner as a general partner of the Partnership or any of its Affiliates or which increases the compensation payable to the General Partner or any of its Affiliates, or which adversely affects the rights of the Limited Partners;

    (iii) voluntarily withdrawing as a General Partner;

    (iv) causing the Partnership to borrow any funds from the General Partner or an Affiliate except as set forth in the Partnership Agreement; or

    (v) causing the Partnership to acquire any property from the General Partner and any Affiliate of the General Partner in exchange for interests in the Partnership.

  This list of Interested Transactions, however, is not exclusive. Any matter that is required to be presented to the Limited Partners for a vote, depending upon the particular circumstances involved, could constitute an Interested Transaction.

TEXT OF THE AMENDMENTS

  1. Section 10.01.G of the Partnership Agreement would be amended to delete the bracketed language and add the underlined language set forth below:

    If any Consents, determinations or votes of Limited Partners, with or without a meeting, are to be requested, made or taken [,] WITH RESPECT TO AN INTERESTED TRANSACTION, UNITS HELD BY the General Partner or any of its Affiliates (other than officers, directors or employees of the General Partner or its Affiliates) shall [not be entitled to any voting, determinative or consensual rights with respect to any Interests owned or controlled by any of them nor shall any such Interests be taken into account in determining the presence or absence of a quorum.] BE VOTED IN THE SAME MANNER AS THE VOTE OF LIMITED PARTNERS HOLDING, IN THEIR CAPACITY AS LIMITED PARTNERS AND NOT AS ASSIGNEES, A MAJORITY OF THE OUTSTANDING UNITS ACTUALLY VOTING ON THE INTERESTED TRANSACTION (NOT INCLUDING THOSE UNITS HELD BY THE GENERAL PARTNER OR ANY OF ITS AFFILIATES OTHER THAN OFFICERS, DIRECTORS OR EMPLOYEES OF THE GENERAL PARTNER OR ANY OF ITS AFFILIATES); PROVIDED, HOWEVER, THAT NO INTERESTED TRANSACTION SHALL BE DEEMED TO BE APPROVED UNLESS A MAJORITY OF THE UNITS HELD BY LIMITED PARTNERS OTHER THAN THE GENERAL PARTNER AND ITS AFFILIATES ARE PRESENT IN PERSON OR BY PROXY AT THE MEETING AT WHICH SUCH INTERESTED TRANSACTION IS CONSIDERED, OR, IF WRITTEN CONSENTS ARE SOUGHT WITH RESPECT TO SUCH INTERESTED TRANSACTION, CONSENTS REPRESENTING A MAJORITY OF THE UNITS HELD BY LIMITED PARTNERS OTHER THAN THE GENERAL PARTNER AND ITS AFFILIATES ARE RETURNED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE CONSENT SOLICITATION PERIOD. WITH RESPECT TO ALL MATTERS OTHER THAN AN INTERESTED TRANSACTION, THE GENERAL PARTNER AND ITS AFFILIATES MAY VOTE UNITS HELD BY THEM AS LIMITED PARTNERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

  2. Section 10.01.B of the Partnership Agreement would be amended to delete the bracketed language and add the underlined language set forth below:

    Notification of any such meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting, to the Limited Partners at their record addresses, or at such other address which they may have furnished in writing to the General Partner. Such Notification shall be in writing, and shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notification of the adjourned meeting. The presence in person or by proxy of [holders of] LIMITED PARTNERS HOLDING a majority of the Units (WHICH, IN THE CASE OF AN INTERESTED TRANSACTION, MUST INCLUDE A MAJORITY OF THE UNITS HELD BY LIMITED PARTNERS OTHER THAN THE GENERAL PARTNER AND ITS AFFILIATES) shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, [holders of] LIMITED PARTNERS HOLDING a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notification of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notification.

  3. The definition of "Consent" in Section 1.01 of the Partnership Agreement would be amended to delete the bracketed language set forth below:

    "Consent" means either (a) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.01, or (b) a prior written approval required or permitted to be given pursuant to this Agreement or the act granting such approval, as the context may require. Unless otherwise specified, Consent of the Limited Partners shall mean Consent of a majority in interest of the Limited Partners. [However, if the General Partner or any Affiliate of the General Partner (other than officers, directors or employees of the General Partner or its Affiliates) purchases any Units, it shall have no voting rights with respect to such Units.]

                                PROPOSAL NO. 7
                             CLARIFYING AMENDMENTS

SUMMARY OF THE AMENDMENTS

  Amendments to certain terms and sections of the Partnership Agreement would be made in order to (a) reflect the fact that after the division of Marriott Corporation's operations into two separate public companies, Host Marriott, as the successor to Marriott Corporation, no longer owns the management business conducted by Marriott International, (b) delete certain obsolete references to entities and agreements that are no longer in existence and (c) update the Partnership Agreement to reflect the passage of time since the formation of the Partnership. The General Partner does not believe that these amendments would affect the rights of the Unitholders in any material respect. These changes are included, along with the other proposed Amendments, in the copy of the Partnership Agreement, as proposed to be amended, which is attached as Appendix A to this Consent Solicitation Statement. The amended Partnership Agreement is marked to indicate the revisions made to the existing Partnership Agreement and should be read in its entirety. Deleted provisions are contained in brackets and struck through, and added provisions are in bold type and underlined.

                                PROPOSAL NO. 8
                       AMENDMENT TO AMENDMENT PROVISIONS

SUMMARY OF THE AMENDMENT

  In addition to certain amendments specifically authorized in the Partnership Agreement, the Partnership Agreement may be amended from time to time by the General Partner with the consent of Limited Partners holding a majority of Units. Thus, Limited Partner approval is required to amend the Partnership Agreement in any manner, even if the amendment would not have a material effect on the rights of Unitholders. The General Partner believes that it would be beneficial to have the ability to amend the Partnership Agreement from time to time, without the consent of the Limited Partners, to reflect the occurrence of events that render provisions of the Partnership Agreement unclear or obsolete, provided that any such amendment would not adversely affect the rights of Unitholders in any material respect. The General Partner would determine whether any such amendment satisfies this test. In making this determination, there may be conflicts of interest between the General Partner and the Limited Partners. However, the General Partner would be bound by, and intends to fulfill, its fiduciary duties to the Partnership and the Limited Partners, including its duties of good faith and loyalty.

PURPOSE OF THE AMENDMENT

  This proposed Amendment would give the General Partner the ability to amend the Partnership Agreement from time to time, without the consent of the Limited Partners, to reflect the occurrence of events that render provisions of the Partnership Agreement unclear or obsolete, provided that any such amendment would not adversely affect the rights of Unitholders under the Partnership Agreement in any material respect. The General Partner believes that this type of provision is contained in the partnership agreements of many widely-held limited partnerships, including certain other Host Marriott sponsored limited partnerships, and would enhance the ability of the General Partner to keep the Partnership Agreement updated.

EFFECTS OF THE AMENDMENT

  This proposed Amendment would give the General Partner the ability to amend the Partnership Agreement from time to time, without the consent of the Limited Partners, in order to clarify or update provisions of the Partnership Agreement, provided that any such amendment would not adversely affect the rights of Unitholders under the Partnership Agreement in any material respect. For example, if the Partnership Agreement, as currently in effect, contained this proposed Amendment, the Amendments set forth in Proposal No. 7 would not require the consent of the Limited Partners. The General Partner would still be required to seek the consent of Limited Partners in order to amend the Partnership Agreement (i) as specifically set forth in the Partnership Agreement and (ii) in any way which would adversely affect the rights of Unitholders under the Partnership Agreement in any material respect.

TEXT OF THE AMENDMENTS

  Section 11.02 of the Partnership Agreement would be amended to add a new subsection 11.02F, the text of which is set forth below:

    F. The General Partner may, without the Consent of the Limited Partners, make any amendment to this Agreement as is necessary to clarify the provisions hereof so long as such amendment does not adversely affect the rights of the Limited Partners or assignees of their Interests under this Agreement in any material respect.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  The following discussion summarizes certain federal income tax considerations that may be relevant to a Unitholder in the event that the Amendments to the Partnership Agreement are adopted and the transactions contemplated by either Alternative A or Alternative B are consummated. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, rulings and other pronouncements and decisions now in effect, all of which are subject to change. Hogan & Hartson L.L.P., which has acted as tax counsel to the Partnership in connection with this solicitation, has reviewed the following discussion and is of the opinion that it fairly summarizes the federal income tax considerations that are likely to be material to a Unitholder.

  The following description is not intended to be exhaustive of all possible tax considerations. For example, this summary does not give a detailed discussion of any state, local, or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to specific Unitholders in light of their particular circumstances. Except where indicated, the discussion below describes general federal income tax considerations applicable to individuals who are citizens or residents of the United States. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, tax-exempt entities, regulated investment companies and insurance companies.

  UNITHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY ALTERNATIVE A AND ALTERNATIVE B IN LIGHT OF THEIR SPECIFIC TAX SITUATION.

PARTNERSHIP STATUS.

  The General Partner believes that neither the adoption of the Amendments nor the implementation of either Alternative A or Alternative B should adversely affect the status of whether the Partnership is classified as a partnership for federal income tax purposes. The Partnership will obtain an opinion from Hogan & Hartson L.L.P. to that effect.

ALTERNATIVE A

  The consummation of the transactions contemplated by Alternative A is not expected to have any current federal income tax consequences to a Unitholder.

  As discussed below under "--Alternative B--Possible Application of More Recent Tax Regulations and Resulting Recapture of Depreciation Deductions," it is possible that the adoption of the Amendments could cause Treasury Regulations that are not currently applicable to the Partnership to apply to the Partnership. The Partnership intends to take the position that adoption of the Amendments do not cause such Treasury Regulations to apply to the Partnership, but there can be no assurance that the IRS might not contend otherwise. Even if such Treasury Regulations were to apply to the Partnership, their application would not have an immediate consequence adverse to the Unitholders under Alternative A. These Treasury Regulations, however, could require Unitholders to recapture previously claimed depreciation deductions in the future in the event that a substantial portion of the indebtedness owed by the Partnership to GSMC were to be repaid or were to be refinanced with indebtedness either provided by the General Partner or an Affiliate of the General Partner or guaranteed by the General Partner or an Affiliate of the General Partner. See "--Alternative B--Possible Application of More Recent Tax Regulations and Resulting Recapture of Depreciation Deductions" for a further discussion of this issue. The General Partner does not anticipate that even if these Treasury Regulations were to become applicable to the Partnership by reason of the adoption of the Amendments, their application would have a material adverse impact on the Unitholders under Alternative A in the reasonably foreseeable future.

ALTERNATIVE B

  The consummation of the transactions contemplated by Alternative B is not expected to cause the recognition of any current federal income tax consequences to a Unitholder who acquired its Unit on the Unit Offering Closing Date (as defined below) and has held that Unit continuously since that time. However, the determination of the tax consequences of the transactions contemplated by Alternative B could vary depending on the time of acquisition of a Unit and the method of payment for the Unit, as described below.

  TAX TREATMENT OF DISTRIBUTION OF PROCEEDS OF REFINANCING TO HOLDERS OF UNITS. Under Alternative B, $22.7 million of proceeds are expected to be available for distribution to the partners, resulting in a distribution to Unitholders of approximately $25,000 per Unit. Under the Code and the applicable Treasury Regulations, this distribution would be taxable currently to a recipient Unitholder only to the extent that either (i) the amount distributed to the Unitholder exceeds the Unitholder's adjusted tax basis in its Units, or (ii) the distribution causes the Unitholder to have a deficit capital account balance that exceeds its "share" of the Partnership's "minimum gain" attributable to "partnership nonrecourse debt" (i.e., partnership debt for which no partner is individually liable) (as determined under the applicable Treasury Regulations).

  The General Partner estimates that, as of December 31, 1997 and assuming that a Unitholder acquired its Unit on the date of the closing of the original private placement offering of Units (the "Unit Offering Closing Date") and has held that Unit continuously since that time, the Unitholder would have an adjusted basis in that Unit at the time of the contemplated distribution of refinancing proceeds substantially in excess of the amount of the expected distribution per Unit. The General Partner also estimates that, as of December 31, 1997, and after giving effect to the planned distribution of cash proceeds pursuant to Alternative B, a Unitholder would have a deficit capital account balance of approximately $18,600 per Unit, which amount would not exceed its "share" of the Partnership's "minimum gain" (as determined under the applicable Treasury Regulations), which the General Partner estimates would be $20,400 per Unit as of the same date. Based upon these estimates, a Unitholder who acquired its Unit on the Unit Offering Closing Date and has held that Unit continuously since that time is not expected to recognize taxable income currently as a result of the cash distribution to be made pursuant to Alternative B. These estimates, however, are based upon a number of variables, including (i) an estimate of the Partnership's adjusted tax basis in its assets at the time the transactions contemplated by Alternative B are consummated and at the end of fiscal year 1997; (ii) an estimate of the Partnership's profit and loss during 1997; and (iii) the assumption that the IRS will respect the Partnership's treatment of the cash distribution as having been made from the proceeds of the Mezzanine Loan and not from the proceeds of the HM Junior Loan. Hence, there can be no assurance that the IRS will not contend that Unitholders must recognize gain under Alternative B in an amount equal to a majority of the cash distributed.

  Even if the proposed distribution of loan proceeds under Alternative B does not result in the current recognition of gain to a Unitholder, a Unitholder will be required to recognize income as the principal amount of the Senior Loan and the Mezzanine Loan are amortized to the extent that the Unitholder's deficit capital account balance, which for a Unitholder who acquired its Units on the Unit Offering Closing Date will have been created by the planned distribution, exceeds the Unitholder's "share" of the Partnership's "minimum gain" attributable to "partnership nonrecourse debt." The General Partner currently estimates that the deficit capital account balance of such a Unitholder should not exceed the Unitholder's "share" of the Partnership's "minimum gain" attributable to "partnership nonrecourse debt" in the reasonably foreseeable future. (It is important to note that under the Partnership Agreement 90% of any net taxable income of the Partnership would be allocated to the Limited Partners in any event without regard to whether the transactions contemplated by Alternative B were undertaken.)

  A Unitholder who acquired its Unit other than on the Unit Offering Closing Date should consult with its tax advisor as to its current adjusted tax basis in its Unit and whether, and the extent to which, the proposed distribution of loan proceeds under Alternative B will result in the current recognition of gain.

  POSSIBLE APPLICATION OF MORE RECENT TREASURY REGULATIONS AND RECAPTURE OF DEPRECIATION DEDUCTIONS. Since 1991, the Partnership has allocated approximately $15 million of nonrecourse deductions (approximately $16,700 per Unit) to the Unitholders with respect to partnership nonrecourse debt. If the Partnership implements Alternative B and accepts the HM Junior Loan from the General Partner, the amount of partnership nonrecourse debt of the Partnership would decrease. Accordingly, the amount of partnership nonrecourse debt of the Partnership attributable to the Unitholders also would decrease.

  Under the Treasury Regulations that are presently applicable to the Partnership (the "Old Regulations"), the Unitholders would not be required to recapture deductions previously taken with respect to partnership nonrecourse debt of the Partnership when their share of such debt decreases so long as the capital accounts of the Unitholders either remain positive or were not negative by more than their "share" of the Partnership's "minimum gain" attributable to nonrecourse debt. The capital accounts of the Unitholders currently are positive and are not expected to become negative as a result of implementation of Alternative B by more than a Unitholder's "share" of the Partnership's "minimum gain" (assuming, as outlined above, that the IRS will respect the Partnership's treatment of the cash distribution as having been made from the proceeds of the Mezzanine Loan and not from the proceeds of the HM Junior Loan).

  Under Treasury Regulations promulgated after the Partners entered into the Partnership Agreement (the "New Regulations"), however, partners must recapture deductions previously taken with respect to partnership nonrecourse debt if their share of that debt decreases, without regard to the partners' capital account balances at the time of that reduction. The New Regulations are not presently applicable to the Partnership, but they would become applicable to the Partnership if there were to be a "material modification" of the Partnership Agreement. Even if the New Regulations were to become applicable to the Partnership, it is not clear whether they would operate to require the recapture of deductions previously taken with respect to partnership nonrecourse debt under the Old Regulations or only affect deductions claimed in the future.

  The Partnership intends to take the position under either Alternative A or Alternative B that the New Regulations would not apply to the Partnership (that is, that there has not been a "material modification" of the Partnership Agreement in that the proposed amendments do not change the relative economic interests of the Partners, in their capacity as Partners in the Partnership). The Partnership also intends to take the position, in the alternative, that even if the New Regulations were to apply, such regulations would not require the Unitholders to recapture deductions previously taken with respect to partnership nonrecourse debt of the Partnership prior to the date the New Regulations became applicable to the Partnership. The positions of the General Partner, however, are not binding upon the IRS, and there is no clear guidance as to when a "material modification" of a partnership agreement occurs or how the New Regulations apply to deductions previously claimed under the Old Regulations. Thus, no assurance can be given that the IRS might not seek to assert that the New Regulations do apply to the Partnership and that they do result in the recapture of the $15 million of deductions previously taken by the Unitholders with respect to partnership nonrecourse debt.

  PASSIVE ACTIVITY INCOME AND LOSS. Any income recognized by the Unitholders in connection with the transactions contemplated under Alternative B will constitute "passive activity income" for purposes of the passive activity loss limitation rules of Section 469 of the Code. Passive activity income generally may be offset by losses from all sources, including suspended passive activity losses with respect to the Partnership and passive or active losses from other activities. The General Partner estimates that as of January 1, 1997, a Unitholder that purchased its Unit on the Unit Offering Closing Date and has held that Unit continuously since that time and whose Unit is and has been its only investment in a passive activity would have a passive activity loss carryforward equal to $13,800.

  Each Unitholder should consult with its own tax advisor concerning whether, and the extent to which, the Unitholder has available suspended passive activity losses from either the Partnership or other investments that may be used to offset any gain that may be required to be recognized under Alternative B.

                                   *   *   *

  BECAUSE THE INCOME TAX CONSEQUENCES OF ALTERNATIVE B WILL NOT NECESSARILY BE THE SAME FOR ALL UNITHOLDERS, UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS.

     CONFLICTS OF INTEREST RELATING TO ONGOING BUSINESS OF THE PARTNERSHIP

  Because Host Marriott and its Affiliates own hotels other than the Hotel owned by the Partnership, potential conflicts of interest exist. With respect to these potential conflicts of interest, Host Marriott and its Affiliates retain a free right to compete with the Partnership's Hotel, including the right to develop competing hotels now and in the future, in addition to those existing hotels that may compete directly or indirectly.

  Because Host Marriott, through the Junior Lender, will have a claim to the assets of the Partnership superior to the claims of the Limited Partners in the event of default, potential conflicts of interest exist. The terms of the HM Junior Loan provide for the HM Junior Loan to be secured by a subordinated pledge of the Partnership's ownership interest in the New Sub, if consented to by the lender of the Mezzanine Loan. As a secured lender, in the event of default, Host Marriott, through the Junior Lender, could influence and control decisions concerning the Partnership's assets that do not fully reflect the interests of the Limited Partners of the Partnership.

  Under Delaware law, the General Partner has unlimited liability for obligations of the Partnership, unless those obligations are, by contract, without recourse to the partners thereof. Since the General Partner is entitled to manage and control the business and operations of the Partnership, this control could lead to a conflict of interest.

POLICIES WITH RESPECT TO CONFLICTS OF INTEREST

  The Partnership Agreement permits the General Partner, without the consent of the Limited Partners, to engage in various transactions with its Affiliates in conducting the business and affairs of the Partnership. Such transactions include, subject to certain restrictions, borrowing money from itself or any Affiliate, engaging in business with, or providing services to and receiving compensation from, persons or entities that have provided or may in the future provide various services to the General Partner or its Affiliates, and entering into agreements to employ agents, attorneys, accountants, engineers, appraisers or other consultants or contractors who may be Affiliates of the General Partner to provide services to the General Partner. The Partnership Agreement requires agreements, contracts or arrangements between the Partnership and the General Partner or its Affiliates, other than arrangements for rendering legal, tax, accounting, procurement and engineering services to the Partnership by the General Partner or its Affiliates (and except for arrangements between the Partnership and an Affiliate of Marriott International pertaining to the development of property surrounding golf courses adjoining the Hotel and the sharing of Hotel facilities with purchasers of such property), to be on commercially reasonable terms and subject to the following conditions:

    (i) the General Partner or any such Affiliate must be actively engaged in the business of rendering such services or selling or leasing such goods independently of its dealings with the Partnership and as an ordinary ongoing business or must enter into and engage in such business with Marriott system hotels or hotel owners generally and not exclusively with the Partnership;

    (ii) such agreements, contracts or arrangements must be fair to the Partnership and reflect commercially reasonable terms and shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor;

    (iii) no rebates or give-ups may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Partnership Agreement;

    (iv) no such agreement, contract or arrangement as to which the Limited Partners had previously given approval may be amended in such manner as to increase the fees or other compensation payable by the Partnership to the General Partner or any of its Affiliates or to decrease the responsibilities or duties of the General Partner or any such Affiliates in the absence of the consent of Limited Partners holding a majority of the Units; and

    (v) any such agreement, contract or arrangement which relates to or secures any funds advanced or loaned to the Partnership by the General Partner or any Affiliate of the General Partner must reflect commercially reasonable terms.

  The foregoing policies with respect to conflicts of interest would not be changed by any of the Amendments except that such policies would not apply to Marriott International under the proposed Amendment to the definition of Affiliate until such time in the future (if ever) that Marriott International becomes an Affiliate under the new definition. Nevertheless, the General Partner will not enter into any new, or amend any existing, agreement, contract or arrangement with Marriott International on terms that are unfair to the Partnership or commercially unreasonable. In this regard note that, as discussed above, the General Partner does anticipate converting the Operating Lease to the Management Agreement. This conversion would not reduce the responsibilities or duties of Marriott International, increase the compensation payable to Marriott International, or adversely affect the rights of the Limited Partners.

                                 OTHER MATTERS

PRICE RANGE OF UNITS

  The Units are not listed on any national securities exchange or quoted in the over the counter market, and there is no established public trading market for the Units. Based upon information available to the General Partner, there have been 31 secondary sales of the Units during 1997, with an average sale price in such transactions of $22,444 per Unit. The General Partner monitors transfers of the Units (i) because transfers of Units are subject to various conditions under the Partnership Agreement and admission of the transferee as a substitute limited partner requires the consent of the General Partner, in its sole and absolute discretion, under the Partnership Agreement and (ii) in order to track compliance with safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes. However, the General Partner does not have information regarding the prices at which all secondary sales transactions in the Units have been effectuated. On the Record Date, there were 1,136 Unitholders of record of the 900 outstanding Units.

  The General Partner has been advised that as of the date of this Consent Solicitation Statement, certain persons have made offers to certain Unitholders to acquire Units. The General Partner believes that such offers are being made (or were made) for prices ranging from $15,000 to $22,500 per Unit. The General Partner is not aware whether such persons continue to make such offers.

OPERATIONS AFTER THE HM JUNIOR LOAN AND THE AMENDMENTS

  The General Partner currently intends that, upon the consummation of the refinancing of the Bridge Loan and the effectiveness of the Amendments, the Partnership will continue its businesses and operations substantially as they are currently being conducted other than as contemplated herein. The General Partner has no present plans or proposals regardless of the outcome of the HM Junior Loan transaction or the Amendments that would result in an extraordinary transaction, such as a merger, reorganization, liquidation, or sale or transfer of a material amount of assets, involving the Partnership or its subsidiaries, or any material changes in the Partnership capitalization, distribution policy, structure or business, other than as contemplated by the proposed refinancing described above under the caption "Background--The Proposed Refinancing."

                                          Marriott Desert Springs Corporation
                                          GENERAL PARTNER


                                          By:  /s/ Bruce F. Stemerman
                                             ---------------------------------
                                                    Bruce F. Stemerman
                                                  President and Director

Date: August 29, 1997

                                                                      APPENDIX A

                         AMENDED PARTNERSHIP AGREEMENT

                          SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            DESERT SPRINGS MARRIOTT

                              LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE ONE Defined Terms.................................................  D-1
ARTICLE TWO Formation, Name, Place of Business, Purpose and Term
  2.01 Formation..........................................................  D-6
  2.02 Name and Offices...................................................  D-6
  2.03 Purpose............................................................  D-6
  2.04 Term...............................................................  D-7
  2.05 Agent for Service of Process.......................................  D-7
ARTICLE THREE Partners and Capital
  3.01 General Partner....................................................  D-7
  3.02 [Initial Limited Partner] [INTENTIONALLY OMITTED]..................  D-7
  3.03 Limited Partners...................................................  D-7
  3.04 Capital [Contributions] CONTRIBUTION by the General Partner........  D-7
  3.05 Capital Contributions by the Limited Partners......................  D-7
  3.06 Partnership Capital................................................ D-10
  3.07 Liability of the Limited Partners.................................. D-10
  3.08 Liability of the General Partner................................... D-10
ARTICLE FOUR Allocation of Profits and Losses; Distributions of Cash and
 Certain Proceeds
  4.01 Allocation of Net Profits.......................................... D-10
  4.02 Allocation of Net Losses and Losses................................ D-10
  4.03 Allocation of Gain................................................. D-11
  4.04 Allocation Among Limited Partners of Net Profits, Gains, Net Losses
   and Losses............................................................. D-11
  4.05 Allocation of Recapture Income..................................... D-11
  4.06 Distribution of Cash Available for Distribution.................... D-12
  4.07 Distribution of Refinancing Proceeds............................... D-12
  4.08 Distribution of Sale Proceeds...................................... D-12
  4.09 Allocation Among Limited Partners of Cash Available for
   Distribution, Refinancing Proceeds and Sale Proceeds................... D-12
  4.10 Section 754 Adjustments............................................ D-12
  4.11 Special Allocation of [Selling Commissions] SYNDICATION EXPENSES... D-13
  4.12 Contingent Adjustments............................................. D-13
  4.13 Special Allocation of Interest on Purchase Debt.................... D-13
  4.14 Special [Allocations] ALLOCATION in Event of Advances by General
   Partner................................................................ D-14
ARTICLE FIVE Rights, Powers and Duties of the General Partner
  5.01 Authority of the General Partner to Manage the Partnership......... D-14
  5.02 Restrictions on Authority of the General Partner................... D-16
  5.03 Duties and Obligations of the General Partner...................... D-18
  5.04 Compensation of the General Partner................................ D-19
  5.05 Other Business of Partners......................................... D-19
  5.06 Limitation on Liability of General Partner; Indemnification........ D-19
  5.07 Designation of Tax Matters Partner and Designated Person for
   Purposes of Investor List.............................................. D-21
ARTICLE SIX Withdrawal and Removal of General Partner
  6.01 Limitation on Voluntary Withdrawal................................. D-22
  6.02 Bankruptcy or Dissolution of the General Partner................... D-22
  6.03 Liability of Withdrawn General Partner............................. D-22
  6.04 Removal of General Partner......................................... D-22
  6.05 Substitute General Partner......................................... D-22
ARTICLE SEVEN Assignability Of Units
  7.01 Restrictions on Assignments........................................ D-23
  7.02 Assignees and Substituted Limited Partners......................... D-23

                                                                           PAGE
                                                                           ----
ARTICLE EIGHT Dissolution And Liquidation Of The Partnership
  8.01 Events Causing Dissolution......................................... D-24
  8.02 Liquidation........................................................ D-25
ARTICLE NINE Books And Records, Accounting, Reports, Tax Elections, Etc.
  9.01 Books and Records.................................................. D-25
  9.02 Accounting and Fiscal Year......................................... D-26
  9.03 Bank Accounts and Investments...................................... D-26
  9.04 Reports............................................................ D-26
  9.05 Tax Depreciation and Elections..................................... D-27
  9.06 Interim Closing of the Books....................................... D-27
ARTICLE TEN Meetings And Voting Rights Of Limited Partners
  10.01 Meetings.......................................................... D-27
  10.02 Special Voting Rights of Limited Partners......................... D-28
ARTICLE ELEVEN Miscellaneous Provisions
  11.01 Appointment of General Partner as Attorney-in-Fact................ D-29
  11.02 Amendments........................................................ D-30
  11.03 General Partner Representations and Warranties.................... D-30
  11.04 Binding Provisions................................................ D-30
  11.05 Applicable Law.................................................... D-30
  11.06 Counterparts...................................................... D-31
  11.07 Separability of Provisions........................................ D-31
  11.08 Article and Section Titles........................................ D-31
  11.09 Short Form Filings................................................ D-31
EXHIBIT A Limited Partner Note............................................ D-34

                          SECOND AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

  This SECOND Amended and Restated Agreement of Limited Partnership, dated as
of [24 APRIL, 1987]      , 1997 is made and entered into by and among Marriott
Desert Springs Corporation, a Delaware corporation, as general partner (the "General Partner"), AND THOSE PERSONS WHO HAVE BEEN ADMITTED AS LIMITED PARTNERS OF THE PARTNERSHIP IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP (THE "PARTNERSHIP") DATED AS OF APRIL 24, 1987 (THE "ORIGINAL AGREEMENT") OR THIS AGREEMENT AND ARE IDENTIFIED IN THE BOOKS AND RECORDS OF THE PARTNERSHIP AS THE LIMITED PARTNERS.

  THE PARTNERSHIP WAS FORMED PURSUANT TO A CERTIFICATE OF LIMITED PARTNERSHIP FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON FEBRUARY 26, 1987. ON APRIL 27, 1987, THE GENERAL PARTNER, Christopher G. Townsend, as initial limited partner [(the "Initial Limited Partner") and those Persons who have executed this Agreement and are identified in the books and records of the Partnership as], AND the Limited Partners WHO PURCHASED UNITS OF LIMITED PARTNERSHIP INTEREST (THE "UNITS") IN THE PARTNERSHIP IN THE PRIVATE PLACEMENT EFFECTED PURSUANT TO A PRIVATE PLACEMENT MEMORANDUM DATED MARCH 20, 1987 ENTERED INTO THE ORIGINAL AGREEMENT. THE PARTNERS ARE ADOPTING THIS SECOND AMENDED AND RESTATED AGREEMENT[.Desert Springs Marriott Limited Partnership (the "Partnership") was formed pursuant to a Certificate] of Limited Partnership [filed with the Office of the Secretary of State of the State of Delaware on February 26, 1987. ]IN ORDER TO EFFECT CERTAIN AMENDMENTS TO THE ORIGINAL AGREEMENT APPROVED BY THE GENERAL PARTNER AND THE LIMITED PARTNERS.

  In consideration of the mutual agreements made herein, the parties hereby agree to [constitute] CONTINUE THE PARTNERSHIP AS a limited partnership UNDER THE ACT as follows:

                                  ARTICLE ONE

                                 DEFINED TERMS

  Section 1.01. The defined terms used in this Agreement shall, unless the context otherwise requires, have the respective meanings specified in this
Section 1.01.

  "Accounting Period" means the four week accounting periods having the same beginning and ending dates as the General Partner's four week accounting periods, except that an Accounting Period may occasionally contain up to five weeks when necessary to conform the accounting system to the calendar year.

  "Act" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C.
(S) 17-101, et seq.), AS AMENDED FROM TIME TO TIME.

  "Adjustments" means the after-tax present values to the General Partner and the Limited Partners of the Affected Items, as determined by the Expert.

  "Affected Items" means those items of tax benefits that, because of the Proposed Regulations, are lost by the Limited Partners or are received by the General Partner.

  "Affected Year" means any Fiscal Year of the Partnership in which there are Affected Items.

  "Affiliate," "AFFILIATES" or "Affiliated Person" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that,

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directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, and (iv) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. Affiliate or Affiliated Person of the Partnership or the General Partner does not include a Person who is a partner of, or in a partnership or joint venture with, the Partnership or any other Affiliated Person, if such Person is not otherwise an Affiliate or Affiliated Person of the Partnership or the General Partner. NOTWITHSTANDING THE FOREGOING, NO CORPORATION WHOSE COMMON STOCK IS LISTED ON A NATIONAL SECURITIES EXCHANGE OR AUTHORIZED FOR INCLUSION ON THE NASDAQ NATIONAL MARKET, OR ANY SUBSIDIARY THEREOF, SHALL BE AN "AFFILIATE" OF THE GENERAL PARTNER OR ANY AFFILIATE THEREOF UNLESS A PERSON (OR PERSONS IF SUCH PERSONS WOULD BE TREATED AS PART OF THE SAME GROUP FOR PURPOSES OF SECTION 13(D) OR 13(G) OF
THE SECURITIES EXCHANGE ACT OF 1934) DIRECTLY OR INDIRECTLY OWNS TWENTY
PERCENT (20%) OR MORE OF THE OUTSTANDING COMMON STOCK OF THE GENERAL PARTNER AND SUCH OTHER CORPORATION.

  "Agreement" means this SECOND Amended and Restated Agreement of Limited Partnership, as originally executed and as hereafter amended or modified from time to time.

  "Capital Account" or "Capital Accounts" means, with respect to a Partner, the account maintained for such Partner which is determined and maintained in a manner which the General Partner determines is in accordance with section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended.

  "Capital Contribution" or "Capital Contributions" means, with respect to any Partner, the total amount of money (and the agreed value of any property contributed to the Partnership by the General Partner) contributed and agreed to be contributed to the Partnership (prior to the deduction of any selling commissions or expenses) by such Partner; provided, however, that as and to the extent any placement agent retained by the General Partner to assist in the private placement of the Units foregoes any portion of its fees or selling commission with a consequent reduction in the offering price of any Units so placed or as and to the extent any Limited Partner receives a discount of $12,285 per Unit as a result his making a payment of $87,715 per Unit in cash ($77,715 per Unit if purchased in cash by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates, or by the Placement Agents) upon execution of the subscription documents as full payment of his Capital Contribution, the Limited Partners purchasing any such Units shall nevertheless be deemed to have contributed to the Partnership the full amount of the offering price without deduction on account of such reduced purchase price.

  "Capital Receipts" means Sale Proceeds and/or Refinancing Proceeds.

  "Cash Available for Distribution" means, with respect to any fiscal period, the cash revenues of the Partnership from all sources during such fiscal period other than Capital Receipts less (i) all cash expenditures of the Partnership during such fiscal period, including, without limitation, repayment of all Partnership indebtedness to the extent required to be paid, but not including expenditures of Capital Receipts plus any fees for management services and administrative expenses and (ii) such reserves as may be determined by the General Partner, in its sole discretion, to be necessary to provide for the foreseeable needs of the Partnership.

  "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

  "Consent" means either (a) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.01, or (b) a prior written approval required or permitted to be given pursuant to this Agreement or the act granting such approval, as the context may require. Unless otherwise specified, Consent of the Limited Partners shall mean Consent of a majority in interest of the Limited Partners. [However, if the General Partner or any Affiliate of the General Partner (other than officers, directors or employees of the General Partner or its Affiliates) purchases any Units, it shall have no voting rights with respect to such Units.]

  "Cumulative Capital" means, with respect to any Partner, the amount of Capital Contributions actually contributed to the Partnership as of the date in question (prior to the deduction of any selling commissions or

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expenses) by such Partner; provided, however, that as and to the extent any placement agent retained by the General Partner to assist in the private placement of the Units foregoes any portion of its fees or selling commission with a consequent reduction in the offering price of any Units so placed or as and to the extent any Limited Partner receives a discount of $12,285 per Unit as a result of his paying $87,715 per Unit in cash ($77,715 if purchased in cash by the General Partner, its Affiliates, or officers, directors and employees of the General Partner or its Affiliates, or by the Placement Agents) upon execution of the subscription documents as full payment of the purchase price for such Unit the Limited Partners purchasing any such Unit shall nevertheless be deemed to have contributed to the Partnership the full amount of the offering price without deduction on account of such reduced purchase price, provided, further that at the time of any calculation of Cumulative Capital, there shall only be credited to the Cumulative Capital of a Limited Partner an amount per Unit not in excess of the amount of Capital Contribution required to be paid by Limited Partners who pay for their Units in installments.

  "Debt Service Guarantees" means the guarantees by Marriott and the General Partner in an amount not exceeding $21,875,000 of interest and principal payments owing by the Partnership under the Mortgage Debt.

  "Defaulting Limited Partner" means a Limited Partner who fails to pay all or any portion of any installment of his Capital Contribution for a period of 20 days after the date such installment was due.

  "Defaulting Limited Partner Allocation" means allocations of Net Losses, Net Profits, Gains, Losses, and tax credits to a Defaulting Limited Partner.

  "Default Notice" means the notice given by the General Partner to the Partnership of its desire to purchase all or a portion of a Defaulting Limited Partner's Interest in the Partnership.

  "Designated Person" means the General Partner.

  ["Equipment" means the equipment purchased from TWA pursuant to the Equipment Purchase Agreement and leased back to TWA pursuant to the Equipment Lease.

  "Equipment Appraisal" means that appraisal prepared by Simat, Helliesen & Eichner, Inc., as described in Exhibit H to the Private Placement Memorandum.

  "Equipment Lease" means that lease agreement between the Partnership as lessor and TWA as lessee providing for the leasing of the Equipment.

  "Equipment Purchase Agreement" means that purchase agreement pursuant to which the Partnership will purchase the Equipment from TWA.

  "Equipment Rental" means the rent under the Equipment Lease.]

  "Expert" means that independent expert retained by the General Partner who will determine the respective after-tax present values to the General Partner and the Limited Partners of the Affected Items.

  "FF&E" means (i) furniture, fixtures and furnishings and equipment and (ii) routine repairs and maintenance undertaken subsequent to the opening date of the Hotel, the cost of which would not be expensed under generally accepted accounting principles.

  "Fiscal Quarter" means, for the respective fiscal periods in any year, (i) the period beginning on January 1, and having the same ending date as the General Partner's 12-week fiscal first quarter, (ii) the same period of time as the General Partner's second fiscal quarter, (iii) the same period of time as the General Partner's third fiscal quarter, and (iv) the period from the end of the General Partner's third fiscal quarter through December 31 in such Fiscal Year.

  "Fiscal Year" means the fiscal year of the Partnership as established in
Section 9.02.

  "Foreclosure Guarantee" means the guarantee of the General Partner in an amount not exceeding $50 million of principal upon a foreclosure of the Hotel.

  "Gain" or "Gains" means the gain or gains recognized by the Partnership for Federal income tax purposes upon the sale or disposition of Partnership property (other than the routine sale of used FF&E being replaced at the Hotel[, and other than the sale or other disposition of Equipment except in connection with a sale or other disposition of all or substantially all the assets of the Partnership).]).

  "General Partner" means Marriott Desert Springs Corporation, a Delaware corporation and wholly owned subsidiary of Host, in its capacity as general partner of the Partnership and its permitted successors or assigns.

  "Host" means Host [International, Inc.] MARRIOTT CORPORATION, a Delaware corporation [and wholly owned subsidiary of Marriott].

  "Hotel" means Marriott's Desert Springs Resort and Spa in Palm Desert, California and the land on which the hotel and a golf course is located.

  "Hotel Operating Lease" means that certain agreement with the Operating Tenant, [to be] executed as of the closing of the offering pursuant to the Private Placement Memorandum, whereby the Operating Tenant leases the Hotel and subleases a golf course from the Partnership.

  ["Hotel Purchase Agreement" means the purchase agreement to be entered into between the Partnership as purchaser and the Operating Tenant as seller providing for the purchase of the Hotel and certain related materials and personal property including FF&E.

  "Initial Limited Partner" means Christopher G. Townsend.]

  "Interest" means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

  "INTERESTED TRANSACTION" MEANS ANY MATTER IN WHICH THE GENERAL PARTNER OR ITS AFFILIATES HAS AN ACTUAL ECONOMIC INTEREST, OTHER THAN AN INTEREST SOLELY AS A RESULT OF ITS OR AN AFFILIATE'S OWNERSHIP OF UNITS OR A GENERAL PARTNER INTEREST OR AS A RESULT OF ITS OR AN AFFILIATE'S (AND ANY GROUP OF WHICH IT IS A PART FOR PURPOSES OF SECTION 13(D) OR 13(G) OF THE SECURITIES EXCHANGE ACT OF 1934) DIRECT OR INDIRECT OWNERSHIP OF LESS THAN TWENTY PERCENT (20%) OF THE OUTSTANDING COMMON STOCK OF BOTH THE GENERAL PARTNER AND A CORPORATION WHOSE COMMON STOCK IS LISTED ON A NATIONAL SECURITIES EXCHANGE OR AUTHORIZED FOR INCLUSION IN THE NASDAQ NATIONAL MARKET, OR ANY SUBSIDIARY THEREOF.

  "Invested Capital" means the excess, if any, of Cumulative Capital of a Partner over cumulative distributions to him of Capital Receipts.

  "Investor List" means that list, required by the Tax Reform Act of 1984, AS AMENDED, identifying Persons to whom Interests in the Partnership were sold, such Persons' addresses and taxpayer identification numbers, the dates on which the Interests were acquired and the name and tax shelter registration number of the Partnership.

  "IRS" means the Internal Revenue Service.

  "Limited Partner" means any Person admitted to the Partnership pursuant to
Section 3.03 including any Substituted Limited Partner.

  "Loss" or "Losses" means the loss or losses recognized by the Partnership for Federal income tax purposes upon the sale or disposition of Partnership property [(]other than the routine sale of used FF&E being

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replaced at the Hotel[, and other than the sale or other disposition of
Equipment except in connection with a sale or other disposition of all or substantially all the assets of the Partnership)].

  ["Marriott" means Marriott Corporation, a Delaware corporation.]

  "Minimum Gain" means the Gain that would be recognized by the Partnership, if property of the Partnership which is secured by a nonrecourse debt, were foreclosed upon and such property were transferred to the creditor in satisfaction thereof.

  "Mortgage Debt" means the loan provided to the Partnership by The First National Bank of Chicago and any other commercial banks in the principal amount of $175 million.

  "Net Profits" or "Net Losses" means, for any period, the net profits or net losses of the Partnership for Federal income tax purposes during such period as determined under section 702 of the Code, including gain or loss on the routine sale of used FF&E not in connection with the sale of a Hotel, and from the sale or other disposition of Equipment except in connection with a sale or other disposition of all or substantially all the assets of the Partnership, and excluding Gains and Losses and items specially allocated under Sections 4.05, 4.11, 4.13 and 4.14.

  "Note" or "Notes" means the promissory note or notes given to the Partnership by the Limited Partners pursuant to Section 3.05.

  "Notification" means a written notice, containing the information required by this Agreement to be communicated to any Person, sent by registered, certified or regular mail to such Person; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes of this Agreement.

  "Operating Tenant" means [Desert Springs Hotel Services, a joint venture between Marriott and Host] MARRIOTT HOTEL SERVICES, INC., A DELAWARE CORPORATION AND WHOLLY OWNED SUBSIDIARY OF MARRIOTT INTERNATIONAL INC., as lessee and operator of the Hotel.

  "ORIGINAL LIMITED PARTNER" MEANS ANY LIMITED PARTNER WHO ACQUIRED UNITS IN THE INITIAL OFFERING OF UNITS PURSUANT TO THE PRIVATE PLACEMENT MEMORANDUM.

  "Partners" means, collectively, the Limited Partners as constituted from time to time and the General Partner.

  "Partnership" means the limited partnership formed UNDER THE ACT AND CONTINUED pursuant to this Agreement by the parties hereto, as said Partnership may from time to time be constituted.

  "Partnership Debt" means any indebtedness for borrowed money incurred by the Partnership.

  "Person" means any individual, partnership, LIMITED LIABILITY COMPANY, corporation, trust or other legal entity.

  "Placement Agents" means Smith Barney, Harris Upham & Co. Incorporated and Mutual Benefit Financial Service Company.

  "Prime Rate" means the base rate of interest announced from time-to-time by Bankers Trust Company, New York, New York.

  "Private Placement Memorandum" means the Partnership's confidential private placement memorandum dated March 20, 1987, concerning the offering of the Units.

  "Proposed Regulations" means, for purposes of computing Affected Items, regulations proposed by the Department of the Treasury as directed by section 79 of the Tax Reform Act of 1984, AS AMENDED, or otherwise pursuant to section 704 or section 752 of the Code.

  "Purchase Debt" means a loan in the maximum amount of up to $56,442,000 borrowed by the Partnership from Marriott CORPORATION to finance, AMONG OTHER THINGS, a portion of the purchase price of the Hotel [and the purchase price of the Equipment].

  "Refinancing Proceeds" means the net proceeds from any refinancing or borrowing by the Partnership, the proceeds of which are applied to the repayment of previously incurred debt of the Partnership, or borrowed for distributions to the Partners including the proceeds of a sale and leaseback on which no taxable gain is recognized for Federal income tax purposes.

  "Sale Proceeds" means any net proceeds received by the Partnership from (i) the exchange, condemnation, eminent domain taking, casualty, sale or other disposition of all or a portion of the Partnership's assets, or (ii) the liquidation of the Partnership's property in connection with a dissolution of the Partnership (in excess of the outstanding indebtedness and other liabilities of the Partnership). Sale Proceeds shall not include the proceeds from the routine sale of used FF&E not in connection with the disposition of the Hotel.

  "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.02 and who is listed as such in the books and records of the Partnership.

  "Tax-Exempt Entity" means an entity or person defined in section 168(h)(2) of the Code.

  "Tax Matters Partner" means the General Partner.

  "Total Partnership Distributions" means the total amount of cash and the fair market value of any property (net of any associated liabilities) distributed to the Partners pursuant to Sections 4.07 through 4.10.

  "Treasury Regulations" means the regulations promulgated by the Department of the Treasury as in effect as of the date of this Agreement.

  ["TWA" means Trans World Airlines, Inc.]

  "Unit" means the Interest of a Limited Partner represented by a Capital Contribution of $100,000.

                                  ARTICLE TWO

             FORMATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM

  Section 2.01. Formation. The parties have formed and do hereby continue the Partnership pursuant to the provisions of the Act.

  Section 2.02. Name and Offices. The name of the Partnership is and shall be Desert Springs Marriott Limited Partnership. The principal offices of the Partnership shall be located at 10400 Fernwood Road, Bethesda, Maryland [20058] 20817 or at such other place or places as the General Partner may from time to time determine. The address of the registered office of the Partnership in the State of Delaware is at [229 South State Street, Dover,] 1013 CENTRE ROAD, WILMINGTON, County of [Kent,] NEW CASTLE, Delaware [19901] 19805.

  Section 2.03. Purpose. The purpose of the Partnership is, without limitation, to DIRECTLY OR INDIRECTLY, (i) acquire, own, and then lease to, OR ENTER INTO A MANAGEMENT AGREEMENT WITH, an operator the Hotel and a golf course adjacent to the Hotel, (ii) lease a second golf course and sublease the course to an operator, (iii) sell or otherwise dispose of the Hotel,[(iv) acquire and own the Equipment, lease the Equipment and sell or otherwise dispose of the Equipment,] and (iv) to engage in any other activities related or incidental thereto as more fully set forth in Section 5.01 hereof.

  Section 2.04. Term. The term of the Partnership shall continue in full force and effect from the date of the filing of the original Certificate of Limited Partnership until December 31, 2087, or until dissolution prior thereto pursuant to the provisions of Article Eight.

  Section 2.05. Agent for Service of Process. The name and address of the agent for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., [229 South State Street, Dover,] 1013 CENTRE ROAD, WILMINGTON, County of [Kent,] NEW CASTLE, Delaware [19901] 19805.

                                 ARTICLE THREE

                             PARTNERS AND CAPITAL

  Section 3.01. General Partner. The General Partner of the Partnership is and shall be Marriott Desert Springs Corporation, a Delaware Corporation and wholly-owned subsidiary of Host, having its principal executive offices at 10400 Fernwood Road, Bethesda, Maryland [20058.] 20817.

  Section 3.02. [INTENTIONALLY OMITTED] [Initial Limited Partner. The initial limited partner of the Partnership is Christopher G. Townsend, 10 Paramus Court, Gaithersburg, Maryland 20878. Upon admission to the Partnership of the Limited Partners, the Initial Limited Partner will withdraw from the Partnership and receive a return of his Capital Contribution.]

  Section 3.03. Limited Partners. The names and addresses of the Limited Partners, the amount of their agreed upon Capital Contributions and the number of Units held by them are set forth in the books and records of the Partnership and a Person shall be deemed to be admitted as a Limited Partner when the General Partner has accepted such Person as a Limited Partner of the Partnership, the books and records reflect such Person as admitted to the Partnership as a Limited Partner and such Person has executed this Agreement.

  Section 3.04. Capital Contribution by the General Partner. The General Partner has made a Capital Contribution in the amount of $909,100 in cash.

  Section 3.05. Capital Contributions by the Limited Partners.

  A. The number of Units subscribed for by each Limited Partner is set forth in the subscription documents executed and delivered by such Limited Partner. Each ORIGINAL Limited Partner's contribution in respect of the Units subscribed for [shall be] WAS MADE (i) in cash and a fully recourse promissory note (the "Note") of such Limited Partner payable as set forth in Section 3.05B or (ii) in cash in the amount of $87,715 as full payment of the subscription price ($77,715 per Unit in cash if purchased by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates, or by the Placement Agents). No Partner shall be paid interest on any Capital Contribution.

  [The Partnership may pledge the aforesaid Notes and its interest in the Units to Marriott or its Affiliates as security for payment of the Purchase Debt and may not further pledge or assign such Notes without the consent of Marriott.]

  B. [The Limited Partners shall make] THE ORIGINAL LIMITED PARTNERS MADE Capital Contributions totaling up to $90 million for which each such Limited Partner [shall subscribe] SUBSCRIBED in Units of $100,000 [each] unless the General Partner in its sole discretion [shall accept] ACCEPTED subscriptions for less than a full Unit. For each Unit purchased, [a] AN ORIGINAL Limited Partner [shall make] MADE a Capital Contribution either by paying $87,715 per Unit in cash ($77,715 per Unit in cash if purchased by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates, or the Placement Agents) on execution of

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the subscription documents as full payment of the subscription price or
$100,000 in the following installments: (i) a first installment in the amount of $25,000 payable on execution of the subscription documents; (ii) a second installment in the amount of $30,000 payable on June 15, 1988; (iii) a third installment in the amount of $25,000 payable on June 15, 1989; and (iv) a fourth installment in the amount of $20,000 payable on June 15, 1990. ORIGINAL Limited Partners [purchasing] WHO PURCHASED more or less than a full Unit [shall be] WERE required to make proportionate installments on the dates aforesaid. ORIGINAL Limited Partners [may] COULD prepay, without any reduction in the amount thereof, the foregoing installments, in whole or in part, at any time prior to their respective due date.

  C. The obligation of each ORIGINAL Limited Partner to pay the installments required by Section 3.05B, other than the first installment, [shall be] WAS evidenced by the delivery to the Partnership concurrently with payment of the first installment of the Note in the form of Exhibit A attached hereto payable to the Partnership in the amount of $75,000 for each Unit purchased (adjusted if less than a full Unit is purchased) representing the amount of the remaining unpaid Capital Contribution of such ORIGINAL Limited Partner. Such ORIGINAL Limited Partners [may] COULD prepay in whole, or in part, all of the installments. If [a] AN ORIGINAL Limited Partner [pays] PAID $87,715 in cash per Unit at the time he [delivers] DELIVERED an executed subscription agreement, then there [shall be] WAS no obligation to deliver a Note to the Partnership. That portion of such $87,715 payment in excess of the amount that would have been paid upon subscription had the ORIGINAL Limited Partner selected the installment method of paying the subscription price [will be] WAS used by the Partnership to reduce the Purchase Debt.

  D. Each ORIGINAL Limited Partner paying in installments [pledges] PLEDGED to the Partnership his Interest as security for payment of the installments payable under such ORIGINAL Limited Partner's Note. The Partnership, acting through the General Partner, shall have all rights and remedies granted to a secured party under the Uniform Commercial Code as adopted in Delaware, including, but not limited to, the right to sell such Interest, and such Limited Partner agrees to execute such instruments, including, without limitation, a financing statement on Form UCC-1, as the General Partner may from time to time require to perfect such security interest. [In addition, the General Partner shall have the right, at any time through the date of payment of the fourth installment of Capital Contributions specified in Section 3.05B above, to have a credit check performed for any Limited Partner making payment of Capital Contributions in installments.] For purposes of the said Uniform Commercial Code, this Agreement shall also be deemed to be a security agreement.

  E. The following provisions [shall apply] APPLIED in the event a Limited Partner [fails] FAILED to make installment payments when due:

    (i) A Limited Partner who [fails] FAILED to pay when due all or any portion of any installment (a "Defaulting Limited Partner") for a period of 20 days and such default continues, the Defaulting Limited Partner shall be required to pay the Partnership a late payment charge equal to five percent (5%) of such unpaid installment or portion thereof. At any time prior to any sale of all or any portion of the Defaulting Limited Partner's Interest as provided in this subsection E, the General Partner may but shall not be obligated to accept full payment from the Defaulting Limited Partner of any unpaid installment then overdue. The acceptance of such payment by the General Partner shall extinguish the further right (as hereafter defined) of the General Partner to purchase the Defaulting Limited Partner's Interest. If a default shall continue for more than 30 days after notice to the Defaulting Limited Partner, in addition to the aforesaid late charge, the unpaid portion of such installment or portion thereof shall bear interest from the date due until paid in full at a rate equal to the lesser of (a) four percentage points in excess of the Prime Rate or (b) the maximum rate permitted by law. If the late charge is deemed to be interest under law, it may only be imposed to the extent it does not cause total interest to exceed the rate permitted by law. A Defaulting Limited Partner shall have no voting rights with respect to his Interest for so long as any unpaid installments plus any late charge or interest attributable to such unpaid installment or portion thereof remains unpaid. The General Partner will deduct the amount of any delinquent installments, late penalty or interest from any cash distributions to Limited Partners.

    (ii) If a default shall continue for more than 30 days after notice to the Defaulting Limited Partner, the General Partner shall have the option of accelerating the payment of the entire unpaid balance of the Notes of the Defaulting Limited Partner and the additional option of purchasing (for the price set forth below) all or a portion of the Defaulting Limited Partner's Interest. Such option may be exercised by the General Partner by giving the Partner a Default Notice. The purchase price to be paid to the Defaulting Limited Partner shall be an amount equal to the greater of (x) 10% of the amount of Cumulative Capital of the Defaulting Limited Partner in respect of the Interest being purchased less the sum of (i) the total amount of cash distributions, if any, theretofore made to the Defaulting Limited Partner in respect of the Interest being purchased, (ii) any reasonable expenses incurred by the Partnership and by the General Partner in connection with such purchase, (iii) all tax credits previously reported by the Partnership for all Fiscal Years then ended allocable to the Interest being purchased, and (iv) 50% of the Net Losses previously reported by the Partnership for all Fiscal Years then ended allocable to the Interest being purchased, or (y) three percent (3%) of the amount of the Cumulative Capital of the Defaulting Limited Partner in respect of the Interest being purchased. Such purchase price shall be paid in cash within 30 days after the date of the consummation of the purchase. The General Partner shall also pay to the Partnership an amount equal to all Capital Contribution installments in respect of the Interest being purchased then due and not theretofore paid by the Defaulting Limited Partner (including the unpaid installment giving rise to the default) and shall assume all other obligations of the Defaulting Limited Partner in respect of the Interest being purchased, if any, to the Partnership.

    (iii) In the event that the General Partner does not acquire all of the Interest of a Defaulting Limited Partner and after the exercise of due diligence, the General Partner is unable to find a purchaser for all or the balance of the Defaulting Limited Partner's Interest for the price set forth in clause (ii) above, then the Defaulting Limited Partner shall sell such Interest or the balance of such Interest, as the case may be, on such terms and conditions as the General Partner deems reasonable under the circumstances; provided that any purchaser shall be required to agree to assume the obligation of the Defaulting Limited Partner to make payment of the unpaid balance of the installments to the extent of the Interest so acquired. At the closing of any purchase and sale pursuant to this clause
  (iii), the purchaser shall pay to the Partnership the unpaid balance of the installments then due and owing by the Defaulting Limited Partner and shall agree to thereafter make payment of any future installments as and when the same shall become due and payable. The Defaulting Limited Partner shall pay all of the Partnership's and General Partner's costs and expenses incurred in connection with any purchase and sale of a Defaulting Limited Partner's interest pursuant to this clause (iii).

    (iv) A purchaser of all or any part of the Interest of a Defaulting Limited Partner will receive all of the cash allocable to such Interest from and after the date of default and not actually distributed to the Defaulting Limited Partner prior to default. All Net Profits and Net Losses that would otherwise be allocated in accordance with Sections 4.01, 4.02 and 4.03 to a Defaulting Limited Partner ("Defaulting Limited Partner Allocation") shall be allocated, from and after the date of default to, but not including, the date, if any, on which the Interest of such Defaulting Limited Partner shall be purchased, among the non-Defaulting Limited Partners in proportion to the number of Units owned by each. All Defaulting Limited Partner Allocations from and after the date of purchase of the Defaulting Limited Partner's Interest until the expiration of the Fiscal Year in which such purchase date falls shall be allocated to the purchaser. In the following Fiscal Year or Fiscal Years, all Net Profits and Net Losses of the Partnership allocable to the Limited Partners under Article Four shall first be allocated until the purchaser's capital account balance shall be equal in amount to the capital account balance of a non-Defaulting Partner owning the same number of Units as the purchaser.

    (v) Notwithstanding the foregoing provisions of this Section 3.05E, the obligations of the Defaulting Limited Partner hereunder shall not be extinguished by the existence of any option of the General Partner to purchase the Interest of the Defaulting Limited Partner, or by its exercise, or by any agreement by any Person to purchase such Interest, but only to the extent of payment of the unpaid installments together with interest thereon made in the Defaulting Limited Partner's stead by any purchaser of such Interest.

    (vi) In addition to the other rights of the Partnership against the Defaulting Limited Partner, the Partnership may avail itself of appropriate legal remedies at law or in equity to compel payment of any portion of the installments remaining unpaid together with any interest thereon remaining unpaid, together with reasonable court costs and legal fees in the event of litigation against the Defaulting Limited Partner.

  Section 3.06. Partnership Capital.

  A. The Capital Contribution of each Limited Partner and the General Partner shall be credited to each such Partner's Capital Account; provided, however, that the deemed increase in the Capital Contribution of any Partner due to (i) any relinquished selling commission or other fees with respect to such Partner or (ii) any discount of $12,285 per Unit for any Limited Partner making full payment of such Limited Partner's Capital Contribution ($22,285 for the General Partner or any of its Affiliates of for officers, directors or employees of the General Partner or any of its Affiliates, or the Placement Agents) upon execution of the subscription agreement shall not be credited to such Partner's Capital Account and a Limited Partner's obligation to make additional contributions in installments shall not be credited to his Capital Account until the installments are actually contributed. A Partner's Capital Account shall also be credited with the amount of Net Profits or Gain allocable to the Partner, and shall be debited with (x) such Partner's share of Total Partnership Distributions and (y) the amount of Net Losses, Losses or deductions allocated to such Partner.

  B. For purposes of this Section 3.06, upon a distribution in kind of Partnership property, the Capital Accounts of Partners will be debited or credited as though the property had been sold for an amount equal to its fair market value, and gain or loss which would have been recognized for Federal income tax purposes had the property actually been sold will be allocated to the Partners under Article Four.

  Section 3.07. Liability of the Limited Partners. Except as otherwise required by the Act, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise required by the Act, a Limited Partner has no liability in excess of his Capital Contribution and his share of the Partnership's assets and undistributed profits, and shall not be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further Capital Contributions to the Partnership or to repay to the Partnership, any Partner or to any creditor of the Partnership any portion or all of any negative balance of his Capital Account.

  Section 3.08. Liability of the General Partner. Except as provided in the Act, the General Partner has the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the other Partners. Except as provided in the Act or herein, the General Partner has the liabilities of a general partner in a partnership without limited partners to the Partnership and to the other Partners. This Agreement shall not be amended to limit such liability of the General Partner.

                                 ARTICLE FOUR

 ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS OF CASH AND CERTAIN PROCEEDS

  Section 4.01. Allocation of Net Profits. Net Profits for each Fiscal Year shall be allocated to the Partners in the following order of priority:

    (i) first, through and including the year ending on December 31, 1990, 99% to the General Partner and 1% to the Limited Partners;

    (ii) next, through and including the year ending December 31, 1992, 70% to the General Partner and 30% to the Limited Partners; and

    (iii) thereafter, 10% to the General Partner and 90% to the Limited
  Partners.

  Section 4.02. Allocation of Net Losses and Losses. Net Losses and Losses for each Fiscal Year shall be allocated through December 31, 1990, 100% to the General Partner, and in Fiscal Years thereafter, 70% to the

General Partner and 30% to the Limited Partners; provided, however, that if and to the extent the allocation of Net Losses and Losses in this manner would cause the negative balances, if any, in the Capital Accounts of Limited Partners (deemed, for purposes of this Section 4.02, to include the amount of any obligation to make additional contributions to the capital of the Partnership) to exceed the portions of the Minimum Gain which would be respectively allocated to such Partners at the end of such Fiscal Year, then such Net Losses and Losses shall instead be allocated to the General Partner.

  Section 4.03. Allocation of Gain. Gain recognized by the Partnership shall be allocated (after giving effect to the allocations referred to in Sections
4.01 and 4.02 and all distributions other than distributions pursuant to
Section 4.08B) with respect to any Fiscal Year in the following order of priority:

    (i) first, to all Partners whose Capital Accounts have a negative balance, in the ratio of such negative balances until such negative balances are brought to zero; provided, however, if there is insufficient Gain to bring such negative balances to zero, then: (a) if the sum of such negative balances is less than or equal to the Partnership Minimum Gain at the end of the Fiscal Year, then Gain shall be allocated in the ratio of the negative balances; and (b) if the sum of such negative balances exceeds the Partnership Minimum Gain at the end of the Fiscal Year, then Gain shall be allocated in the ratio of the deficit balance of the General Partner as reduced by such excess to the deficit balances of the Limited Partners, until the deficit balances of the Limited Partners are brought to zero, and then to the General Partner until its deficit balance is brought to zero; provided further, however, that solely for purposes of this Section 4.03(i), the Capital Account balance of a Limited Partner shall be deemed to include the amount of any obligation to make additional contributions to the capital of the Partnership;

    (ii) second, to all Partners up to the amount necessary to bring their respective Capital Account balances to an amount equal to their respective Invested Capital; provided, however, that in calculating Invested Capital solely for purpose of this Section 4.03(ii), Cumulative Capital of a Limited Partner who paid $87,715 per Unit in cash ($77,715 if purchased by the General Partner, its Affiliates, or officers, directors or employees of the General Partner or its Affiliates), upon his execution of the subscription documents as full payment of the purchase price of his Unit shall be deemed to be $100,000;

    (iii) third, in the case of Gain arising from the sale or disposition (or from a related series of sales or dispositions) of all or substantially all the Hotel or of all or substantially all the assets of the Partnership: (a) to the Limited Partners in an amount equal to the excess, if any, of (1) the sum of the product of 12% times the weighted average of the Limited Partners' Invested Capital each year, over (2) the sum of distributions to the Limited Partners of Cash Available for Distribution each year, and (b) next, to the General Partner until it has been allocated an amount equal to 10/90 times the amount allocated to the Limited Partners under clause (a); and

    (iv) thereafter, 12% to the General Partner and 88% to the Limited
  Partners.

  Section 4.04. Allocation Among Limited Partners of Net Profits, Gains, Net Losses and Losses. [Any] Net Profits or Net Losses for any Fiscal Year allocable to the Limited Partners shall be allocated among the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Year; provided that if any Unit is assigned during the Fiscal Year in accordance with this Agreement, the Net Profits or Net Losses that are so allocable to such Unit shall be allocated between the assignor and assignee of such Unit according to the number of Accounting Periods in such Fiscal Year each owned such Unit. Any Gains or Losses allocable to the Limited Partners shall be allocated among the Limited Partners who held Units on the last day of the Accounting Periods in which the sale or disposition giving rise to such Gains or Losses occurred, pro rata in accordance with the number of Units owned by each such Limited Partner. If any Unit is assigned by a Limited Partner other than on the first day of an Accounting Period (in contravention of the Agreement), then the Partnership shall recognize such assignment for the purposes of allocating Net Profits, Gains, Net Losses or Losses if, and to the extent, it is legally required to so do in the opinion of legal counsel.

  Section 4.05. Allocation of Recapture Income. Notwithstanding Sections 4.01,
4.02 and 4.03, "recapture income," if any, realized by the Partnership pursuant to section 1245 or section 1250 of the Code shall be allocated to the Partners to whom the prior corresponding depreciation deductions were allocated, such allocations to be made pro rata to the Partners in accordance with the manner in which such depreciation deductions were allocated.

  Section 4.06. Distribution of Cash Available for Distribution. Cash Available for Distribution with respect to each Fiscal Year shall be distributed at least annually as follows:

    (i) through and including the end of the Accounting Period during which the General Partner and the Limited Partners shall have received cumulative distributions of Capital Receipts equal to $45,454,545, 1% to the General Partner and 99% to the Limited Partners;

    (ii) thereafter, 10% to the General Partner and 90% to the Limited
  Partners.

  Section 4.07. Distribution of Refinancing Proceeds. Refinancing Proceeds shall, unless the General Partner, in its sole discretion, shall determine to retain any such amounts in the Partnership, be distributed as follows:

    (i) first, 1% to the General Partner and 99% to the Limited Partners, until the Partners shall have received cumulative distributions of Capital Receipts equal to $90,909,100; and

    (ii) thereafter, 10% to the General Partner and 90% to the Limited
  Partners.

  Section 4.08. Distribution of Sale Proceeds.

  A. Sale Proceeds from the sale or other disposition of less than substantially all of the assets of the Partnership, other than from the sale or other disposition of all or substantially all the Hotel, shall, unless the General Partner, in its sole discretion, shall determine to retain any such amounts in the Partnership, be distributed:

    (i) first, until the Partners shall have received cumulative distributions of Capital Receipts equal to $90,909,100, 1% to the General Partner and 99% to the Limited Partners; and

    (ii) thereafter, 10% to the General Partner and 90% to the Limited
  Partners.

  B. Sale Proceeds from the sale or other disposition (or from a related series of sales or dispositions) of all or substantially all of the assets of the Partnership or all or substantially all the Hotel shall be distributed in accordance with Section 8.02.

  Section 4.09. Allocation Among Limited Partners of Cash Available for Distribution, Refinancing Proceeds and Sale Proceeds. Cash Available for Distribution distributable with respect to any Accounting Period to the Limited Partners pursuant to Section 4.06, shall be distributed to the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Accounting Period. Proceeds distributable to the Limited Partners pursuant to Section 4.07 or Section 4.08A shall be distributed to the Limited Partners pro rata in accordance with the number of Units owned by each such Limited Partner on the last day of the Accounting Period in which the transaction giving rise to such proceeds was completed. If a Unit is assigned by a Limited Partner other than on the first day of an Accounting Period (in contravention of this Agreement), then the Partnership shall recognize such assignment for the purpose of distributing amounts pursuant to Sections 4.06,
4.07 and 4.08 if, and to the extent, it is legally required to do so in the opinion of legal counsel.

  Section 4.10. Section 754 Adjustments. For income tax purposes (but not for purposes of adjusting the Capital Accounts of the Partnership, except as otherwise provided in section 1.704-1(b)(2)(iv) of the Treasury Regulations), appropriate adjustments shall be made in the allocations to Limited Partners under this Article Four in order to reflect adjustments in the basis of Partnership property permitted pursuant to any election under section 754 of the Code, provided by the General Partner, in its sole discretion, makes such election. If such an election is made, the Partnership will make the basis adjustments and calculate depreciation deductions in accordance with such adjustments for those transferee Limited Partners who advise the Partnership of this obligation with sufficient information to enable the Partnership to determine when, and at what price, such transferee Limited Partners acquired Units. In the case of a transferee Limited Partner who does not advise the Partnership of such information, the Partnership will attempt to supply such Limited Partner with reasonably available information that will permit such Limited Partner to make the required basis adjustment calculation.

  Section 4.11. Special Allocation of Syndication Expenses. Any "syndication expenses," as described in the regulations under section 709 of the Code, paid or incurred by the Partnership in any Accounting Period in respect of any Unit shall be specially allocated to and charged to the Capital Account of the Limited Partner owning such Unit during such Accounting Period.

  Section 4.12. Contingent Adjustments.

  A. If prior to 1992, regulations shall have been proposed by the Department of the Treasury, as directed by section 79 of the Deficit Reduction Act of 1984 or otherwise pursuant to sections 704 or 752 of the Code (the "Proposed Regulations"), and the General Partner (i) is of the opinion (based upon advice of counsel) taking into account the Proposed Regulations for any Fiscal Year of the Partnership (an "Affected Year"), that the amount of Net Losses allocated to the General Partner should be increased, that the amount of Net Profits allocated to the General Partner should be decreased or that the General Partner or its Affiliates receive tax benefits (including the avoidance or delay of the recognition of income) (the "Affected Items") and
(ii) shall have taken such steps to ameliorate the potential adverse effect of the Proposed Regulations on the tax consequences of an investment in the Partnership by Limited Partners that the General Partner (upon advice of counsel) shall consider reasonable under the circumstances (taking into account economic, financial, accounting, regulatory and any other facts or circumstances existing at the time), then to the extent that a change in the allocations is still required, the adjustments required by the Proposed Regulations shall be made and the General Partner shall retain a qualified expert (the "Expert"), the fees and expenses of which shall be paid by the Partnership, which will be requested to determine at the beginning of each Affected Year the respective after-tax present values to the General Partner or its Affiliates and the Limited Partners of the Affected Items for such Affected Year (the "Adjustments").

  B. In determining such Adjustments the Expert shall (i) assume that the Hotel will be sold in 2002 for an amount equal to its original cost, or outstanding indebtedness, if greater, and that the Limited Partners and the General Partner are subject to Federal income tax at the highest marginal tax rates (for individual taxpayers in the case of the Limited Partners and for corporate taxpayers in the case of the General Partner) in effect at the times relevant to such determination and (ii) use such cash flow forecasts and other economic data that the General Partner shall provide to assist the Expert in making such determination. For each Affected Year, the General Partner will make a Capital Contribution to the Partnership at the end of the Affected Year equal to the adjustment to the General Partner or to the Limited Partners, whichever is less. Each such Capital Contribution made by the General Partner shall be promptly distributed to the Limited Partners in accordance with the ratios in which Cash Available for Distribution would be distributed pursuant to Section 4.06 for such Affected Year; and provided further that, notwithstanding the foregoing proviso, if the Proposed Regulations shall be promulgated in a form other than the form in which they shall have been proposed, then the General Partner shall make such reasonable adjustments to the amount of any such Capital Contribution as it shall consider appropriate under the circumstances. Any contribution or distribution of cash required by this Section 4.12 shall be appropriately reflected in the Capital Accounts of the Partners but shall not affect the amount or computation of Capital Contributions, Cumulative Capital or Invested Capital and shall not be deemed a distribution of Capital Receipts or Cash Available for Distribution for purposes of Article Four of this Agreement.

  Section 4.13. Special Allocation of Interest on Purchase
Debt. Notwithstanding Sections 4.01, 4.02, and 4.04, the deduction for interest on the Purchase Debt incurred in each Fiscal Year shall be allocated to the Limited Partners owning the Units during each Fiscal Year with respect to which Capital Contributions are being paid in installments pro rata in proportion to the number of Units held by each such Partner on each day of the Fiscal Year; provided, however, that the total allocation under this Section
4.13 with respect to any Unit since the formation of the Partnership shall not exceed $12,285.

  Section 4.14. Special Allocation in Event of Advances by General
Partner. Notwithstanding any other provision of this Article, in the event of the General Partner makes an advance which is described in Section 5.06C, then before any Net Losses or Losses attributable to the Accounting Period in which such an advance is made, or any subsequent Accounting Period, are allocated pursuant to Section 4.02, there shall first be allocated to the General Partner an amount of Net Losses or Losses equal to the amount of any advance.

                                 ARTICLE FIVE

               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

  Section 5.01. Authority of the General Partner to Manage the Partnership.

  A. The General Partner shall have the exclusive right and power to conduct the business and affairs of the Partnership and to do all things necessary to carry on the business of the Partnership, and is hereby authorized to take any action of any kind and to do anything and everything it deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. Except as expressly provided herein, the authority of the General Partner to conduct the business of the Partnership shall be exercised only by the General Partner.

  B. No Limited Partner shall participate in or have any control whatsoever over the Partnership's business or have any authority or right to act for or bind the Partnership. The Limited Partners hereby unanimously Consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

  C. Except to the extent otherwise provided herein, the General Partner is hereby authorized, without Consent of the Limited Partners, to:

    (i) execute any and all agreements[(including the Hotel Purchase Agreement, the Equipment Purchase Agreement, the Equipment Lease, the Golf Course Lease, the Hotel Purchase Agreement, Homeowners Agreement, agreements with owners of residences adjoining the Hotel and the Hotel Operating Lease)], contracts, documents, certifications and instruments necessary or convenient in connection with the development, expansion, improvement, financing, management, maintenance, operation, re-leasing, sale or other disposition of the Partnership's properties and assets,[ including the Equipment,] except as otherwise limited by this Agreement;

    (ii) borrow money from itself or others (including Affiliates of any general partner of the Partnership) and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the [purpose] PURPOSES of the Partnership and to secure the same by mortgage, pledge or other lien on the assets of the Partnership, such borrowing and security to be only with respect to the following: (a) the Purchase Debt, (b) any amounts advanced by the General Partner or an Affiliate of the General Partner (which amounts may or may not be secured) or any other lender to enable the Partnership to satisfy its obligations arising in the normal course of its business, to make payments of principal, interest, premium or penalty on any debt of the Partnership or to make capital repairs, improvements and expansions, provided any required Consents of Partners are obtained, (c) the Mortgage Debt, (d) amounts incurred for the purpose of a distribution to the Partners of the Partnership, (e) any indebtedness the incurrence of which must be specifically Consented to by the Limited Partners under Section 5.02B and (f) any indebtedness incurred to refinance (and thereafter further refinance as often as shall be necessary) the unamortized portion of any of the foregoing from time to time outstanding. In connection with the borrowing of money on a nonrecourse basis, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

    (iii) prepay in whole or in part, refinance (to the extent permitted by clause (ii) above), fix the interest rate on, recast, modify or extend any debt and in connection therewith execute any extensions, consolidations, modifications or renewals of mortgages on any assets of the Partnership;

    (iv) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services, lend money or sell property to or purchase property from the General Partner or any Affiliate of the General Partner. No such dealing, engaging in business or providing of services may involve any direct or indirect payment by the Partnership of any rebate or any reciprocal arrangement for the purpose of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner. The General Partner may on behalf of the Partnership enter into agreements to employ agents, attorneys, accountants, engineers, appraisers, or other consultants or contractors who may be Affiliates of the General Partner and may enter into agreements to employ Affiliates of the General Partner to provide further or additional services to the Partnership; provided that any employment of such Persons is on terms not less favorable to the Partnership than those offered by Persons who are not Affiliates of the General Partner for comparable services;

    (v) engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a limited partnership under the laws of the State of Delaware and State of California and in each state where the Partnership has been qualified to do business;

    (vi) SELL OR OTHERWISE DISPOSE OF OR CONSENT TO THE SALE OR DISPOSITION OF ANY ASSETS OF THE PARTNERSHIP TO ANY PERSON PROVIDED THAT SUCH PERSON IS NOT A GENERAL PARTNER OF THE PARTNERSHIP OR AN AFFILIATE OF ANY SUCH GENERAL PARTNER; AND

    (vii) take such actions as the General Partner determines are advisable or necessary, and will not result in any material adverse effect on the economic position of holders of a majority of the Units, to preserve the tax status of the Partnership as a partnership for Federal income tax purposes.

  D. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the Secretary or Assistant Secretary, Controller or Treasurer of the General Partner, thereunto duly authorized, as to:

    (i) the identity of the General Partner or any Limited Partner;

    (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to the acts by the General Partner or in any other manner germane to the affairs of the Partnership;

    (iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; and

    (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

  E. Any agreements, contracts and arrangements between the Partnership and the General Partner or any of its Affiliates, except for rendering legal, tax, accounting, procurement and engineering services by employees of the General Partner and Affiliates of the General Partner and [except for arrangements between the Partnership and Marriott or Affiliates of Marriott pertaining to the development of property surrounding golf courses adjoining the Hotel and the sharing of Hotel facilities with purchasers of such property,] which agreements will be on commercially reasonable terms, shall be subject to the following additional conditions:

    (i) the General Partner or any such Affiliate must be actively engaged in the business of rendering such services or selling or leasing such goods[,] independently of its dealings with the Partnership and as an ordinary ongoing business or must enter into and engage in such business with Marriott SYSTEM hotels or hotel owners generally and not exclusively with the Partnership;

    (ii) such agreements, contracts or arrangements must be fair to the Partnership and reflect commercially reasonable terms and shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor;

    (iii) no rebates or give-ups may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement;

    (iv) no such agreement, contract or arrangement as to which the Limited Partners had previously given approval may be amended in such a manner as to increase the fees or other compensation payable by the Partnership to the General Partner or any of its Affiliates or to decrease the responsibilities or duties of the General Partner or any such Affiliates in the absence of the Consent contemplated by Section [5.02B(ii)] 5.02B(III); and

    (v) any such agreement, contract or arrangement which relates to or secures any funds advanced or loaned to the Partnership by the General Partner or any Affiliate of the General Partner must reflect commercially reasonable terms.

  F. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE GENERAL PARTNER SHALL HAVE FULL POWER AND AUTHORITY, WITHOUT THE CONSENT OF THE LIMITED PARTNERS, (I) TO FORM OR ORGANIZE ONE OR MORE SUBSIDIARIES OF THE PARTNERSHIP; (II) TO CONTRIBUTE ANY PROPERTIES AND ASSETS OR INTERESTS THEREIN TO ONE OR MORE SUBSIDIARIES OF THE PARTNERSHIP; (III) TO UNDERTAKE ANY ACTION IN CONNECTION WITH THE PARTNERSHIP'S DIRECT OR INDIRECT INVESTMENT IN ANY SUCH SUBSIDIARY; (IV) TO DELEGATE AUTHORITY TO MANAGE THE BUSINESS AND AFFAIRS OF ANY SUBSIDIARY OF THE PARTNERSHIP TO A GOVERNING ENTITY OR OTHER BODY (INCLUDING, WITHOUT LIMITATION, A BOARD OF DIRECTORS) OTHER THAN THE GENERAL PARTNER; AND (V) TO EXERCISE ANY OF THE POWERS OF THE GENERAL PARTNER ENUMERATED IN THIS AGREEMENT ON BEHALF OF, OR IN CONNECTION WITH, ANY SUBSIDIARY OF THE PARTNERSHIP, OR JOINTLY WITH ANY SUCH SUBSIDIARY, OR DELEGATE THE EXERCISE THEREOF PURSUANT TO CLAUSE (IV) ABOVE. THE TERM "SUBSIDIARY" SHALL MEAN ANY PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY OR OTHER ENTITY THAT IS NOT LESS THAN 99% OWNED, DIRECTLY OR INDIRECTLY, BY THE PARTNERSHIP, PROVIDED THAT NO SUBSIDIARY THAT IS A CORPORATION OR OTHERWISE IS NOT ENTITLED TO FLOW-THROUGH TAX TREATMENT UNDER THE CODE CAN OWN DIRECTLY THE HOTEL OR AN INTEREST THAT IS GREATER THAN 1% IN ANOTHER SUBSIDIARY THAT OWNS THE HOTEL. A SUBSIDIARY SHALL NOT BE DEEMED AN AFFILIATE OF THE GENERAL PARTNER FOR THE PURPOSES OF THIS AGREEMENT. THE TERM "PARTNERSHIP" SHALL, AS THE CONTEXT REQUIRES, INCLUDE EACH SUBSIDIARY OF THE PARTNERSHIP.

  Section 5.02. Restrictions on Authority of the General Partner.

  A. Without the Consent of all the Limited Partners, the General Partner shall not have authority on behalf of the Partnership to:

    (i) do any willful act in contravention of this Agreement;

    (ii) do any willful act which would make it impossible to carry on the ordinary business of the Partnership;

    (iii) confess a judgment in a material amount against the Partnership;

    (iv) convert property of the Partnership to its own use, or assign any rights in specific property of the Partnership for other than a purpose of the Partnership;

    (v) admit a Person as a Limited Partner, except as provided in this Agreement; or

    (vi) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided for herein or under the Act.

  B. Without the Consent of [the holders of] LIMITED PARTNERS HOLDING a majority of the Units, the General Partner shall not have the authority on behalf of the Partnership to:

    (i) have the Partnership acquire interests in other hotel properties [or equipment] in addition to the Hotel [and the Equipment] or in other entities;

    (ii) sell or otherwise dispose of or consent to the sale or disposition of the Hotel [and provided, ]TO THE GENERAL PARTNER OR AN AFFILIATE OF THE GENERAL PARTNER; PROVIDED, HOWEVER, that if it is proposed that the Partnership sell the Hotel [or the Equipment] to the General Partner or an Affiliate of the General Partner, the following procedures shall also be followed: (a) the General Partner shall first give notice of the proposed sale to the Limited Partners who shall thereafter have 30 days within which to elect a nationally recognized appraiser having the approval of [the holders of] LIMITED PARTNERS HOLDING a majority of the Units, (b) the appraiser elected under clause (a) above shall have 30 days from the date of election to prepare and submit to the General Partner an appraisal of the fair market value of the Hotel [or the Equipment], (c) the purchaser shall submit to the General Partner an appraisal of the fair market value of the Hotel [or the Equipment], such appraisal to be submitted within the time limit provided by clause (b) above in the case of the appraisal to be submitted by the appraiser elected by the Limited Partners, and (d) the General Partner shall thereafter make formal request for the required Consent and in connection therewith shall submit to the Limited Partners the two appraisals contemplated by clauses
  (b) and (c) above; provided, further, however, that if the Limited Partners do not elect an appraiser as contemplated by clause (a) above or if such appraiser does not supply an appraisal within the time period required by clause (b) above, the General Partner will not request the Consent to the sale of the Hotel [or the Equipment] to the General Partner or an Affiliate of the General Partner unless such request is accompanied by three appraisals as to market value of the Hotel [or the Equipment], one such appraisal to be prepared by an appraiser elected by the purchaser and the other two appraisals to be prepared by appraisers elected by the first such appraiser, the cost of all such appraisals to be borne by the purchaser;

    (iii) effect any amendment to any agreement, contract or arrangement with the General Partner or any of its Affiliates which reduces the responsibilities or duties of the General Partner as a general partner of the Partnership or any of its Affiliates or which increases the compensation payable to the General Partner or any of its Affiliates, or which adversely affects the rights of the Limited Partners;

    (iv) incur debt of the Partnership in excess of the limitations set forth in Section 5.01C(ii);

    (v) agree to the addition of transient guest rooms at the Hotel unless
  (a) the Hotel has had an average occupancy rate of at least 68% for a period consisting of at least 12 consecutive months and (b) the Partnership has obtained debt financing to finance the costs of the addition on a nonrecourse basis as to all the Partners and the Partnership (including the General Partner) except as provided in Section 5.02B(ix) below;

    (vi) except as otherwise provided in Section 5.02B(ix), incur any debt of the Partnership which does not provide by its terms that it shall be nonrecourse as to all the Partners;

    (vii) make any election to continue beyond its term, discontinue or dissolve the Partnership;

    (viii) admit any other Person as a General Partner or voluntarily withdraw as a General Partner except as necessary to alleviate the negative effect of any Affected Items pursuant to Section 4.12; and

    (ix) guaranty, become personally liable or otherwise bear the risk of loss, or permit any Affiliate to take any such action, with respect to any portion of any Partnership debt otherwise permitted to be incurred pursuant to the terms of this Agreement unless (a) the General Partner, in accordance with its fiduciary duties as General Partner and taking into consideration the tax consequences to the Limited Partners, determines that such actions are in the best interests of the Partnership and the Limited Partners, (b) assuming operating results then projected through 2001 by the General Partner, such action (1) will not cause any deficit in the Capital Account of any Limited Partner at any time to exceed the sum of such Limited Partner's obligation to make additional capital contributions and the portion at such time of Minimum Gain that would be allocated to him on sale of the Hotel and (2) in the opinion of tax counsel, will not at any time cause the recognition or allocation of income or gain to the Limited Partners not within the parameters of the forecast allocations of income, gain, loss and deduction set forth in the Financial Forecast in the Private Placement Memorandum, or (c) with respect to a guarantee or incurrence of personal liability or a risk of loss by the General Partner or its Affiliates aggregating $71,875,000 million or less, the General Partner agrees to apply the procedures set forth in Section 4.12 as if any benefit to the General Partner (including the delay or avoidance of the recognition of income) and any adverse tax consequences to the Limited Partners resulting from such guaranty, personal liability or bearing of risk of loss were attributable to Proposed Regulations prior to 1992; provided, however, that the General Partner's rights pursuant to this clause (c) are contingent on the General Partner's ability to fully meet its obligations to make Capital Contributions required under Section 4.12.

  [Nothing contained in this Section 5.02 shall require the Consent of the Limited Partners to a sale or sales of all or any portion of the Equipment except a sale to the General Partner or an Affiliate of the General Partner as provided in Section 5.02B(ii).]

  Section 5.03. Duties and Obligations of the General Partner.

  A. The General Partner shall take all action which may be necessary or appropriate for the development, maintenance, preservation and operation of the properties and assets of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations (it being understood and agreed, however, that the direct performance of day-to-day management or operational services for the Hotel[, the Equipment] and other properties of the Partnership is not an obligation of the General Partner as general partner of the Partnership).

  B. The General Partner shall not (i) directly or through a subsidiary engage in any business other than that of acting as general partner of the Partnership, (ii) pay dividends or make other distributions or payments on its stock or incur any obligations if, as a result, its net worth would be reduced below the requirement of Section 5.03C, (iii) merge or consolidate with another corporation [accept Marriott] EXCEPT HOST or a wholly-owned direct or indirect subsidiary of [Marriott] HOST, (iv) dissolve, or (v) OTHER THAN IN CONNECTION WITH BORROWING FUNDS FROM HOST (OR ONE OF ITS SUBSIDIARIES) IN ORDER TO CAPITALIZE AN ENTITY WHICH WILL FUND A LOAN TO THE PARTNERSHIP IN CONNECTION WITH A REFINANCING OF THE MORTGAGE INDEBTEDNESS OF THE PARTNERSHIP TO GMAC COMMERCIAL MORTGAGE CORPORATION DATED DECEMBER 23, 1996, borrow any funds or become liable for any obligations of third parties except to the extent that any such borrowings or liabilities are directly related to meeting the financial needs of the Partnership. The General Partner further agrees that so long as the General Partner is the general partner of the Partnership, its parent company, Host, will not transfer its stock of the General Partner except to a wholly-owned, direct or indirect, subsidiary of [Marriott and that Marriott will not sell the stock of Host unless the stock of the General Partner is thereafter owned by Marriott or a wholly-owned, direct or indirect, subsidiary of Marriott.] HOST.

  The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but the officers and directors of the General Partner shall not be required to devote their full time to the performance of duties of the General Partner.

  C. The General Partner shall use its reasonable best efforts to maintain at all times a net worth at a level sufficient to meet all requirements of the Code and applicable regulations, rulings and revenue procedures of the IRS and to meet any future requirements set by Congress, the IRS, any agency of the Federal government or any court of competent jurisdiction, to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation. These provisions are designed to ensure that the equity capitalization of the General Partner will be available to meet any legal obligations which the General Partner may have in its role as the general partner of the Partnership.

  D. The General Partner shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or owns property or in which such formation or qualification is necessary in order to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. If required by law, the General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including limited partnership and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are necessary to reflect the identity of the Partners and the amounts of their respective Capital Contributions.

  E. The General Partner shall be obligated to use its best efforts to remove any General Partner or Affiliate guaranty, personal liability, and other risk of loss with respect to any Partnership debt, which was permitted under
Section 5.02B(ix) hereof when such action was incurred, but which subsequently results in adverse tax consequences to the Limited Partners and which would no longer be permitted if first being incurred at the time of such adverse consequences. The General Partner shall use its best efforts, in the conduct of the Partnership's business, to put all suppliers and other Persons with whom the Partnership does business on notice that the Limited Partners are not liable for Partnership obligations, and all agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the Act; but the General Partner shall not be liable to any Limited Partner for any failure to give such notice to such suppliers or other Persons or to have any such agreement fail to contain such statement.

  F. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

  G. The General Partner shall be under a duty to conduct the affairs of the Partnership in good faith and in accordance with the terms of this Agreement and in a manner consistent with the purposes set forth in Section 2.03.

  H. The General Partner shall use its best efforts to ensure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

  Section 5.04. Compensation of the General Partner. The General Partner as general partner of the Partnership shall not in such capacity receive any salary, fees, profits or distributions except for such allocations or distributions to which it may be entitled under Article Four, Article Five or Article Eight. Notwithstanding the foregoing, however, the Partnership shall reimburse the General Partner for the cost of providing any administrative or other services required or contemplated by this Agreement.

  Section 5.05. Other Business of Partners. Any Limited Partner may engage independently or with others in other business ventures of every nature and description. Nothing in this Agreement shall be deemed to prohibit any Affiliate of the General Partner from dealing, or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, financing, management, development or operation of hotels, motels, restaurants catering operations, including airline catering operations, or other food and lodging facilities and receiving compensation therefor. The relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and any Affiliate of the General Partner shall have the right to take for its own account (individually or as a trustee, partner or fiduciary) or to recommend to others any such particular opportunity.

  Section 5.06. Limitation on Liability of General Partner; Indemnification.

  A. Other than pursuant to Section 5.07, the General Partner shall not be liable to the Partnership or any Limited Partner because any taxing authority disallows or adjusts any deductions or credits in the Partnership income tax return unless such action by the taxing authority is due to the negligence of the General Partner. The indemnification under this subsection is not broader than any other indemnification contained in this Section 5.06. The General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners or for any portion thereof, it being expressly understood that any return of capital shall be made solely from the assets of the Partnership; nor shall the General Partner be required to pay to the Partnership or to any Limited Partner any deficit in the Capital Account of any Partner upon dissolution or otherwise, except as otherwise provided in
Section 8.02E.

  B. The General Partner shall have no liability, responsibility or accountability in damages or otherwise to any other Partner or to the Partnership for, and the Partnership agrees to indemnify, pay, protect and hold harmless the General Partner (on the demand of and to the reasonable satisfaction of the General Partner and to the extent permitted by law) from and against any and all liabilities, losses, judgments, and expenses of any kind or nature whatsoever (including, without limitation, all costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings threatened or instituted against the General Partner or the Partnership and all costs of investigations in connection therewith) which may be imposed on, incurred by, or assessed against the General Partner or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership, or on the part of the General Partner as the General Partner of the Partnership including any action or inaction in connection with the General Partner acting as Tax Matters Partner or Designated Person under Section 5.07; provided, that the General Partner shall be liable, responsible and accountable, and the Partnership shall not be liable to the General Partner for any portion of such liabilities, losses, judgments, or expenses (including, without limitation, all costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings threatened or instituted against the General Partner or the Partnership and all costs of investigations in connection therewith) which resulted from the General Partner's own fraud, negligence, or other breach of fiduciary duty to the Partnership or any Partner. The indemnification set forth above shall not include advances by the Partnership to the General Partner for legal expenses and other costs incurred by the General Partner as a result of any legal action initiated against the General Partner by a Limited Partner. Said indemnification shall include, however, advances by the Partnership to the General Partner for legal fees and other costs incurred by the General Partner as a result of a legal action initiated by a third party, who is not a Limited Partner, which relates to the performance of the General Partner's duties or services. The General Partner hereby agrees to repay any advances if the General Partner is not otherwise entitled to be indemnified under this Agreement. The satisfaction of the obligations of the Partnership under this
Section 5.06 shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The provisions of this indemnification shall also extend to any person performing services on behalf of the Partnership who is an officer, director, employee or owner of 10% or more of the voting securities of the General Partner.

  C. The General Partner shall have no liability or responsibility hereunder to make loans, advances or additional Capital Contributions to the Partnership except as specified in Section 3.04 and Section 4.12 and except as may otherwise be provided as a matter of law or under the Mortgage Debt. However, except for advances made pursuant to the Debt Service Guarantees and Foreclosure Guarantee which will be repaid as noted below, to the extent the General Partner advances any funds to meet any liabilities or obligations of the Partnership, any such advances shall be deemed loans to the Partnership by the General Partner and shall accrue interest per annum at one percentage point in excess of the Prime Rate payable in arrears on the first day of each Fiscal Quarter and such amounts shall be due and payable upon that date which is the fifth anniversary of the date on which any such advances were made; provided, however, that any and all such advances shall be paid prior to distributions to Partners out of any Cash Available for Distribution to the Partners, upon the liquidation of the Partnership, or the sale of the Hotel and the receipt by the Partnership of the proceeds of such sale. Advances, if any, to the Partnership by the General Partner or its Affiliates pursuant to the Debt Service Guarantees or Foreclosure Guarantee will bear interest at one percentage point in excess of the Prime Rate and will be paid as follows: (i) out of Partnership cash flow after payment of Debt Service on the Mortgage Debt; (ii) out of Capital Receipts before any distribution to the Partners; and (iii) in any event, not later than December 31, 1997. Advances under the Debt Service Guarantees may be secured by a mortgage on the Hotel junior to the Mortgage Debt.

  D. Notwithstanding the foregoing, the General Partner shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of Federal and state securities laws unless (i) there has been a successful adjudication in favor of the General Partner on the merits of each count involving alleged securities law violations; or (ii) such claims against the General Partner have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a settlement of the claims is approved by a court of competent jurisdiction. Pursuant to that certain Agency Agreement among the Partnership, the General Partner, the Placement Agents and others, the Placement Agents are to receive certain indemnifications. Such indemnifications, however, shall be limited to the same extent that the General Partner's indemnifications are limited by this subsection D. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall place before the court the position, if available, of the Securities and Exchange Commission and the Massachusetts Securities Division with respect to the issue of indemnification for securities law violation.

  Section 5.07. Designation of Tax Matters Partner and Designated Person for Purposes of Investor List.

  A. The General Partner shall act as the Tax Matters Partner of the Partnership, as provided in regulations pursuant to section 6231 of the Code and as the Designated Person for purposes of maintaining the Investor List. Each Partner hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval.

  B. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Partner shall furnish the name, address, profits, interest and taxpayer identification number of each Partner to the IRS.

  C. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Partner shall inform each Partner of administrative or judicial proceeding for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review").

  D. The Tax Matters Partner is authorized, but not required:

    (a) to enter into any settlement with the IRS with respect to any tax audit or judicial review, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Partners except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner;

    (b) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court [of] OR the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

    (c) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

    (d) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

    (e) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

    (f) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

  E. Notwithstanding any other provision of this Agreement, the Partnership shall indemnify and reimburse, to the full extent provided by law, the Tax Matters Partner for all expenses, including legal and accounting fees (as such fees are incurred), claims, liabilities, losses and damages incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Partners, the payment of all such expense [to] SHALL be made before the distribution of Cash Available for Distribution to the Partners. Neither the General Partner nor any of its Affiliates nor other person shall be obligated to provide funds for such purpose.

  The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.06 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such. The indemnification under this subsection is no broader than any other indemnification contained in Section 5.06.

                                  ARTICLE SIX

                   WITHDRAWAL AND REMOVAL OF GENERAL PARTNER

  Section 6.01. Limitation on Voluntary Withdrawal. Except as permitted in
Section 5.02B, the General Partner shall not retire or withdraw voluntarily from the Partnership. The General Partner shall not sell, transfer or assign its entire general partnership Interest or any portion thereof other than as provided below. The General Partner shall be permitted to assign its rights to up to 80% of its interest in the Net Profits, Net Losses, Losses, Gain, Cash Available for Distribution, Capital Receipts and other allocations and distributions. The General Partner shall not be permitted to assign such rights unless the General Partner receives an opinion of counsel that such assignment shall not cause any adverse tax consequences to the Partnership or the Limited Partners or cause a default under any Partnership debt obligation. Notwithstanding anything to the contrary set forth in this Agreement, notwithstanding the assignment by the General Partner of its Interest in the Partnership, upon any such assignment (i) the General Partner shall not cease to be a general partner of the Partnership, and shall continue to be a general partner of the Partnership, and (ii) the General Partner shall not cease to have any and all rights and powers of a general partner under this Agreement and the Act and the power to exercise any and all rights and powers of a general partner under this Agreement and the Act and shall continue to have any and all such rights and powers and the assignee shall not acquire any such rights and powers of a general partner.

  Section 6.02. Bankruptcy or Dissolution of the General Partner. In the event of the bankruptcy or dissolution of the General Partner, the General Partner shall immediately cease to be the General Partner and its Interest shall terminate; provided, however, that such termination shall not affect any rights or liabilities of the General Partner which matured prior to such event, or the value, if any, at the time of such event of the Interest of the General Partner.

  Section 6.03. Liability of Withdrawn General Partner. If the General Partner shall cease to be the General Partner of the Partnership, it shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time such withdrawal shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal shall have become effective.

  Section 6.04. Removal of General Partner. In the event of the removal of the General Partner pursuant to Section 10.02B, the removed General Partner's Interest as General Partner in the Partnership shall become a limited partnership interest but without any voting or consensual rights which other Limited Partners may have.

  Section 6.05. Substitute General Partner. If the General Partner shall withdraw, be removed, dissolve or become bankrupt, it shall promptly notify the Limited Partners and thereafter the Limited Partners may elect by written vote of [holders of] LIMITED PARTNERS HOLDING all of the Units within 90 days of such withdrawal, removal, dissolution or bankruptcy to continue the Partnership and appoint a substitute general partner effective as of the withdrawal, removal, dissolution or bankruptcy of the retiring General Partner. Within 120 days following the withdrawal, removal, dissolution or bankruptcy of the General Partner, in the event action pursuant to this
Section 6.05 is not taken, the Limited Partners, acting by affirmative vote of a majority in interest thereof, may elect in writing to reconstitute and continue the business of the Partnership by forming a new partnership upon terms identical to the terms set forth in this Agreement. Any such election must also provide for the election of a general partner to the new partnership. If such an election is made, all of the Limited Partners of the Partnership shall continue as Limited Partners of the new limited partnership.

                                 ARTICLE SEVEN

                            ASSIGNABILITY OF UNITS

  Section 7.01. Restrictions on Assignments.

  After the admission to the Partnership of the Limited Partners, no Limited Partner shall have the right to assign any Interest except with the Consent of the General Partner, the giving or withholding of which is exclusively within the discretion of the General Partner, and provided further that:

    A. No assignment of any Interest may be made other than on the first day of an Accounting Period.

    B. No assignment of any Interest may be made if the assignment is pursuant to a sale or exchange of the Interest and if the Interest sought to be assigned, when added to the total of all other Interests assigned within a period of 12 consecutive months prior thereto, would, in the opinion of legal counsel for the Partnership, result in the Partnership being deemed to have been terminated within the meaning of section 708 of the Code. The General Partner shall give Notification to all Limited Partners in the event that sales or exchanges should be suspended for such reason. Any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of an Accounting Period after the end of any such 12-month period, subject to the provisions of this Article Seven.

    C. The General Partner may require that any assignment of an Interest in the Partnership be made only if the assignor or assignee provides an opinion of counsel that such assignment would not require filing of a registration statement under the Securities Act of 1933, as amended, and would otherwise not be in violation of any Federal or state securities or Blue Sky laws (including any investment suitability standards) applicable to the Partnership. At any time within one year of the closing of the sale of the Units, the General Partner will require such an opinion of counsel for any assignment.

    D. No purported assignment by [a Limited Partner] THE HOLDER of any Unit after which the assignor or the assignee would hold a fraction of a Unit (other than a one-half Unit)[,] will be permitted or recognized (except for assignments by gift, inheritance or family dissolution or assignments to Affiliates of the assignor).

    E. No assignment of any Interest may be made if, in the opinion of legal counsel to the Partnership, it would result in the Partnership being treated as an association taxable as a corporation.

    F. No assignment of any Interest may be made if, in the opinion of legal counsel to the Partnership, it would result in the Partnership not being able to obtain or continue in effect any license permitting the service or sale of alcoholic beverages in the Hotel.

    G. No assignment of any Interest may be made to a Tax-Exempt Entity including, without limitation, foreign persons and entities.

  Section 7.02. Assignees and Substituted Limited Partners.

  A. If a Limited Partner dies, the executor, administrator or trustee, or, if [such] A LIMITED Partner is adjudicated incompetent or insane, the committee, guardian or conservator, or, if [such] A LIMITED Partner becomes bankrupt, the trustee or receiver of the estate, shall have all the rights of a Limited Partner for the purpose of settling or managing the estate and such power as the decedent or incompetent possessed to assign all or any part of the Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner in and of itself shall not dissolve the Partnership.

  B. The Partnership need not recognize for any purpose any assignment of any Interest unless there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and the assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement and represents that such assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements).

  C. Limited Partners who shall assign all their Interests shall cease to be Limited Partners of the Partnership except that unless and until a Substituted Limited Partner is admitted in his stead, the assigning Limited Partner shall not cease to be a Limited Partner of the Partnership and shall retain the statutory rights and powers of a limited partner under the Act.

  D. Any Person who is an assignee of any of the Interests of a Limited Partner and who has satisfied the requirements of Section 7.01 and Section 7.02B shall become a Substituted Limited Partner when the General Partner has accepted such Person as a Limited Partner of the Partnership and the books and records of the Partnership reflect such Person as admitted to the Partnership as a Limited Partner and when such Person shall have satisfied the conditions of Section 11.02A and shall have paid all reasonable legal fees and filing costs in connection with the substitution as a Limited Partner; provided, however, that the General Partner's consent to the substitution of any assignee of an Interest as a Substituted Limited Partner may be granted or withheld in its sole discretion.

  E. Any Person who is the assignee of an Interest of a Limited Partner, but who does not become a Substituted Limited Partner and desires to make a further assignment of any such Interests, shall be subject to all the provisions of this Article Seven to the same extent and in the same manner as any Limited Partner desiring to make an assignment of the Interests.

  F. There shall be no restrictions on the assignments of Interests except as provided in Article Six or this Article Seven.

                                 ARTICLE EIGHT

                DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

  Section 8.01. Events Causing Dissolution.

  A. The Partnership shall be dissolved on the first to occur of the following events:

    (i) the bankruptcy of the Partnership;

    (ii) the withdrawal or removal of the General Partner, unless the Partnership is continued pursuant to Section 6.05;

    (iii) the dissolution or bankruptcy of the General Partner, unless the Partnership is continued pursuant to Section 6.05;

    (iv) the sale or other disposition of all of the property of the Partnership; or

    (v) the expiration of the term of the Partnership.

  Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution. The Partnership shall not terminate until the assets of the Partnership shall have been liquidated as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners as such, shall continue to be governed by this Agreement.

  B. Except as otherwise provided in Section 8.02E, Partners shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and their Capital Contribution thereto, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner.

  Section 8.02. Liquidation.

  A. Upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

    (i) to the payment of the expenses of the liquidation;

    (ii) to the payments of Partnership Debt and all other liabilities of the Partnership owing to creditors of the Partnership other than Partners who are creditors;

    (iii) to the payment of any loans or advances that may have been made by any of the Partners to the Partnership; and

    (iv) pro rata to the General Partner and to the Limited Partners to reduce any net balances then existing in the Capital Accounts of the Partners.

  B. Notwithstanding the foregoing, in the event the General Partner shall determine that an immediate sale of all or part of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, may, after having given notification to all the Limited Partners, to the extent not then prohibited by the limited partnership act of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or distribute the assets of the Partnership in kind.

  C. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the General Partner by random number from a list of three qualified appraisers obtained by the General Partner from the American Institute of Real Estate Appraisers[(for the Hotel) and three qualified appraisers obtained by the General Partner from a qualified equipment appraisal organization (for the Equipment)].

  D. The General Partner shall cause the liquidation and distribution of all the Partnership's assets and shall cause the cancellation of the Partnership's certificate of limited partnership upon completion of winding up the business of the Partnership.

  E. Upon a dissolution of the Partnership if, after giving effect to Sections 8.02A through 8.02D hereof for the Fiscal Year in which such dissolution occurs, there shall be a deficit in the Capital Account of the General Partner, while there is a positive balance in the capital account of any other Partner, the General Partner shall contribute to the Partnership (in cash) the amount of such deficit, which thereupon shall be distributed by the Partnership pro rata to any Partner possessing a positive balance in his capital account. Such contribution by the General Partner is to be made to the Partnership not later than the close of the taxable year in which the dissolution occurs.

                                 ARTICLE NINE

          BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.

  Section 9.01. Books and Records. The books and records of the Partnership shall be maintained by the General Partner in accordance with applicable law at the principal office of the Partnership and shall be available for examination at such location by any Partner or such Partner's duly authorized representatives at any and all reasonable times for any purpose reasonably related to the Partner's interest in the Partnership. Any Partner, upon paying the costs of collating, duplication and mailing, shall be entitled, upon written application to the General Partner, to a copy of the list of the names and addresses of the Limited Partners and the number of Units owned by each of them for any purpose reasonably related to the Partners' interests in the Partnership.

  Section 9.02. Accounting and Fiscal Year. The books of the Partnership will be kept on the accrual basis. The Partnership will report its operations for tax purposes on the accrual method. The Fiscal Year of the Partnership shall end December 31 in each year.

  Section 9.03. Bank Accounts and Investments. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested as provided in
Section 5.01C or in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by states or municipalities, certificates of deposit and time or demand deposits in commercial banks, bankers' acceptances, savings and loan association deposits or deposits in members of the Federal Home Loan Bank [Systems] SYSTEM. The funds of the Partners shall not be commingled with the funds of any other Person.

  Section 9.04. Reports. The General Partner shall deliver to each Partner the following:

  A. As soon as practicable but in no event later than 75 days after the end of each Fiscal Year of the Partnership, such information as shall be necessary for the preparation by such Partner of a Federal income tax return, and state income or other tax returns with regard to the jurisdictions in which the Hotel [and Equipment] is located. Such information shall include computation of the distributions to such Partner and the allocation to such Partner of the Net Profits or Net Losses, as the case may be, the Gain or Loss, as the case may be, recognized by or allocated to the Partnership on the sale of the Hotel[, Equipment] or other Partnership properties during such Fiscal Year; and

  B. Within 120 days after the end of each Fiscal Year of the Partnership, a statement prepared by the General Partner on an accrual basis of accounting which statement is to be audited and certified by a firm of independent public accountants selected by the General Partner, setting forth its opinion as to the items in clauses (i) and (ii) below, which statement shall set forth the following:

    (i) a statement of assets, liabilities and Partners' capital, a statement of income and expenses on an accrual basis and a statement of [sources and uses of funds] CASH FLOWS, and a statement of changes in Partners' capital;

    (ii) the balances in the Capital Accounts of the Limited Partners in the aggregate and of the General Partner;

    (iii) a report (which need not be audited) summarizing the fees, commissions, compensation and other remuneration and reimbursed expenses paid by the Partnership for such Fiscal Year to the General Partner or any Affiliate of the General Partner and the services performed; and

    (iv) a budget (which need not be audited) setting forth the expected Net Profits and Net Losses per Unit, for the current Fiscal Year.

  C. Within 75 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Quarter then ended (i) a balance sheet (which need not be audited) and (ii) a profit and loss statement (which need not be audited) and any other pertinent information regarding the Partnership and its activities during the period covered by the report.

  D. Concurrent with the report sent pursuant to Section 9.04C for the third Fiscal Quarter of each Fiscal Year, the Partner will be furnished an estimate of Net Profits or Net Losses per Unit for such Fiscal Year.

  E. The General Partner may prepare and deliver to the Limited Partners from time to time in its sole discretion during each Fiscal Year, in connection with cash distributions, unaudited statements showing the results of operations of the Partnership to the date of such statement.

  F. The General Partner shall prepare and file such registration statements, annual reports, quarterly reports, current reports, proxy statements and other documents, if any, as may be required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder.

  Section 9.05. Tax Depreciation and Elections.

  A. With respect to all depreciable assets of the Partnership, the General Partner may, in its sole discretion, elect to use such depreciation method for Federal tax purposes as it deems appropriate and in the best interest of the Partners generally.

  B. The General Partner shall be permitted in any Fiscal Year to make an election under section 754 of the Code and such other tax elections as it may from time to time deem necessary or appropriate.

  Section 9.06. Interim Closing of the Books. There shall be an interim closing of the books of account of the Partnership (i) at the date of the admission to the Partnership of THE ORIGINAL Limited Partners [as of the date of this Agreement], (ii) at any time a taxable year of the Partnership ends pursuant to the Code and (iii) at such other times as the General Partner shall determine are required by good accounting practice or may be appropriate under the circumstances.

                                  ARTICLE TEN

                MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

  Section 10.01. Meetings.

  A. Meetings of the Limited Partners for any purpose may be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by [holders of] LIMITED PARTNERS HOLDING 10% or more of the Units. Notification of any such meeting shall be sent to the Limited Partners within 10 business days after receipt of such a request. Such request or any notification from the General Partner shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Such meeting may be held at the principal office of the Partnership or at such other location within the United States as the General Partner may deem appropriate or desirable. In addition, the General Partner may, and upon receipt of a request in writing signed by [holders of] LIMITED PARTNERS HOLDING 25% or more of the Units, the General Partner shall submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written Consent without a meeting.

  B. Notification of any such meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting, to the Limited Partners at their record addresses, or at such other address which they may have furnished in writing to the General Partner. Such Notification shall be in writing, and shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notification of the adjourned meeting. The presence in person or by proxy of [holders of] LIMITED PARTNERS HOLDING a majority of the Units (WHICH, IN THE CASE OF AN INTERESTED TRANSACTION, MUST INCLUDE A MAJORITY OF THE UNITS HELD BY LIMITED PARTNERS OTHER THAN THE GENERAL PARTNER AND ITS AFFILIATES) shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, [holders of] LIMITED PARTNERS HOLDING a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notification of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notification.

  C. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, OR ENTITLED TO CONSENT TO ANY MATTER UPON WHICH THE LIMITED PARTNERS ARE ENTITLED TO ACT BY WRITTEN CONSENT WITHOUT A MEETING, the General Partner OR THE LIMITED PARTNERS REQUESTING SUCH MEETING may fix, in advance, a date as the record date for any such determination of Limited Partners. Such date shall be not more than 60 days nor less than 10 days before any such meeting.

  D. The Limited Partners may authorize any Person to act for them by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or the Partner's attorney-in-fact. No proxy shall be valid beyond the period permitted by law. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

  E. At each meeting of Limited Partners, the General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partner shall deem appropriate.

  F. As and to the extent that the Securities Exchange Act of 1934 is applicable to the procedural rules governing any meeting of Limited Partners (including any proxies or proxy statement related thereto), the provisions of such Act shall take precedence over any provision of this Section 10.01 which may be inconsistent therewith.

  G. If any Consents, determinations or votes of Limited Partners, with or without a meeting, are to be requested, made or taken WITH RESPECT TO AN INTERESTED TRANSACTION, UNITS HELD BY, the General Partner or any of its Affiliates (other than officers, directors or employees of the General Partner or any of its Affiliates) shall [not be entitled to any voting, determinative or consensual rights with respect to any Interests owned or controlled by any of them nor shall any such Interests be taken into account in determining the presence or absence of a quorum] BE VOTED IN THE SAME MANNER AS THE VOTE OF LIMITED PARTNERS HOLDING, IN THEIR CAPACITY AS LIMITED PARTNERS AND NOT AS ASSIGNEES, A MAJORITY OF THE OUTSTANDING UNITS ACTUALLY VOTING ON THE INTERESTED TRANSACTION (NOT INCLUDING THOSE UNITS HELD BY THE GENERAL PARTNER OR ANY OF ITS AFFILIATES OTHER THAN OFFICERS, DIRECTORS OR EMPLOYEES OF THE GENERAL PARTNER OR ANY OF ITS AFFILIATES); PROVIDED, HOWEVER, THAT NO INTERESTED TRANSACTION SHALL BE DEEMED TO BE APPROVED UNLESS A MAJORITY OF THE UNITS HELD BY LIMITED PARTNERS OTHER THAN THE GENERAL PARTNER AND ITS AFFILIATES ARE PRESENT IN PERSON OR BY PROXY AT THE MEETING AT WHICH SUCH INTERESTED TRANSACTION IS CONSIDERED, OR, IF WRITTEN CONSENTS ARE SOUGHT WITH RESPECT TO SUCH INTERESTED TRANSACTION, CONSENTS REPRESENTING A MAJORITY OF THE UNITS HELD BY LIMITED PARTNERS OTHER THAN THE GENERAL PARTNER AND ITS AFFILIATES ARE RETURNED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE CONSENT SOLICITATION PERIOD. WITH RESPECT TO ALL MATTERS OTHER THAN AN INTERESTED TRANSACTION, THE GENERAL PARTNER AND ITS AFFILIATES MAY VOTE UNITS HELD BY THEM AS LIMITED PARTNERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

  Section 10.02. Special Voting Rights of Limited Partners.

  A. If at any time any agreement (including the Hotel Operating Lease[)], IF THE OPERATING TENANT IS AN AFFILIATE OF THE GENERAL PARTNER) pursuant to which operating management of any property of the Partnership is vested in the General Partner or an Affiliate of the General Partner OR IN MARRIOTT INTERNATIONAL, INC. OR ANY OF ITS AFFILIATES and if pursuant to the terms of such agreement the Partnership has a right to terminate such agreement as a result of the failure of the operation of such property to attain any economic objective, the Limited Partners, without the Consent of the General Partner, may, upon the affirmative vote of [the holders of] LIMITED PARTNERS HOLDING a majority of the Units, take action to exercise the right of the Partnership to terminate such agreement.

  B. To the extent not inconsistent with applicable law, in the event that the General Partner has breached its obligations under Section 5.03B, has committed any act of fraud or has committed and not, within a reasonable period of time, remedied any act of bad faith or gross negligence in carrying out its duties as the general partner,

[holders of] LIMITED PARTNERS HOLDING a majority of the Units may, without the Consent of the General Partner, vote to:

    (i) amend this Agreement, provided, however, that the allocable percentage interests of the Partners in the allocations set forth in Article [IV] FOUR may not be altered, and no new material obligation may be imposed on any Partner without such Partner's approval;

    (ii) dissolve the Partnership; or

    (iii) remove the General Partner.

                                ARTICLE ELEVEN

                           MISCELLANEOUS PROVISIONS

  Section 11.01. Appointment of General Partner as Attorney-in-Fact.

  A. Each Limited Partner, including each Substituted Limited Partner, by the execution and delivery of this Agreement, irrevocably constitutes and appoints the General Partner and the President, any Vice President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer of any corporate General Partner as his true and lawful attorney-in-fact with full power and authority in such Limited Partner's name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

    (i) all counterparts of this Agreement, and any amendment or restatement thereof, including all certificates and instruments, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

    (ii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Agreement in accordance with the terms hereof;

    (iii) all documents or instruments which the General Partner deems appropriate to reflect the admission of a Limited Partner (including any Substituted Limited Partner), in accordance with this Agreement, the dissolution of the Partnership, sales or transfers of Partnership property, sales or transfers of Interests, or the initial amount or increase or reduction in amount of any Partner's Capital Contribution or reduction in any Partner's Capital Account;

    (iv) any instrument or document requested by the Partnership or any purchaser of the Interest of a Defaulting Limited Partner under the provisions of Section 3.05 of this Agreement;

    (v) all documents, including but not limited to financing statements, necessary or appropriate to perfect and continue the Partnership's security interest in such Limited Partner's Interest; and

    (vi) any instrument, certificate or document to implement the provisions of Section [5.01C(vi)] 5.01C(VII).

  B. The appointment by all Limited Partners of the General Partner and the aforesaid officers of any corporate General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive, and not be affected by the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units or Interest of such Person; provided, however, that in the event of the transfer by a Limited Partner of all OF such Limited Partner's Interest, the foregoing power of attorney of a

[transferee] TRANSFEROR Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

  Section 11.02 Amendments.

  A. Each Limited Partner, Substituted Limited Partner and any successor General Partner shall become a signatory hereof by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments, and in such manner, as the General Partner shall determine. By so signing, each Limited Partner, Substituted Limited Partner or successor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by all the provisions of, this Agreement subject to the provisions of Section 7.02D.

  B. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner with the Consent of the holders of a majority of the Units; provided, however, that without the Consent of all Partners, this Agreement may not be amended so as to (i) convert the Interest of a Limited Partner into a general partner's Interest; (ii) modify the limited liability of a Limited Partner; (iii) alter the Interest of a Partner in Net Profits, Net Losses, or Gain or Loss or distributions of Cash Available for Distribution, Sale Proceeds, Refinancing Proceeds or change the percentage of Partners which is required to Consent to any action hereunder; (iv) modify the liability of the General Partner as provided in Section 3.08; (v) permit the General Partner to take any action prohibited by Section 5.02; (vi) cause the Partnership to be treated for Federal income tax purposes as an association taxable as a corporation; or
(vii) effect any amendment or modification to this Section 11.02B.

  C. If this Agreement shall be amended as a result of adding or substituting a Limited Partner, the amendment to this Agreement shall be signed by the General Partner and by the Person to be substituted or added and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement shall be amended to reflect the withdrawal or removal of the General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner (and the General Partner hereby so agrees) and by the successor General Partner.

  D. In making any amendments, there shall be prepared and filed for recordation by the General Partner such documents and certificates as shall be required to be prepared and filed, no such filing being required solely by reason of this Agreement, under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified, not less frequently, in the case of a substitution of a Limited Partner, than once each calendar quarter.

  F. THE GENERAL PARTNER MAY, WITHOUT THE CONSENT OF THE LIMITED PARTNERS, MAKE ANY AMENDMENT TO THIS AGREEMENT AS IS NECESSARY TO CLARIFY THE PROVISIONS HEREOF SO LONG AS SUCH AMENDMENT DOES NOT ADVERSELY AFFECT THE RIGHTS OF THE LIMITED PARTNERS OR ASSIGNEES OF THEIR INTERESTS UNDER THIS AGREEMENT IN ANY MATERIAL RESPECT.

  Section 11.03. General Partner Representations and Warranties The General Partner represents that the Partnership shall not incur the cost of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified under this Agreement.

  Section 11.04. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

  Section 11.05. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

  Section 11.06. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

  Section 11.07. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or [effect] AFFECT those portions of this Agreement which are valid.

  Section 11.08. Article and Section Titles. Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

  Section 11.09. Short-Form Filings. The General Partner shall have authority to sign any short-form Certificate of Limited Partnership or restated or amended Certificate of Limited Partnership meeting the requirement of applicable law which reflects this Agreement, as same may be amended.

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          General Partner:
                                          Marriott Desert Springs Corporation

                                          By __________________________________

                                          [Withdrawing Initial Limited
                                          Partner: Christopher G. Townsend]

                                          Limited Partners:
                                          All Limited Partners now and
                                           hereafter admitted to the
                                           Partnership as limited partners of
                                           the Partnership pursuant to powers
                                           of attorney now and hereafter
                                           executed in favor of and delivered
                                           to the General Partner.

                                           Marriott Desert Springs Corporation
                                          By: _________________________________
                                            as Attorney-in-Fact for all the
                                             Limited Partners

                                          By __________________________________

                                ACKNOWLEDGEMENT

State of [New York]
Maryland
County of               H ss.:

  On this     day of    , [1987] 1997, before me personally appeared        ,
to me known, who, first by me duly sworn, did depose and say that he is the Vice President of Marriott Desert Springs Corporation that he knows the seal of such corporation and that such seal hereto affixed is such seal and that it was so affixed by order of the Board of Directors of Marriott Desert Springs Corporation and that he signed his name thereof on behalf of the General Partner by order of the Board of Directors of Marriott Desert Springs Corporation.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          _____________________________________
(SEAL)                                    Notary Public for:
                                          My Commission Expires:

                               [ACKNOWLEDGEMENT

State of New York
County of___________H ss.:

  On this day of      , 1987, before me personally appeared Christopher G.
Townsend, to me known, who, first by me duly sworn, did depose and say that he is the Initial Limited Partner of Desert Springs Marriott Limited Partnership and that he signed his name to the foregoing instrument and acknowledged that he executed the same as his free act and deed.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          _____________________________________
(5EAL)                                    Notary Public for:
                                          My Commission Expires:]

                                ACKNOWLEDGEMENT

State of [New York]
Maryland
County of               H ss.:

  On this     day of    , [1986] 1997, before me personally appeared        ,
to me known, who, first by me duly sworn, did depose and say that he is the Vice President of Marriott Desert Springs Corporation that he knows the seal of such corporation and that such seal hereto affixed is such seal and that it was so affixed by order of the Board of Directors of Marriott Desert Springs Corporation, and that he signed his name thereto on behalf of the General Partner as attorney in fact for all the Limited Partners of the Partnership.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          _____________________________________
(SEAL)                                    Notary Public for:
                                          My Commission Expires:

                                                                      EXHIBIT A

$75,000 per Unit                                                         , 1987

   Units

                             LIMITED PARTNER NOTE

  For Value Received, the undersigned promises to pay to the order of Desert Springs Marriott Limited Partnership, a Delaware limited partnership (the "Partnership") at its offices at 10400 Fernwood Road, Bethesda, MD 20058, or at such other place as the holder hereof from time to time shall designate in writing to the undersigned, the principal sum of Seventy Five Thousand Dollars ($75,000) per Unit for the number of Units set forth above, without interest, in the following installments per Unit at the following times:

         DUE DATE                               AMOUNT
         --------                               ------
     June 15, 1988.... $30,000 per Unit for the number of Units set forth above
     June 15, 1989.... $25,000 per Unit for the number of Units set forth above
     June 15, 1990.... $20,000 per Unit for the number of Units set forth above

  In the event the undersigned fails to pay in lawful money of the United States of America any amount which he is required to pay to the Partnership on or before the 20th day following the date when such amount is due and payable, a late payment fee of five percent (5%) of the amount of the overdue payment shall be added to the amount due. If default shall continue beyond 30 days after notice thereof to the undersigned, in addition to the aforesaid late charge, the unpaid portion of such installment shall bear interest from the due date of such installment until paid in full at a rate equal to the lesser of four percentage points in excess of the base rate of interest announced from time-to-time by Bankers Trust Company, New York, New York, charged to its best commercial customers, or the maximum rate permitted by law. In no event may the late charge, if deemed to be interest under law, when added to any interest exceed the rate permitted by law. If the default continues beyond 30 days after notice thereof to the undersigned, the general partner of the Partnership (the "General Partner") shall also have the option of accelerating the payment of the entire unpaid balance of the note, and exercising all of the Partnership's rights and remedies under the provisions of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), as hereinafter defined.

  The undersigned shall have the right to repay, in whole or in part, at any time, the unpaid principal balance to this note.

  All the provisions of the Partnership Agreement regarding this note are incorporated herein by reference.

  The undersigned agrees that in the event his subscription for a limited partnership interest in the Partnership is reduced, this note may be modified by the General Partner in its sole discretion, to reflect a corresponding reduction of the principal amount hereof, and the General Partner shall allocate such reduction equally among the installment payments due under this note.

  This note may not be modified orally, and shall be governed by, enforced, determined and construed in accordance with the laws of the State of Delaware. The undersigned hereby consents to the non-exclusive jurisdiction and venue of the courts of the State of Delaware and of the United States for the District of Delaware in connection with the collection of this note or any matter relating thereto and hereby irrevocably appoints the General Partner as its agent to receive service of process in the State of Delaware in connection with any such matter.

  In the event of default, the undersigned agrees to pay the costs of collection, including, without limitation, reasonable attorneys' fees and disbursements and court costs.

  The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument, except as set forth in the Partnership Agreement. No failure or delay by the holder of this note in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or course of dealing preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

  To secure repayments of the outstanding amounts hereunder, the undersigned has, pursuant to the Partnership Agreement, hereby granted to the Partnership a security interest in all of the undersigned's right, title and interest in the undersigned's limited partnership interest in the Partnership. In the event that this note is negotiated, endorsed, assigned, transferred and/or pledged, all references to the Partnership shall apply to the one which receives the Partnership's interest as if the one instead of the Partnership was named as the original payee under this note.

  If any part of this note is determined by any court to be invalid or unenforceable, the remaining portions of this note will remain in effect. Any ambiguity or uncertainty in the note will be construed in favor of the Partnership.

  The terms of this note shall be binding upon and inure to the benefit of the respective successors and assigns of the Partnership and the undersigned.

  All definitions as used herein shall have the same meaning as such terms are used in the Partnership Agreement:

  If Subscriber is an individual:

  _________________________________           _________________________________
  Print Name of Subscriber                    Signature of Subscriber

  _________________________________           _________________________________
  Print Name of Co-Subscriber (if any)        Signature of Co-Subscriber (if
                                               any)

  If Subscriber is a corporation, partnership or trust:

By: ___________________________________________________________________________
  Print Name of Subscribing Entity

  _________________________________           _________________________________
  Print Name of Authorized Officer,           Signature of Authorized Officer,
  Partner or Trustee                           Partner or Trustee

  _________________________________
  Print Title of Authorized Partner or Trustee

  _________________________________           _________________________________
  Print Name of Co-Trustee                    Signature of Co-Trustee
  (if required by trust instrument)           (if required by trust
                                               instrument)

                                                                      APPENDIX B

                        HM JUNIOR LOAN COMMITMENT LETTER

                           HOST MARRIOTT CORPORATION
                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817

                                                                August 28, 1997

                                 CONFIDENTIAL

Desert Springs Marriott Limited Partnership
c/o Marriott Desert Springs Corporation
10400 Fernwood Road
Bethesda, MD 20817-1109
Attn: Mr. Bruce D. Wardinski Vice President

Dear Sirs and Ladies:

  Subject to the terms and conditions set forth herein, this letter represents a commitment by Host Marriott Corporation ("HMC") to refinance, in part, the existing mortgage debt of Desert Springs Marriott Limited Partnership (the "Partnership") in the approximate amount of $160.0 million (the "Existing Loan"), which currently is secured by Marriott's Desert Springs Resort and Spa (the "Property"). Such refinancing would be effected by three loans (each, a "Loan," and collectively, the "Loans"). One loan (the "Senior Loan") will be a mortgage loan secured by the Property and made by Goldman Sachs Mortgage Company ("GSMC"), to a new, single-purpose, bankruptcy-remote limited partnership, limited liability company or other entity (the "Borrower") controlled by the Partnership, as described in greater detail below. The Partnership and GSMC have executed a commitment letter dated December 23, 1996, as may be amended (the "GSMC Commitment") describing, in greater detail, the Senior Loan. The second loan (the "Mezzanine Loan") will be a loan made by GSMC initially to the Partnership and will be secured by the Partnership's 100% ownership interests (direct or indirect) in the Borrower. The other loan (the "HM Junior Loan") will be made by the Junior Lender (defined below) to the Partnership and, if consented to by GSMC, will be secured by a subordinate pledge of the Partnership's 100% ownership interests (direct or indirect) in the Borrower.

Borrower:

 Senior Loan:                The Partnership shall form and wholly own
                             (directly or indirectly) "Borrower", a single purpose, bankruptcy-remote entity with no operations, assets or activities other than the Property and no debts other than the Senior Note
                             (defined below), except as permitted under the GSMC Commitment.

 Mezzanine Loan:             Initially, the Partnership. At the option of the
                             Junior Lender, the Partnership shall form and directly own a new "Mezzanine Borrower," which will be a single purpose, bankruptcy remote entity with no operations, assets or activities other than the interests in the Borrower and no debts other than the Mezzanine Loan. The
                             Partnership shall own, directly or indirectly, all of the interests in the Mezzanine Borrower, which will be pledged, as collateral for the HM
                             Junior Loan.

 HM Junior Loan:             The Partnership.

Junior Lender:
                             DSM Finance LLC, a Maryland limited liability company of which Marriott Desert Springs Corporation, the general partner of the Partnership (the "General Partner") and an affiliate of HMC, is the sole member.

Loan Structure:
                             Three notes will be issued--each note
                             representing a Loan (collectively, the "Notes" and individually, a "Note"). The "Senior Note" will be issued by the Borrower and secured by a first deed of trust lien on the Property. The "Mezzanine Note" will initially be issued by the Partnership and secured by a lien on the Partnership's 100% ownership interests (direct or indirect) in the Borrower. The "HM Junior Note" will be issued by the Partnership and, if permitted by GSMC, initially secured by a subordinate lien on the Partnership's 100% ownership interests (direct or indirect) in the Borrower (and after formation of the Mezzanine Borrower, by a lien on the Partnership's 100% ownership interests (direct or indirect) in the Mezzanine Borrower). The terms of the Notes are explained below in further detail.

Senior Note Amount:          $103 million or such other amount as determined
                             in accordance with the GSMC Commitment.

Mezzanine Note Amount:       $20 million.

HM Junior Note Amount:       $59.7 million.

Financing Rates:

 Senior Note:                12-yr. U.S. Treasuries plus a spread (the "Senior
                             Note Spread") of 1.9%. If the Loans do not close prior to the 75th day following the initiation of the Partnership's solicitation of its Limited
                             Partners, the spread can be adjusted by GSMC.

                             At the end of year 12.5, the rate will be reset to 200 basis points above the greater of the rate at closing or the then current yield on 12 year U.S. Treasury Securities (the difference between the initially established Financing Rate and the reset Financing Rate, hereinafter the "Senior Additional Interest").

 Mezzanine Note:             12-yr. U.S. Treasuries plus 4.50%. If the
                             Mezzanine Borrower is not created prior to March
                             31, 1998, the financing rate on the Mezzanine
                             Note increases by 1%. If the Loans do not close prior to the 75th day following the initiation of the Partnership's solicitation of its Limited
                             Partners, the spread can be adjusted by GSMC.

 HM Junior Note:             13%.

Term:

 Senior Note:                25 years.

 Mezzanine Note:
                             12.5 years.

 HM Junior Note:
                             30 years.

Amortization:

 Senior Note:                Initially, a 25 year schedule, payable monthly.
                             After year 12.5, Property revenues shall be applied to amortize the Senior Loan and to pay
                             Senior Additional Interest in accordance with the priorities of cash flow applications set forth below in "Application of Revenues" or "Lockbox", as applicable. Borrower's failure to amortize at a rate greater than the 25-year schedule in place as of the origination of the Senior Loan, and Borrower's failure to pay Senior Additional
                             Interest, in each case by reason of the
                             insufficiency of Property cash flow to pay the same, shall not be a default. To the extent such Property cash flow is insufficient to pay Senior
                             Additional Interest, Senior Additional Interest will accrue and compound. As described in the GSMC Commitment, in certain circumstances, a lock-box also will be required by GSMC to control the allocation of funds.

 Mezzanine Note:             12.5 year schedule.

 HM Junior Note:             Interest only, payable monthly, for the first
                             12.5 years, thereafter principal will amortize over a 17.5 year schedule, but subject to the restrictions on payments on the HM Junior Loan described below in "Application of Revenues" or "Lockbox", as applicable. The Partnership's failure to make payments on the HM Junior Loan by reason of the insufficiency of Property cash flow to pay the same, shall not be a default. To the extent such Property cash flow is insufficient to pay such amounts, all unpaid amounts shall accrue and compound.

Participation:               As additional interest on the HM Junior Loan, the
                             Junior Lender shall be paid 30% of any Excess
                             Cash Flow available annually, plus 30% of any net capital/residual proceeds, as described below, after allowing for full repayment of the Loans.
                             The "net capital/residual proceeds" would mean
                             (i) at the time of a sale of the Property, amounts remaining after payment of costs related to the sale, repayment of all mortgage indebtedness or other indebtedness of Borrower, the Mezzanine Borrower (if applicable) and the Partnership and other amounts required to be paid pursuant to the Partnership's partnership agreement (collectively, the "Outstanding
                             Obligations") or (ii) at the time of a
                             refinancing, prepayment or maturity of the HM
                             Junior Loan (each, an "Appraisal Event"), the excess of the Appraised Value (defined below) of the Property over the then current Outstanding
                             Obligations.

                             The Appraised Value shall be determined as follows: (i) upon the occurrence of an Appraisal Event, the Junior Lender shall select an M.A.I. appraiser with at least five (5) years of experience in the hospitality industry (the "Initial Appraiser"); and (ii) within ten (10) days after such appointment, the Initial Appraiser shall select two (2) additional M.A.I. appraisers, each with at least five (5) years of experience in the hospitality industry (together with the Initial Appraiser, the "Appraisers"). Within thirty (30) days after the selection of the last Appraiser (the "Appraisal Period"), the Appraisers each shall conduct and complete an appraisal to determine the fair market value of the Property. If any Appraiser fails to render its appraisal within the Appraisal Period, it shall be disregarded. The

                             "Appraised Value" shall be the average of the fair market value determined by each Appraiser which completes an appraisal during the Appraisal Period. The fees charged by the Appraisers shall be paid by the Partnership.

Payments:                    Interest payments will be due and payable on the
                             HM Junior Loan on the eleventh day of each month
                             (the "Payment Date"), and will be computed on an actual/360 day basis. With respect to any Payment
                             Date, the interest period will be the period from (and including) the preceding Payment Date to (but excluding) such Payment Date.

Prepayment:                  Permitted at any time, provided that, at the time
                             of prepayment, the Appraised Value shall be determined as described above to establish the amount of the Junior Lender's 30% participation interest in capital/residual proceeds.


Debt Service Liquidity       There shall be no debt service liquidity reserve
Reserve:                     ("DSLR") required for the HM Junior Loan.

Management:                  Marriott International, Inc. or its (direct or
                             indirect) wholly-owned subsidiary (the "Manager") will manage the Property. The current lease arrangement (the "Operating Lease") will be changed to a management contract. In connection with the refinancing of the existing mortgage debt, the management contract shall provide, among other things, that Operating Profit (as defined in the current Operating Lease) shall be paid (i) first, to the Partnership, in the maximum amount of the Owner's Priority (as defined below), (ii) second, to the Manager, in the maximum amount of $1,800,000, and (iii) third, 75% to the Partnership and 25% to the Manager. The amounts payable to Manager pursuant to the foregoing causes (ii) and (iii) are referred to herein as the "Incentive Management
                             Fee." As used herein, "Owner's Priority" shall mean: (A) for all fiscal years after 1997, the greater of $21,500,000 or the scheduled annual debt service on the Senior Note, the Mezzanine
                             Note (excluding cash sweeps and the DSLRs), calculated as of the date of the funding of the Loans; and (B) for fiscal year 1997, the greater of $20,500,000 and the annual scheduled debt service for the Senior Note and the Mezzanine
                             Note (excluding cash sweeps and the DSLRs).
                             Notwithstanding the foregoing, for fiscal year
                             1997, the maximum Incentive Management Fee shall be $2,000,000 and there shall be no sharing of Operating Profit in excess of the Owner's
                             Priority plus $2,000,000.

Costs and Expenses:          The Partnership will be responsible for, and
                             shall pay on demand, all reasonable expenses and costs incurred by Junior Lender in connection with the Loans.

Indemnification:             The Partnership shall indemnify and hold harmless
                             HMC and the Junior Lender from liabilities related to environmental matters.

Closing:
                             Concurrently with Closing under the Senior Loan and the Mezzanine Loan.

Application of Revenues:

 Prior to Year 12.5:         Subject to GSMC's rights under the Senior Loan
                             and the Mezzanine Loan, prior to year 12.5, during any period in which a lockbox is not required by GSMC, gross revenues from the Property shall be applied as follows:

                             (i) Deductions from gross revenues as currently
                                 permitted in calculating Operating Profit under the Operating Lease (including tax and insurance escrows, if applicable);

                             (ii) Golf course ground lease payments;

                             (iii) Monthly scheduled debt service on the
                                   Senior Loan;

                             (iv) Capital expenditures;

                             (v) Deposits into the Senior Loan DSLR in the
                                 maximum amount of six (6) months' debt
                                 service for the Senior Loan;

                             (vi) Monthly scheduled debt service on the
                                  Mezzanine Loan;

                             (vii) Partnership, Mezzanine Borrower, and
                                   Borrower administrative expenses (as
                                   approved by GSMC); and

                             (viii) Deposits into the Mezzanine DSLR in the
                                    maximum amount of six (6) months' debt
                                    service for the Mezzanine Loan.

                             Any amounts remaining after the application of moneys in accordance with clauses (i) through
                             (viii) above shall be defined as "Excess Cash Flow." Excess Cash Flow shall be held in an escrow account maintained with GSMC throughout the fiscal year, and after the annual audit determining Operating Profit for such fiscal year, shall be paid: first, to the Manager for the Incentive Management Fee and second, to Junior Lender for interest due under the HM Junior Loan (if any), as well as any other amounts (including the Junior Lender's participation interest) payable thereunder, and thereafter, the excess, if any, to Borrower or its designee in the amount of 70% of such excess and the Junior Lender in the amount of 30% of such excess.

 After Year 12.5:            Subject to GSMC's rights under the Senior Loan,
                             after year 12.5, during any period in which a lockbox is not required by GSMC, gross revenues from the Property shall be applied as follows:

                             (i) Deductions from gross revenues as currently
                                 permitted in calculating Operating Profit under the Operating Lease (including tax and insurance escrows, if applicable);

                             (ii) Golf course ground lease payments;

                             (iii) Monthly scheduled debt service on the
                                   Senior Loan;

                             (iv) Capital expenditures;

                             (v) Deposits into the Senior Loan DSLR in the
                                 maximum amount of six (6) months' debt
                                 service for the Senior Loan;

                             (vi) Partnership, Mezzanine Borrower and Borrower
                                  administrative expenses (as approved by
                                  GSMC);

                             (vii) After Operating Profit shall have exceeded
                                   Owner's Priority, deposits into the
                                   Management Incentive Reserve Account;

                             (viii) To the amortization of all remaining
                                    principal on the Senior Loan;

                             (ix) Accrued Senior Additional Interest;

                             (x) Monthly scheduled debt service on the HM
                                 Junior Loan; and

                             Pursuant to the GSMC Commitment, under certain circumstances, GSMC has the right to require that all revenues from Property operations be deposited in a "Lockbox Account." All revenues in the Lockbox Account shall be applied in the same manner set forth above in "Application of Revenues--Prior to Year 12.5" or "Application of Revenues--After Year 12.5," as applicable based on the year in question, except that the following shall be substituted for clause (i) in each of said paragraphs:

                             (i) First, to the funding of tax and insurance
                                 escrows; second, to the funding of FF&E
                                 reserves; and third, to the payment of
                                 deductions from gross revenues (except as listed above in first and second) as currently permitted in calculating Operating Profit under the Operating Lease."

                             Any amounts remaining after the application of moneys in accordance with "Application of Revenues--Prior to Year 12.5," as modified in accordance with the foregoing paragraph, shall be defined as "Excess Cash Flow."

Documentation:               All documentation and information shall be in
                             form and content appropriate and customary for transactions of this type and otherwise acceptable to HMC and its counsel in their sole discretion.

Due Diligence:               All due diligence information and materials, and
                             each provider thereof, shall be provided to HMC in a reasonably prompt manner and shall be satisfactory to HMC, in its sole discretion.

HMC's Conditions:            In addition to any other condition specified
                             herein, HMC's obligation to make the HM Junior
                             Loan shall be subject to confirmation by HMC that:

                             (i) there shall exist no default under the Golf
                                 Course B Lease or the Operating Lease (or the successor management contract);

                             (ii) as of the Closing, there has not been any
                                  material adverse change or any development involving a prospective material adverse change to the physical condition of the Property or financial condition or operations of the Partnership, Mezzanine Borrower or Borrower;

                             (iii) (a) there has been no general suspension or
                                   material limitation of trading on the NYSE;
                                   (b) there shall have been no banking
                                   moratorium declared by either Federal or New York State authorities; (c) there shall have been no significant outbreak or escalation of hostilities involving the United States; no declaration by the United States of a national emergency or war; and no change in international or national financial, banking, capital markets or economic conditions or currency exchange rates or controls which, with respect to any event described in this clause (c), in the reasonable good faith judgment of HMC would make it impracticable or inadvisable for HMC to proceed with making the HM Junior Loan, in the manner currently contemplated; and (d) there shall have been no default under the GSMC Commitment; and

                           (iv) the partners of the Partnership shall have
                                approved the creation of Borrower and any other matters under the Partnership Agreement which HMC determines are necessary or desirable in connection with the making of the HM Junior Loan.

Assignability:             Any approval of the HM Junior Loan that may be
                           issued by HMC, and this Commitment, are personal to the Partnership and Borrower, and the rights of the Partnership and Borrower, if any, thereunder and hereunder may not be assigned to, and may not be enforced by, any other person or entity unless HMC otherwise agrees in writing.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                          Very truly yours,

                                          Host Marriott Corporation

                                          By:  /s/ W. Edward Walter____________
                                          Name: W. Edward Walter_______________
                                          Its:  Senior Vice President__________

AGREED AND ACCEPTED:

Desert Springs Marriott Limited
 Partnership

By: Marriott Desert Springs Corporation

Its: General Partner

  By: /s/ Patricia K. Brady________
  Name: Patricia K. Brady__________
  Its:Vice President_______________

                                                                      APPENDIX C

                   BT SECURITIES CORPORATION FAIRNESS OPINION

[BT SECURITIES CORPORATION LETTERHEAD]

BT SECURITIES CORPORATION
                                                          130 Liberty Street
                                                          New York, New York
                                                          10006

July 1, 1997

Desert Springs Marriott Limited Partnership
c/o Marriott Desert Springs Corporation
10400 Fernwood Road
Bethesda, MD 20817-1109
Attn.: Mr. Bruce D. Wardinski
Senior Vice President and Treasurer

Attention: Marriott Desert Springs Corporation, as General Partner

Ladies and Gentlemen:

  Marriott Desert Springs Corporation, the General Partner (the "General Partner") of Desert Springs Marriott Limited Partnership (the "Partnership"), has informed us that DSM Finance LLC (the "Host Lender"), a single member Delaware limited liability company of which the General Partner is the sole member and of which Host Marriott Corporation ("Host"), a Delaware corporation and the corporate parent of the General Partner, is also an affiliate, will lend on a subordinated basis $59.7 million to the Partnership. The purpose of the loan (the "Subordinated Loan") is to refinance a portion of the Partnership's outstanding third-party mortgage debt and to allow a distribution of approximately $22.7 million to the partners of the Partnership. The Subordinated Loan will be (i) structurally subordinated to a $103 million first mortgage loan (the "First Senior Loan") to be made by Goldman Sachs Mortgage Company ("GSMC") to a single purpose entity (intended to be bankruptcy remote) (the "Borrower") to be created and wholly owned by the Partnership, which First Senior Loan will be secured by a mortgage on the Marriott Desert Springs Resort and Spa (the "Property") and (ii) contractually subordinated to a loan of $20 million ( the "Second Senior Loan" and collectively with the First Senior Loan, the "Senior Loans") to be made by GSMC, which Second Senior Loan will be secured by a first priority lien on the Partnership's ownership interest in the Borrower. The Subordinated Loan will be secured by a junior lien on the Partnership's ownership interest in the Borrower. Summary terms of the Senior Loans and of the Subordinated Loan are outlined in Exhibit I and Exhibit II, respectively.

  You have requested the opinion of BT Securities Corporation ("BTSC" or "we"), as investment bankers, as to the fairness, from a financial point of view, to the Partnership and its limited partners of the Subordinated Loan terms and conditions, including the interest rate to be paid by the Partnership to the Host Lender on the Subordinated Loan.

  BTSC, in connection with arriving at its opinion, has, among other things:

    (i) reviewed the terms and conditions of the First Senior Loan and Second Senior Loan (outlined in Exhibit I);

    (ii) reviewed the terms and conditions of the Subordinated Loan (outlined in Exhibit II);

    (iii) reviewed the historical financial statements of the Property and of the Partnership;

    (iv) reviewed certain internal financial and operating information regarding the Property and the Partnership;

    (v) reviewed a Partnership overview provided by the General Partner which included a Property description and an ownership summary;

    (vi) reviewed the terms, interest rates and trading prices of public and private subordinated loans which BTSC believes to be relevant;

    (vii) reviewed and specifically relied upon valuation analysis prepared by CB Commercial Real Estate Group, Inc. ("CB"), indicating the current value of the Property, cash flow projections for the years 1997 to 2006 and projected residual value in 2006;

    (viii) discussed the business and financial condition of, and other material information relating to, the Partnership and the Property with certain officers and certain members of management; and

    (ix) performed such analyses and examination and considered such other information, financial studies, analyses, investigations and financial economic and market data as BTSC deemed relevant.

  BTSC has not assumed responsibility for independently verifying, and has not independently verified, any information, whether publicly available or otherwise furnished to it, concerning the Partnership or the Property, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BTSC has assumed and relied upon the accuracy and completeness of all such information, and BTSC has not conducted a physical inspection of the properties or other assets of the Partnership, including without limitation, the Property, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of the Partnership. Without limiting the foregoing, we have specifically relied upon the capitalization rate and residual value arrived at by CB and referred to above in arriving at our opinion. With respect to the financial forecasts and projections made available to BTSC and used in its analysis, BTSC has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the General Partner and the Partnership as to the matters covered thereby, and in rendering its opinion BTSC expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. BTSC's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  This opinion is addressed to, and for the sole use and benefit of, the Partnership and its limited partners. BTSC has assumed that the making of the Subordinated Loan is a self-contained transaction, except with respect to the Senior Loans, and the opinion expressed herein by BTSC gives no consideration to any other material transaction, announced or contemplated, other than the making of the Senior Loans and the Subordinated Loan. Except as provided herein, the opinion contained herein may not be reproduced, summarized or referred to in any public document or given to any other person without the prior written consent of BTSC.

In connection with its opinion, BTSC has assumed that the terms and conditions of the Senior Loans and the Subordinated Loan described in Exhibits I and II, respectively, accurately summarize all material terms and conditions thereof and contain no omissions of material terms or conditions. BTSC has assumed that the Partnership will consummate the Senior Loans and the Subordinated Loan in all material respects on terms and conditions identical to the terms and conditions described in Exhibits I and II, respectively, and that any terms or conditions contained in the actual Subordinated Loan which are not described in Exhibit II will be no less favorable to the Partnership that those in Exhibit II. BTSC has also assumed that all necessary governmental and regulatory approvals and consents of third parties will be obtained on terms and conditions that will not have a material adverse effect on the Partnership.

  BTSC will receive a fee and is being indemnified in connection with the delivery of this opinion. BTSC also draws your attention to the fact that BTSC and its affiliates have and have had various relationships, including, without limitation, credit and advisory relationships, with Host, Marriott International, Inc. ("Marriott") (which manages the Property) and their respective affiliates. Moreover, BTSC and its affiliates, as full service financial institutions, may hold, from time to time and as principal and/or agent, positions and other interests in securities and other obligations of Host, Marriott and their respective affiliates.

  Based upon and subject to the forgoing, it is BTSC's opinion, as investment bankers, that the terms and conditions of the Subordinated Loan, including the interest rate (as described in Exhibit II) to be paid by the Partnership to the Host Lender on the Subordinated Loan, are fair, from a financial point of view, to the Partnership and the limited partners.

                                          Very truly yours,

                                          /s/ BTSC
                                          BT Securities Corporation

                                                                      EXHIBIT I

                               SENIOR LOAN TERMS

FIRST SENIOR LOAN

LENDER:                      Goldman Sachs Mortgage Company

BORROWER:                    A single purpose, bankruptcy remote entity (the
                             "Entity") with no operations, assets or
                             activities other than the ownership of the Property. The Entity will be owned by the Partnership.

AMOUNT:
                             $103 million.

INTEREST RATE:               Fixed, 12-year Treasury rate plus 1.90%.

TERM:                        12.5 years.

AMORTIZATION:                25 year schedule (12.5 year balloon).

PREPAYMENT:
                             Permitted in whole at certain times prior to year
                             12.5 through defeasance with Treasuries. After the 12.5 year anniversary, prepayment permitted at par.

LATE PAYMENT:                Payments due on 11th day of month, if not paid by
                             the due day, subject to a late charge equal to 2% of the delinquent amount.

SECURITY:
                             First mortgage on real and personal property owned by the Borrower, non-recourse, except for certain bad acts--fraud, misapplication of funds, failure to pay taxes or insurance.

ADDITIONAL FINANCING:        Permitted by the Borrower or the Partnership
                             provided that such funds are for the replacement of furniture, fixtures and equipment or other costs of operating the Property. The Partnership shall be allowed to have the Second Senior Loan and the Subordinated Loan.

SECOND SENIOR LOAN

LENDER:                      Goldman Sachs Mortgage Company

BORROWER:                    The Partnership.

AMOUNT:
                             $20 million.

INTEREST RATE:               Fixed, 12-year Treasury rate plus 4.50%.

TERM:                        12.5 years

AMORTIZATION:                12.5 year schedule

PREPAYMENT:
                             Permitted at any time subject to the following prepayment penalties: Year 1=4.0%, Year 2=3.0%, Year 3=2.0%, Year 4=1.0%, and thereafter no penalty.

LATE PAYMENT:                Payments due on 11th day of month, if not paid by
                             the due date, subject to a late charge equal to 2% of the delinquent amount.

SECURITY:
                             First lien on the Partnership's ownership interest in the Entity, non-recourse, except for certain bad acts--fraud, misapplication of funds, failure to pay taxes or insurance.

ADDITIONAL FINANCING:        Permitted by the Partnership provided that such
                             debt is unsecured and incurred in the ordinary course of business for Property purposes. The
                             Partnership shall be allowed to have the Subordinated Loan.

                                                                     EXHIBIT II

                            SUBORDINATED LOAN TERMS

JUNIOR LENDER:               The Host Lender.

BORROWER:                    The Partnership.

AMOUNT:                      $59.7 million.

INTEREST RATE:               13.0%.

TERM:                        30 years.

AMORTIZATION:                Interest only for 12.5 years, 17.5 year schedule
                             in years 12 through 30 (limited to excess cashflow) with a final payment of unpaid principal at final maturity.

PREPAYMENT:                  None permitted until repayment in full of the
                             Second Senior Loan.

DEBT SERVICE LIMITATION:     Annual debt service will not exceed cash flow
                             remaining after payment of Second Senior Loan and Subordinated Loan debt service, any shortfall will be accrued and repaid from available proceeds.

SECURITY:                    Junior lien on the Partnership's 100% ownership
                             interest in the Entity, non-recourse, except for certain bad acts--fraud, misapplication of funds, failure to pay taxes or insurance.

PARTICIPATION:               30% of cash flow after all debt service has been
                             paid, plus 30% of sale/refinance proceeds after repayment of all debt.

ESTIMATED LTV:               85.6% (including Second Senior Loan and
                             Subordinated Loan).

ADDITIONAL FINANCING:        Unless otherwise agreed to by the Host Lender, no
                             additional financing besides the Second Senior
                             Loan shall be permitted.

PAYMENT DEFAULT:             The Borrower's failure to pay scheduled debt
                             service shall not be a default. Unpaid amounts shall accrue and compound.

                                                                      APPENDIX D

                              FINANCIAL STATEMENTS

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX                                                                      PAGE
-----                                                                      ----
Report of Independent Public Accountants..................................    1
Statement of Operations...................................................    2
Balance Sheet.............................................................    3
Statement of Changes in Partners' (Deficit) Capital.......................    4
Statement of Cash Flows...................................................    5
Notes to Financial Statements.............................................    6
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   13

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE PARTNERS OF DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP:

  We have audited the accompanying balance sheet of Desert Springs Marriott Limited Partnership (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' (deficit) capital and cash flows for each of the three years in the period ended December 31, 1996. These financial statements and the schedule referred to below are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Desert Springs Marriott Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

  Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index at
Item 14(a)(2) (Schedule III Real Estate and Accumulated Depreciation) is presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Washington, D.C.
March 21, 1997

                            STATEMENT OF OPERATIONS

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                      1996    1995     1994
                                                     ------- ------- --------
INCOME
  Rentals
    Hotel........................................... $23,433 $19,851  $18,676
    Airline equipment (Note 6)......................   1,248   2,837    2,731
  Other.............................................   1,100   1,663    1,234
                                                     ------- ------- --------
                                                      25,781  24,351   22,641
                                                     ------- ------- --------
EXPENSES
  Interest..........................................  15,501  13,371   13,371
  Depreciation......................................   7,732   7,823    8,932
  Property taxes....................................   1,965   1,219    1,914
  Partnership administration and other..............     474     353      688
                                                     ------- ------- --------
                                                      25,672  22,766   24,905
                                                     ------- ------- --------
NET INCOME (LOSS)................................... $   109 $ 1,585 $ (2,264)
                                                     ======= ======= ========
ALLOCATION OF NET INCOME (LOSS)
  General Partner................................... $     1 $    16 $    (23)
  Limited Partners..................................     108   1,569   (2,241)
                                                     ------- ------- --------
                                                     $   109 $ 1,585 $ (2,264)
                                                     ======= ======= ========
NET INCOME (LOSS) PER LIMITED PARTNER UNIT (900
 Units)............................................. $   120 $ 1,743 $ (2,490)
                                                     ======= ======= ========



   The accompanying notes are an integral part of these financial statements.

                                 BALANCE SHEET

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP
                           DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                                               1996      1995
                                                             --------  --------
ASSETS
  Property and equipment, net............................... $155,441  $153,184
  Due from Marriott International, Inc......................        8     2,295
  Property improvement fund.................................    1,041     5,425
  Deferred financing, net of accumulated amortization.......    2,637        83
  Rent receivable from airline equipment lessee.............      --      2,542
  Cash and cash equivalents.................................    5,755    10,213
                                                             --------  --------
                                                             $164,882  $173,742
                                                             ========  ========
LIABILITIES AND PARTNERS' DEFICIT
 LIABILITIES
  Mortgage debt............................................. $160,000  $168,239
  Additional rental paid by hotel lessee....................   25,013    21,848
  Due to Marriott International, Inc........................    1,022       122
  Accounts payable and accrued interest.....................      484     2,451
  Deferred gain on equipment lease..........................      --      1,281
                                                             --------  --------
    Total Liabilities.......................................  186,519   193,941
                                                             --------  --------
PARTNERS' DEFICIT
 General Partner
  Capital contribution......................................      909       909
  Capital distributions.....................................     (602)     (587)
  Cumulative net losses.....................................     (398)     (399)
                                                             --------  --------
                                                                  (91)      (77)
                                                             --------  --------
Limited Partners
  Capital contributions, net of offering costs of $10,576...   77,444    77,444
  Investor notes receivable.................................      (22)      (22)
  Capital distributions.....................................  (59,584)  (58,052)
  Cumulative net losses.....................................  (39,384)  (39,492)
                                                             --------  --------
                                                              (21,546)  (20,122)
                                                             --------  --------
    Total Partners' Deficit.................................  (21,637)  (20,199)
                                                             --------  --------
                                                             $164,882  $173,742
                                                             ========  ========

   The accompanying notes are an integral part of these financial statements.

              STATEMENT OF CHANGES IN PARTNERS' (DEFICIT) CAPITAL

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                     GENERAL LIMITED
                                                     PARTNER PARTNERS   TOTAL
                                                     ------- --------  --------
Balance, December 31, 1993..........................  $  21  $(10,511) $(10,490)
  Payments received on investor notes receivable....    --         45        45
  Net loss..........................................    (23)   (2,241)   (2,264)
  Capital distributions.............................    (40)   (3,964)   (4,004)
                                                      -----  --------  --------
Balance, December 31, 1994..........................    (42)  (16,671)  (16,713)
  Net income........................................     16     1,569     1,585
  Capital distributions.............................    (51)   (5,020)   (5,071)
                                                      -----  --------  --------
Balance, December 31, 1995..........................    (77)  (20,122)  (20,199)
  Net income........................................      1       108       109
  Capital distributions.............................    (15)   (1,532)   (1,547)
                                                      -----  --------  --------
Balance, December 31, 1996..........................  $ (91) $(21,546) $(21,637)
                                                      =====  ========  ========





   The accompanying notes are an integral part of these financial statements.

                            STATEMENT OF CASH FLOWS

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                     1996      1995      1994
                                                   --------  --------  --------
OPERATING ACTIVITIES
  Net income (loss)..............................  $    109  $  1,585  $ (2,264)
  Noncash items:
    Depreciation.................................     7,732     7,823     8,932
    Amortization of deferred financing costs as
     interest expense............................       104       135       135
    (Gain) loss on dispositions of property and
     equipment...................................    (1,248)   (1,972)      408
  Changes in operating accounts:
    Due to/from Marriott International, Inc. and
     affiliates..................................     2,287    (2,241)     (113)
    Due from airline equipment lessee............       --      1,357    (1,122)
    Accounts payable and accrued interest........    (1,967)       37      (117)
                                                   --------  --------  --------
     Cash provided by operations.................     7,017     6,724     5,859
                                                   --------  --------  --------
INVESTING ACTIVITIES
  Additions to property and equipment............    (9,989)   (3,979)   (2,851)
  Change in property improvement fund............     4,384    (2,035)   (1,628)
  Proceeds from sales of airline equipment.......     2,509     3,964        42
                                                   --------  --------  --------
    Cash used in investing activities............    (3,096)   (2,050)   (4,437)
                                                   --------  --------  --------
FINANCING ACTIVITIES
  Repayment of mortgage debt.....................  (168,239)      --        --
  Proceeds from mortgage loan....................   160,000       --        --
  Refinancing costs..............................    (2,658)      --        --
  Capital distributions to partners..............    (1,547)   (5,071)   (4,004)
  Additional rental paid by hotel lessee.........     3,165     3,672     3,219
  Advances from Marriott International, Inc......     1,700       --        --
  Repayment of note payable to Marriott Interna-
   tional, Inc...................................      (800)      --        --
  Payments received on investor notes receiv-
   able..........................................       --        --         45
                                                   --------  --------  --------
    Cash used in financing activities............    (8,379)   (1,399)     (740)
                                                   --------  --------  --------
(DECREASE) INCREASE IN CASH AND CASH EQUIVA-
 LENTS...........................................    (4,458)    3,275       682
CASH AND CASH EQUIVALENTS at beginning of year...    10,213     6,938     6,256
                                                   --------  --------  --------
CASH AND CASH EQUIVALENTS at end of year.........  $  5,755  $ 10,213  $  6,938
                                                   ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for mortgage interest................  $ 17,372  $ 13,237  $ 13,237
                                                   ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

NOTE 1. THE PARTNERSHIP

 Description of the Partnership

  Desert Springs Marriott Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire and own Marriott's Desert Springs Resort and Spa and the land on which the 884-room hotel and a golf course are located (the "Hotel") and airline equipment. On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies:
Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The sole general partner of the Partnership, with a 1% interest, is Marriott Desert Springs Corporation (the "General Partner"), a wholly-owned subsidiary of Host Marriott. The Hotel is leased to Marriott Hotel Services, Inc. (the "Tenant"), a wholly-owned indirect subsidiary of MII, along with a second golf course leased by the Partnership from Marriott Desert Springs Development Corporation, also a wholly-owned subsidiary of MII. The airline equipment was leased to Trans World Airlines, Inc. ("TWA") pursuant to the terms of an operating lease through April 20, 1995. On April 20, 1995, the Partnership entered into a new sales-type lease agreement which was due to expire on June 24, 1996. On April 24, 1996, TWA exercised its early termination option under the airline equipment lease and paid the rent due on that date of $847,000 along with the termination value of $780,000 plus the $1 purchase option (see Note 6).

  The Partnership was formed on February 26, 1987, and operations commenced on April 24, 1987 (the "Unit Offering Closing Date"). Between March 20, 1987, and the Unit Offering Closing Date, 900 limited partnership interests (the "Units") were subscribed pursuant to a private placement offering. The offering price per Unit was $100,000; $25,000 payable at subscription with the balance due in three annual installments through June 15, 1990, or, as an alternative, $87,715 in cash at closing as full payment of the subscription price. Of the total 900 Units, 740.5 were purchased on the installment basis and 159.5 Units were paid in full. The General Partner contributed $909,100 in cash for its 1% general partnership interest.

 Partnership Allocations and Distributions

  Under the partnership agreement, Partnership allocations, for Federal income tax purposes, and distributions are generally made as follows:

    a. Cash available for distribution will generally be distributed (i) first, 1% to the General Partner and 99% to the limited partners until the General Partner and the limited partners (collectively, the "Partners") have received cumulative distributions of sale or refinancing proceeds ("Capital Receipts") equal to $45,454,545; and (ii) thereafter, 10% to the General Partner and 90% to the limited partners.

    b. Refinancing proceeds and proceeds from the sale or other disposition of less than substantially all of the assets of the Partnership, not retained by the Partnership, will be distributed (i) first, 1% to the General Partner and 99% to the limited partners, until the Partners have received cumulative distributions of Capital Receipts equal to $90,909,100; and (ii) thereafter, 10% to the General Partner and 90% to the limited partners.

    Proceeds from the sale or other disposition of all or substantially all of the assets of the Partnership or from the sale or other disposition of all or substantially all of the Hotel will be distributed to the Partners pro rata in accordance with their capital account balances as defined in the partnership agreement.

    c. Net profits will be allocated as follows: (i) first, through and including the year ended December 31, 1990, 99% to the General Partner and 1% to the limited partners; (ii) next, through and including the year ending December 31, 1992, 70% to the General Partner and 30% to the limited partners; and (iii) thereafter, 10% to the General Partner and 90% to the limited partners.

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                          DECEMBER 31, 1996 AND 1995

    d. Net losses will be allocated 100% to the General Partner through December 31, 1990, and thereafter, 70% to the General Partner and 30% to the limited partners, subject to certain limitations, as specified in the partnership agreement, regarding allocations to the limited partners.

    e. The deduction for interest on the Purchase Note, as defined, which cumulatively will not exceed $12,285 per Unit will be allocated to those limited partners owning the Units purchased on the installment basis.

    f. In general, gain recognized by the Partnership will be allocated as follows: (i) first, to all Partners whose capital accounts have negative balances until such negative balances are brought to zero; (ii) next, to all Partners up to the amount necessary to bring their respective capital account balances to an amount equal to their respective invested capital, as defined; (iii) third, in the case of gain arising from the sale or other disposition (or from a related series of sales or dispositions) of all or substantially all of the assets of the Partnership, (a) to the limited partners in an amount equal to the excess, if any, of (1) the sum of the product of 12% times the weighted-average of the limited partners' invested capital, as defined, each year, minus (2) the sum of cumulative distributions to the limited partners of cash available for distribution, and (b) next, to the General Partner until it has been allocated an amount equal to 10/90 times the amount allocated to the limited partners in (a); and (iv) thereafter, 12% to the General Partner and 88% to the limited partners.

  For financial reporting purposes, profits and losses are allocated among the Partners based upon their stated interests in cash available for distribution.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Partnership records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets less an estimated residual value of 10% on the original building cost and 20% on the airline equipment cost:

         Building and improvements................      50 years
         Furniture and equipment.................. 4 to 10 years
         Airline equipment........................       8 years

  All Hotel property and equipment is pledged as security for the Mortgage Debt described in Note 5.

  The Partnership assesses impairment of its real estate property based on whether estimated undiscounted future cash flow from the hotel will be less than its net book value. If the property is impaired, its basis is adjusted to fair market value.

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                          DECEMBER 31, 1996 AND 1995


 Deferred Financing Costs

  Deferred financing costs represent the costs incurred in connection with obtaining debt financing and are amortized over the term thereof. The original Mortgage Debt (see Note 5) matured on July 27, 1996. Deferred financing costs associated with that debt, totaling $943,000, were fully amortized at maturity and removed from the Partnership's books. Costs associated with the refinanced Mortgage Debt totaled $2,658,000 at December 31, 1996. At December 31, 1996 and 1995, accumulated amortization of deferred financing costs totalled $21,000 and $859,000, respectively.

 Additional Rental

  Under the terms of the Hotel operating lease (see Note 7), the Tenant pays Additional Rental to the Partnership which is subject to possible repayment under defined conditions; therefore, Additional Rental has been recorded as a liability in the financial statements.

 Cash and Cash Equivalents

  The Partnership considers all highly liquid investments with a maturity of less than three months at date of purchase to be cash equivalents.

 Income Taxes

  Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes, but rather, allocates its profits and losses to the individual partners. Significant differences exist between the net loss/net income for financial reporting purposes and the net loss/net income reported in the Partnership's tax return. These differences are due primarily to the use for income tax purposes of accelerated depreciation methods, shorter depreciable lives for the assets and differences in the timing of recognition of rental income. As a result of these differences, the excess of the tax basis in net Partnership liabilities and the net liabilities reported in the accompanying financial statements at December 31, 1996 and 1995 was $26.0 million and $24.5 million, respectively.

 New Statements of Financial Accounting Standards

  The Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," during 1994. Adoption of this statement did not have a material effect on the Partnership's financial statements.

  The Partnership adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" during 1996. Adoption of SFAS No. 121 did not have any effect on the Partnership's financial statements.

NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following as of December 31 (in thousands):

                                                             1996       1995
                                                           ---------  ---------
   Land and land improvements............................. $  13,690  $  13,551
   Building and improvements..............................   155,570    153,388
   Furniture and equipment................................    47,800     40,132
                                                           ---------  ---------
                                                             217,060    207,071
   Less accumulated depreciation..........................   (61,619)   (53,887)
                                                           ---------  ---------
                                                           $ 155,441  $ 153,184
                                                           =========  =========

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                          DECEMBER 31, 1996 AND 1995

NOTE 4. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair value of financial instruments are shown below. Fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts (in thousands):

                               AS OF DECEMBER 31, 1996  AS OF DECEMBER 31, 1995
                               ------------------------ ------------------------
                                CARRYING    ESTIMATED    CARRYING    ESTIMATED
                                 AMOUNT     FAIR VALUE    AMOUNT     FAIR VALUE
                               ----------- ------------ ----------- ------------
Financial Assets:
  Property improvement fund... $     1,041 $     1,041  $     5,425 $     5,425
Financial Liabilities:
  Mortgage debt............... $   160,000 $   160,000  $   168,239 $   168,239
  Note Payable to MII......... $       900 $       900  $       --  $       --
  Additional rental paid by
   Hotel lessee............... $    25,013 $       --   $    21,848 $       --

  The estimated fair value of Mortgage Debt obligations is based on the expected future debt service payments discounted at estimated market rates. Additional rental paid by the Hotel lessee is valued based on the expected future payments from operating cash flow discounted at a risk-adjusted rate. As further explained in Note 7, upon closing of the permanent financing to take place in 1997, MII agreed to waive all claims to Additional Rental that has accrued prior to the consummation of the loan. Consequently, the estimated fair value of Additional Rental paid by the Hotel lessee is zero.

  As further explained in Note 7, the Partnership is required to maintain a property improvement fund for the purpose of funding capital expenditures. As of December 31, 1995, a portion of the Partnership's property improvement fund was invested in debt securities which matured in 1996. Pursuant to the provisions of SFAS No. 115, the securities were classified as held-for-sale and adjusted to their fair market value. The proceeds from the sale of the securities were used to fund a portion of the rooms refurbishment project which was completed in the fourth quarter of 1996.

NOTE 5. DEBT

 Mortgage Debt

  As of December 31, 1995, Partnership debt consisted of a $168.2 million nonrecourse mortgage loan (the "Mortgage Debt") which matured on July 27, 1996. The Mortgage Debt bore interest at a fixed rate of 7.76% and required no amortization of principal prior to maturity.

  The Mortgage Debt matured on July 27, 1996, and went into default on the maturity date as the Partnership was unable to secure replacement financing or negotiate a forbearance agreement with the lender. Pursuant to the loan documents, the Mortgage Debt began to accrue interest at the Default Rate, as defined, of 10.75% which is 2.5 percentage points above the Lender's Corporate Base Rate, as defined, from the maturity date through December 23, 1996.

  The Partnership's debt was refinanced on December 23, 1996. The Mortgage Debt was fully repaid with the proceeds from a $160 million nonrecourse mortgage loan (the "Bridge Loan") combined with a principal paydown in the amount of $8.2 million from the Partnership's refinancing reserve. The new loan was originated by Goldman, Sachs & Co. ("Goldman Sachs") and the lender is GMAC Commercial Mortgage Corporation. The debt refinancing will take place in two stages. The first stage, which took effect on December 23, provides an interim $160 million mortgage loan that matures on October 31, 1997. This debt will bear interest at LIBOR

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                          DECEMBER 31, 1996 AND 1995

plus 2.75 percentage points and requires that all excess cash from Hotel operations, if any, be held in a debt service reserve for future debt service or to reduce the outstanding principal balance upon maturity. For the year, the weighted-average interest rate on the Partnership's Mortgage Debt was 9.0%. In 1995 the weighted-average interest rate on the Mortgage Debt was 7.8%. At December 31, 1996, the interest rate on the Bridge Loan was 8.4%.

  The second stage of the refinancing will involve securing long-term financing for the Hotel. Concurrently with entering into the interim loan agreement, the Partnership signed a commitment letter with Goldman Sachs which outlines the possible terms of a long-term loan to be finalized prior to October 31, 1997. Under the terms of the commitment letter, the long-term debt would consist of two notes: a $99 million "Senior Note" and a $61 million "Junior Note." Pursuant to the terms of the commitment, the Senior Note will be provided by Goldman Sachs, will bear interest at 12-year U.S. Treasuries plus 1.9 percentage points (currently 8.7%) and will require principal amortization on a 25-year term.

  Pursuant to the terms of the commitment letter, the Partnership has certain options available to finance the Junior Note. One option is for Goldman Sachs to provide the Junior Note in two tranches of debt. The first tranche of $39.1 million would bear interest at 12-year U.S. Treasuries plus 6.5 percentage points with amortization based upon a 12.5 year term. The second tranche of debt approximating $21.9 million would bear interest at 20% with principal amortization to be paid from excess cash flow as defined in the commitment letter. Other options available to finance the Junior Note amount include Host Marriott or a subsidiary or MII providing a loan to the Partnership.

  The Partnership utilized $2.6 million from the refinancing reserve to pay costs associated with the financing including lender or a subsidiary fees, property appraisals, environmental studies and legal fees. Approximately half of the $2.6 million was for fees related to the long-term financing.

  The Bridge Loan is secured by the Partnership's fee interest in the Hotel, a security interest in certain personal property associated with the Hotel including furniture and equipment, contracts and other general intangibles and a security interest in the Partnership's rights under the Hotel operating lease, the Hotel purchase agreement and other related agreements.

  Pursuant to the terms of the debt refinancing there are no continuing requirements for a debt service guarantee. Host Marriott and the General Partner were released of their obligations to the Partnership under their original debt service guarantee with the refinancing of the Partnership Mortgage Debt.

  In conjunction with the refinancing of the Mortgage Debt, the General Partner reaffirmed a foreclosure guarantee to the lender in the amount of $50 million. Pursuant to the terms of the foreclosure guarantee, amounts would be payable only upon a foreclosure of the Hotel and only to the extent that the gross proceeds from a foreclosure sale were less than $50 million.

 Debt to MII

  On April 30, 1996, the Partnership entered into a short-term loan with MII in the amount of $1,700,000 to fund a portion of the Hotel's rooms refurbishment project. The loan matures on June 13, 1997, bears interest at 8.5% and will be repaid from the property improvement fund as contributions are made during the year. The Partnership was required to make principal payments of $200,000 on the last day of each Accounting Period in 1996, as defined, beginning on October 4, 1996. Thereafter, principal payments of $300,000 per Accounting Period are scheduled to be paid. At December 31, 1996, the loan balance was $900,000.

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                          DECEMBER 31, 1996 AND 1995

NOTE 6. AIRLINE EQUIPMENT LEASE

  The Partnership leased airline equipment to TWA under the terms of an operating lease which expired in April 1995. Pursuant to the terms of the airline equipment lease, TWA was obligated to make semi-annual payments, in arrears, based upon specified percentages of the Partnership's cost of the airline equipment. Rental income under the operating lease is included in "Airline equipment income" in the statement of operations and was $852,000 in 1995, and $2,731,000 in 1994.

  On April 20, 1995, the Partnership reached an agreement with TWA whereby TWA was obligated to pay renewal rents under a 15-month lease agreement. The renewal rents consisted of quarterly payments of $780,000 plus 17% interest paid in arrears, all of which totalled $6.5 million. At the end of the lease term, TWA had the option to purchase the equipment for one dollar ($1). The Partnership classified the new lease as a sales-type lease and recorded a receivable for the future lease payments due from TWA, along with a deferred gain on the transaction. The deferred gain is recognized as income as lease payments are received on the installment method as a component of the line item "Airline Equipment Income" in the statement of operations. Deferred gain amortization was $1,248,000 in 1996 and $1,985,000 in 1995. On April 24, 1996,
TWA exercised its early termination option under the airline equipment lease and paid the rent due on that date of $847,000 along with the termination value of $780,000 plus the $1 purchase option.

NOTE 7. OPERATING LEASE

  The Partnership leases the Hotel to the Tenant pursuant to an agreement which commenced on April 24, 1987, with an initial term of 25 years (the "Operating Lease"). The lease may be renewed at the Tenant's option for five successive periods of 10 years each.

Annual Rental is equal to the greater of Basic Rental or Owner's Priority, as described below:

    1. Basic Rental equals 85% of Operating Profit, as defined, until December 31, 1993, and 80% thereafter.

    2. Owner's Priority equals the greater of (i) $20 million plus debt service on certain additional debt to expand the Hotel ("Expansion Debt Service") or (ii) Debt Service, as defined. If there is a new mortgage (in an amount which exceeds the outstanding balance of the existing mortgage by at least $45,455,000), Owner's Priority will equal the greater of (i) $20 million plus Expansion Debt Service, (ii) Debt Service or (iii) the lesser of Debt Service on the new mortgage or $24 million plus Expansion Debt Service. In no event will Owner's Priority for any year exceed Operating Profit.

    3. Additional Rental equals the cumulative amount by which Owner's Priority exceeds Basic Rental plus $268,000 and is recorded as a liability in the accompanying financial statements. If in any year Basic Rental exceeds Owner's Priority, Annual Rental will be reduced to equal Basic Rental minus the lower of (i) Additional Rental then outstanding or (ii) 25% of the amount by which Basic Rental exceeds Owner's Priority.

  Rental income for 1996 included Basic Rental of $16,836,000 and Additional Rental of $3,164,000. Operating Profit in 1996 totaled $21,045,000. In accordance with the lease agreement, the Partnership was entitled to receive Owner's Priority of $20,000,000 and MII was entitled to the remaining $1,045,000.

  Pursuant to an agreement reached with MII, for fiscal year 1997 the $20 million Owner's Priority will be increased to $20.5 million. MII will be entitled only to the next $2 million of Operating Profit. Any additional Operating Profit in excess of $22.5 million will be remitted entirely to the Partnership as additional rent. MII has also agreed once the long-term refinancing with Goldman Sachs is consummated, Owner's Priority will be

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                          DECEMBER 31, 1996 AND 1995

increased to $21.5 million and MII will be entitled only to the next $1.8 million of Operating Profit. Any additional Operating Profit in excess of $23.3 million will be shared 75% to the Partnership and 25% to MII. In connection with and concurrently with the consummation of the long-term financing in 1997, MII agreed to waive any and all claims to Additional Rental that have accrued prior to the consummation of such loan.

  In addition to the Annual Rental, the Tenant is required to pay property taxes, make annual contributions equal to a percentage of Hotel sales to a property improvement fund (4.5% through 1997 and 5.5% thereafter) and pay rental on the second golf course.

  Pursuant to the terms of the Hotel purchase agreement, the Tenant and its affiliates may utilize a portion of the land adjacent to the Hotel for development of residences and timeshare condominiums. Purchasers of the residences have the opportunity to use certain Hotel facilities and services for a fee. Purchasers of the timeshare condominiums also have the ability to use the Hotel's facilities but such use is subject to the same fees charged to Hotel guests.

  During 1995, the Hotel's main swimming pool was expanded at a cost of approximately $2.1 million. The project was funded partially by proceeds received from Marriott Vacation Club International ("MVCI"), a wholly-owned indirect subsidiary of MII, pursuant to an agreement between the Partnership and MVCI for the development of additional timeshare units on land adjacent to the Hotel. As part of this agreement, the Hotel's spa was also expanded during 1994. Pursuant to the terms of the agreement, MVCI contributed a total of $1.3 million towards the pool expansion and the spa expansion projects; the remaining costs were funded by Partnership cash reserves. Amounts funded by MVCI in 1995 and 1994 were $692,000 and $623,000, respectively, and were included in "Other Income" in the statement of operations.

NOTE 8. COMPARATIVE HOTEL OPERATING RESULTS

  The following is a summary of Hotel Operating Profit, as defined in the Hotel lease agreement, for the three years ended December 31, 1996 (in thousands):

                                                       1996     1995     1994
                                                     -------- -------- --------
REVENUES
  Rooms............................................. $ 37,031 $ 33,495 $ 33,101
  Food and beverage.................................   38,431   33,453   31,701
  Other.............................................   22,437   18,450   17,281
                                                     -------- -------- --------
                                                       97,899   85,398   82,083
                                                     -------- -------- --------
EXPENSES
 Departmental direct costs
  Rooms.............................................    8,545    7,715    8,156
  Food and beverage.................................   26,623   23,335   22,243
 Other operating expenses...........................   41,686   35,987   35,589
                                                     -------- -------- --------
                                                       76,854   67,037   65,988
                                                     -------- -------- --------
OPERATING PROFIT.................................... $ 21,045 $ 18,361 $ 16,095
                                                     ======== ======== ========

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

GENERAL

  The following discussion and analysis addresses the results of operations of the Partnership for the fiscal years ended December 31, 1996, 1995 and 1994.

  Growth in the Partnership's total Hotel room sales, and thus rental income, is primarily a function of average occupancy and average room rates, as well as control of hotel operating costs. In addition, due to the amount of meeting/convention business at the Hotel, food and beverage and golf and spa operations have a direct effect on the Partnership's rental income. REVPAR, or revenue per available room, represents the combination of the average daily room rate charged and the average daily occupancy achieved and is a commonly used indicator of hotel performance (although it is not a GAAP measure of revenue). REVPAR does not include food and beverage or other ancillary revenues generated by the Hotel. REVPAR for the years ended December 31, 1994, 1995 and 1996 was $102, $104 and $113, respectively. Food and beverage sales increased from $31.7 million in 1994 to $33.5 million in 1995 and to $38.4 million in 1996 due to increased group sales.

  Net rental income from the Hotel and Equipment rental is applied to debt service, property taxes, partnership administrative costs, Partnership funded capital expenditures and cash distributions to the partners.

RESULTS OF OPERATIONS

 1996 Compared to 1995

  Hotel Rental Income. Hotel rental income for 1996 increased 18% from $19.9 million in 1995 to $23.4 million in 1996. For the year, total Hotel revenues increased 15% due to increases in all areas of the Hotel including rooms, food and beverage, golf and spa and other ancillary revenues. REVPAR improved 9% to $113 due to a 5% increase in average room rate to approximately $158 and a 2.0 percentage point increase in average daily occupancy to approximately 71%. Food and beverage revenues increased 15% from $33.5 million in 1995 to $38.4 million in 1996.

  Airline Equipment Rental Income. Airline equipment rental income decreased 56% from $2.8 million in 1995 to $1.2 million in 1996 due to the termination of the airline equipment lease in April 1996. On April 24, 1996, TWA, the lessee, terminated the lease and purchased the equipment, as permitted under the lease agreement.

  Other Income. Other income decreased 34% from $1.6 million in 1995 to $1.1 million in 1996. The decrease is primarily due to $692,000 of income recognized in 1995 on the funding of the pool expansion by Marriott Vacation Club International ("MVCI") offset by a $108,000 increase in interest income earned in 1996 on the Partnership's cash held for refinancing.

  Interest Expense. Interest expense increased 16% from $13.4 million in 1995 to $15.5 million in 1996 due to an increase in the interest rate. The mortgage debt matured on July 27, 1996 and went into default on the maturity date. Pursuant to the loan documents, the mortgage debt accrued interest at the default rate of 10.75% until the refinancing on December 23, 1996. The weighted average interest rate on the first mortgage debt was 9.0% in 1996 and 7.8% in 1995.

  Depreciation and amortization. Depreciation and amortization decreased by $100,000 due to the write-off in 1995 of the airline equipment partially offset by an increase in building and equipment depreciation due to the $9.1 million rooms renovation.

  Property Taxes. Property tax expense increased 61% to $2.0 million in 1996 from $1.2 million in 1995 primarily due to a nonrecurring $600,000 refund received in 1995 related to property taxes paid in prior years.

  Partnership administration and other. Partnership administration and other increased 34% primarily due to an increase in administrative costs due to the refinancing of the mortgage debt.

 1995 Compared to 1994

  Hotel Rental Income. Hotel rental income for 1995 increased 6.4% from $18.7 million in 1994 to $19.9 million in 1995. For the year, total Hotel revenues increased 4% driven primarily by a 6% increase in food and beverage revenue from $31.7 million in 1994 to $33.5 million in 1995. Room rates in the desert market increased only slightly and occupancies remained virtually flat when compared to 1994 due to the sluggish regional economy and continued competitive constraints. Despite these factors, Hotel management was able to increase REVPAR to $104 as a result of a 1.3% increase in average room rate to approximately $150 and a slight increase in average occupancy to 69%. The Hotel benefitted from a significant increase in ancillary sales to group guests, particularly in catering, golf and spa, with sales in these areas increasing $2.4 million over 1994. In addition, profit margins improved significantly over 1994 as a result of a 7% labor productivity increase. As a result, hotel operating results (hotel sales net of hotel operating expenses) increased 10% over the prior year.

  Other Income. During 1995, other income increased 30% from $1.2 million in 1994 to $1.6 million in 1995. The increase is due primarily to $700,000 of income recognized on MVCI's funding of the pool expansion and increased interest income earned on the Partnership's refinancing reserve.

  Depreciation and amortization. Depreciation and amortization decreased by $1.1 million or 12.4%, when compared to 1994 due to the decrease in airline equipment depreciation.

  Property Taxes. Property tax expense decreased 36%, from $1.9 million in 1994 to $1.2 million in 1995, primarily due to reduced property tax assessments combined with a $600,000 refund received in 1995 related to property taxes paid in prior years.

  Partnership administration and other. Partnership administration and other decreased 49% primarily due to a $400,000 loss on the retirement of fixed assets recorded in 1994.

CAPITAL RESOURCES AND LIQUIDITY

 Principal Sources and Uses of Cash

  The Partnership's continuing principal source of cash is from the Hotel Operating Lease. Prior to the Equipment Lease termination, the Partnership's principal sources of cash included rents received under the Equipment Lease and proceeds from Equipment sales. Its principal uses of cash are to fund the property improvement fund, pay interest on mortgage debt and cash distributions to the partners.

  The Hotel Operating Lease provides for the payment of the greater of Basic Rental or Owner's Priority. Basic Rental equals 80% of Operating Profit, as defined. Owner's Priority equals the greater of (i) $20 million plus debt service on certain additional debt to expand the Hotel or (ii) Debt Service, as defined. (In no event will Owner's Priority for any year exceed operating profit.)

  The basis for computing the amounts paid pursuant to the Operating Lease is expected to change in future periods. Pursuant to an agreement reached with MII on December 23, 1996, for fiscal year 1997, the $20 million Owner's Priority will be increased to $20.5 million. MII will be entitled only to the next $2 million of Operating Profit, as defined. Any additional Operating Profit in excess of $22.5 million will be remitted entirely to the Partnership as additional rent. MII has also agreed that once long-term refinancing of the existing mortgage debt is consummated, Owner's Priority will be increased to $21.5 million and MII will be entitled only to the next $1.8 million of Operating Profit. Any additional Operating Profit in excess of $23.3 million will be shared 75% to the Partnership and 25% to MII. In connection with and concurrently with the consummation of the long-term financing in 1997, MII agreed to waive any and all claims to Additional Rental, as defined, that have accrued prior to the consummation of such loan.

  Total cash provided by operations of the Hotel was $5.9 million, $6.7 million and $7.0 million for the years ended December 31, 1994, 1995 and 1996, respectively. Proceeds from the sale of airline equipment were less than $100,000 for the year ended December 31, 1994, $4.0 million for the year ended December 31, 1995 and $2.5 million for the year ended December 31, 1996. There will be no sales in future periods due to the sale of the Equipment. Cash contributed to the property improvement fund of the Hotel was $3.7 million, $3.8 million and $4.4 million for the years ended December 31, 1994, 1995 and 1996, respectively. Cash distributed to the partners was $4.0 million, $5.0 million and $1.5 million during the years ended December 31, 1994, 1995 and 1996, respectively.

  The General Partner expects that contributions to the property improvement fund will be a sufficient reserve for the future capital repair and replacement needs of the Hotel's property and equipment.

  Pursuant to the terms of the Hotel Operating Lease, the Partnership is obligated to fund major improvements for the Hotel's mechanical and heating systems. During 1998, the Partnership expects to fund approximately $1.5 million for improvements to the Hotel's HVAC system (heating, ventilating and air conditioning). The Partnership has a reserve established to pay for these improvements which is expected to be sufficient. There are currently no additional Partnership funded capital expenditure items planned for 1997 or 1998.

DEBT FINANCING

  As of December 31, 1995, the Partnership's nonrecourse mortgage debt (the "Mortgage Debt") balance was $168.2 million. The weighted average interest rate was 7.76% through maturity on July 27, 1996. Debt service on the Mortgage Debt required no principal amortization prior to maturity. Debt service was funded by rental payments received from the Hotel.

  The Mortgage Debt was secured by the Partnership's fee interest in the Hotel, leasehold interest in the Second Golf Course, a security interest in certain personal property associated with the Hotel including furniture and equipment, contracts and other general intangibles, and a security interest in the Partnership's rights under the Hotel operating lease, the Hotel purchase agreement and other related agreements. The lender did not have a security interest in the Equipment.

  The Mortgage Debt matured on July 27, 1996. The General Partner's attempts to negotiate a forbearance agreement with the lender were unsuccessful. Pursuant to the terms of the Mortgage Debt, the debt was in default from the Maturity Date until December 23, 1996, and carried interest at a rate of 10.75% which was 2.5 percentage points above the lender's corporate base rate.

  On December 23, 1996, pursuant to an agreement with the Partnership, GMAC Commercial Mortgage Corporation ("GMAC") purchased the existing Mortgage Debt of the Partnership and amended and restated certain terms thereof (as amended and restated, the "Bridge Loan"). The Bridge Loan consists of a $160 million nonrecourse mortgage loan. The Partnership utilized $8.2 million from its refinancing reserve to reduce the principal outstanding balance of the Mortgage Debt to the $160 million outstanding under the Bridge Loan. In addition, the Partnership utilized $2.6 million from the refinancing reserve to pay costs associated with the financing including lender's fees, property appraisals, environmental studies and legal fees. Approximately half of the $2.6 million was for fees related to the long-term financing. The Bridge Loan was originated by Goldman Sachs Mortgage Company ("GSMC"), matures on October 31, 1997 and bears interest at the London Interbank Offered Rate ("LIBOR") plus 2.75 percentage points and requires that all excess cash from Hotel operations, if any, be held in a debt service reserve for future debt service or to reduce the outstanding principal balance of the Bridge Loan upon maturity. For the year ended December 31, 1996, the weighted-average interest rate on the Partnership's mortgage debt was 9.0%. In 1995, the weighted-average interest rate on the Mortgage Debt was 7.8%. At December 31, 1996, the interest rate on the Bridge Loan was 8.4%. Failure to refinance or extend the Bridge Loan upon maturity could result in foreclosure of the Hotel by the Bridge Loan lender.

  The Bridge Loan is secured by the Partnership's fee interest in the Hotel, a security interest in certain personal property associated with the Hotel including furniture and equipment, contracts and other general intangibles and a security interest in the Partnership's rights under the Hotel operating lease, the Hotel purchase agreement and other related agreements.

  Pursuant to the terms of the debt refinancing there are no continuing requirements for a debt service guarantee. Host Marriott and the General Partner were released of their obligations to the Partnership under their original debt service guarantee with the refinancing of the Partnership's Mortgage Debt.

  In conjunction with the refinancing of the Mortgage Debt, the General Partner reaffirmed a foreclosure guarantee to the lender in the amount of $50 million. Pursuant to the terms of the foreclosure guarantee, amounts would be payable only upon a foreclosure of the Hotel and only to the extent that the gross proceeds from a foreclosure sale were less than $50 million.

  The General Partner is currently pursuing two alternatives to refinance the Bridge Loan. Each alternative would require that certain amendments (the "Amendments") be made to the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

  Loan Alternative A. One of the two alternatives to refinance the Bridge Loan would involve a loan from GSMC consisting of two tranches of debt: (i) a senior loan to a newly formed 100% owned subsidiary ("New Sub") of the Partnership that would own the Hotel, which senior loan would be secured by a first mortgage lien on the Hotel in an amount up to $103 million (with the final amount to be determined based upon the net cash flow at the Hotel and prevailing interest rates) and (ii) a junior loan to the Partnership, which junior loan would be secured by the Partnership's 100% direct and indirect ownership interests in the Partnership's newly formed subsidiary, in an amount equal to $57 million or such greater amount that, when combined with the principal amount of the senior loan, would total $160 million ("Alternative A"). Alternative A would enable the Partnership to refinance the Bridge Loan. In connection with the closing of the Bridge Loan on December 23, 1996, the General Partner entered into a commitment letter with GSMC setting forth the terms of Alternative A.

  Loan Alternative B. The other alternative ("Alternative B") would involve a refinancing consisting of the senior loan from GSMC as described in Alternative A, a subordinate tranche of debt from GSMC to the Partnership in the amount of $20 million (the "Mezzanine Loan") secured by the Partnership's 100% direct and indirect ownership interests in the Partnership's newly formed subsidiary, and a subordinate junior tranche to the Partnership (the "HM Junior Loan") from DSM Finance LLC (the "Junior Lender"), a single member Maryland limited liability company and wholly owned subsidiary of the General Partner. The HM Junior Loan would be in the amount of $59.7 million, and if consented to by the lender of the Mezzanine Loan would be secured by a subordinate pledge of the Partnership's 100% direct and indirect ownership interests in the New Sub. Alternative B is expected to result in $22.7 million of proceeds in excess of that needed to refinance the Bridge Loan, which would be distributed by the Partnership to its partners resulting in a distribution to holders (the "Unitholders") of units of limited partnership interest in the Partnership ("Units") of $25,000 per Unit.

  The terms of the Senior Loan contemplate that, consistent with applicable rating agency requirements, the Hotel would be contributed to the New Sub in exchange for 100% of the direct and indirect interests in the New Sub. This structure would create a bankruptcy remote entity which would be the borrower under the Senior Loan. The Partnership Agreement does not currently permit this contribution and, accordingly, each of Alternative A and Alternative B is contingent on the approval by the Limited Partners of an amendment that would
permit such a contribution. On      , 1997, the General Partner initiated the
solicitation of consents of the limited partners of the Partnership, pursuant to which the General Partner has sought approval of amendments to refinance the Bridge Loan under either Alternative A or Alternative B and proposed Alternative B to fund the DSM Junior Loan together with other amendments to the Partnership Agreement.

  The proposed Amendments also would allow the Partnership to reorganize the ownership structure of the Hotel to provide additional tiers of structured financing. GSMC has indicated that it might prefer a structured financing under Alternative B whereby (i) the New Sub would own the Hotel and would be the Debtor on the Senior Loan, (ii) a new bankruptcy remote subsidiary of the Partnership (the "Tier 2 Sub") would be formed to own the New Sub and be the debtor on the Mezzanine Loan, and (iii) the Partnership would own the Tier 2 Sub (and indirectly own the New Sub and the Hotel) and would be the debtor on the HM Junior Loan. As of the date of the consent solicitation statement, no determination has been made as to whether a tiered subsidiary structure would be utilized under Alternative B. However, under the currently proposed terms of the Mezzanine Loan, the interest rate for the Mezzanine Loan would be increased one percentage point if a tiered subsidiary structure has not been implemented on or before March 31, 1998. The effect of the refinancing to the Limited Partners would be the same under either structure. If these proposed Amendments are approved, the General Partner would be able to create a new wholly owned subsidiary such as the Tier 2 Sub to provide for the current or future restructuring of the Partnership's mortgage debt.

 Debt to MII

  On April 30, 1996, the Partnership entered into a short-term loan with MII in the amount of $1,700,000 to fund a portion of the Hotel's rooms refurbishment project. The loan's stated maturity was June 13, 1997, bearing interest at 8.5% and was to be repaid from the property improvement fund as contributions are made during the year. At December 31, 1996, the loan balance was $900,000. The loan was fully repaid on March 28, 1997.

 Property Improvement Fund

  The Partnership is required to maintain the Hotel in good repair and condition. The Hotel Operating Lease agreement requires the Tenant to make annual contributions to the property improvement fund for the Hotel on behalf of the Partnership. Contributions to the fund are equal to 4.5% of Hotel gross revenues through 1997 increasing to 5.5% thereafter. Total contributions to the fund were $3.7 million for 1994, $3.8 million for 1995, and $4.4 million in 1996. The balance of the Hotel's property improvement fund was $1.0 million as of December 31, 1996.

  During the summer of 1996, a $9.1 million rooms refurbishment was completed at the Hotel. The property improvement fund was not sufficient to fund the refurbishment. The Partnership arranged a short-term loan from MII of up to $1.7 million at a fixed rate of 8.5% to finance the anticipated shortfall. The loan was to be repaid from the property improvement fund, and the loan has been fully repaid prior to its maturity on June 13, 1997. The General Partner believes that funds available from the property improvement fund will be adequate for anticipated renewal and replacement expenditures.

  During 1995, the Hotel's main swimming pool was expanded. This $2.1 million expansion was funded partially with $692,000 in proceeds received from MVCI pursuant to an agreement between the Partnership and MVCI for the development of additional time share units on land adjacent to the Hotel. The Partnership funded the remaining $1.4 million from cash reserves.

 Equipment Lease

  The Partnership leased airline equipment to TWA under an operating lease which expired in April 1995. On April 20, 1995, the Partnership reached an agreement with TWA whereby TWA was obligated to pay quarterly payments of $780,000 plus interest in arrears at 17%. At the end of the lease in July 1996 (or earlier if a termination option was exercised), TWA had the option to purchase the equipment for one dollar ($1). The lease generated $5.4 million in cash flow during the 1995 fiscal year. As a result of the lease renewal terms, the Partnership recorded a receivable for the future lease payments due from TWA and deferred the gain on the transaction. The deferred gain was recognized as income as lease payments were received. Total rental income recognized in 1995 and 1996 on the lease was $2.8 million and $1.2 million, respectively. The original cost of the airline equipment was depreciated over the life of the operating lease. Depreciation expense on the airline equipment was $526,000 for the year ended December 31, 1995.

  On April 24, 1996, TWA exercised its early termination option under the airline equipment lease and paid the rent due on that date of $847,000 along with the termination value of $780,000 plus the $1 purchase option. Rental income of $1,248,000 was generated by the lease in 1996.

INFLATION

  For the three fiscal years ended December 31, 1996, the rate of inflation has been relatively low and, accordingly, has not had a significant impact on the Partnership's gross income and net income. The Operating Tenant is generally able to pass through increased costs to customers through higher room rates. In 1996, the increase in average room rates at the Hotel exceeded those of direct competitors as well as the general level of inflation.

SEASONALITY

  Demand, and thus occupancy and room rates, is affected by normally recurring seasonal patterns. Demand tends to be higher during the months of November through April than during the remainder of the year. This seasonality tends to affect the results of operations, increasing the revenue and rental income during these months. In addition, this seasonality may also increase the liquidity of the Partnership during these months.

NEW STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

  During 1996, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Adoption of SFAS No. 121 did not have an effect on its financial statements.

FORWARD LOOKING STATEMENTS

  Certain matters discussed in this Management's Discussion and Analysis section are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Partnership to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Partnership believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Partnership undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                 CONSENT FORM

  This Consent Form (the "Consent Form") must be completed and returned by every limited partner who wishes to vote for or against the incurrence by the Partnership of the HM Junior Loan and the certain Amendments to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Desert Springs Marriott Limited Partnership (the "Partnership") that are described in the Consent Solicitation Statement. The General Partner is soliciting your consent to the HM Junior Loan and the Amendments (collectively, the "Proposals") in connection with refinancing of the Partnership's existing $160 million mortgage debt which matures on October 31, 1997.

  THIS CONSENT FORM MUST BE RETURNED TO AND RECEIVED BY:

                                    GEMISYS
                               PROXY DEPARTMENT
                           7103 SOUTH REVERE PARKWAY
                              ENGLEWOOD, CO 80112

                         BY FACSIMILE: 1-800-387-7365

PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 26, 1997, OR SUCH LATER DATE AS MAY BE DESIGNATED IN A MAILING TO ALL LIMITED PARTNERS (THE "EXPIRATION DATE"). The Consent Form will be effective only when it is actually received by GEMISYS. A self-addressed return envelope has been provided for your convenience, if you desire to mail this Consent Form.

  All Consent Forms that are properly executed and returned to GEMISYS prior to the Expiration Date will be voted in accordance with the elections set forth therein. ANY LIMITED PARTNER WHO ABSTAINS OR FAILS TO RETURN A SIGNED CONSENT FORM WILL BE DEEMED TO HAVE VOTED AGAINST THE PROPOSALS. PROPERLY EXECUTED CONSENT FORMS THAT ARE NOT MARKED AS TO A PARTICULAR PROPOSAL WILL BE DEEMED TO BE VOTED FOR THE PROPOSAL.

  Before completing this Consent Form, you and your advisor, if any, should carefully review the Consent Solicitation Statement, including the attached copy of the Partnership Agreement, as proposed to be amended. Each of the Proposals, including the text of the proposed amendments to the Partnership Agreement, is set forth in detail in Proposal Nos. 1 through 8 of the Consent Solicitation Statement.

  THE GENERAL PARTNER OF THE PARTNERSHIP IS A WHOLLY OWNED SUBSIDIARY OF HOST MARRIOTT CORPORATION AND THE SOLE MEMBER OF THE JUNIOR LENDER, AND THEREFORE, HAS SUBSTANTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE HM JUNIOR LOAN AND THE AMENDMENTS OTHER THAN PROPOSAL NO. 2--AMENDMENT TO THE AUTHORITY OF THE GENERAL PARTNER RELATING TO SUBSIDIARIES. ACCORDINGLY, THE GENERAL PARTNER MAKES NO RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO VOTE FOR OR AGAINST THE HM JUNIOR LOAN OR THE AMENDMENTS OTHER THAN PROPOSAL NO. 2. THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS VOTE FOR PROPOSAL NO. 2-- AMENDMENT TO THE AUTHORITY OF THE GENERAL PARTNER RELATING TO SUBSIDIARIES, THE APPROVAL OF WHICH IS REQUIRED IN ORDER TO CONSUMMATE EITHER OF THE CURRENTLY PROPOSED ALTERNATIVES TO REFINANCE THE PARTNERSHIP'S OUTSTANDING MORTGAGE INDEBTEDNESS. EACH LIMITED PARTNER MUST MAKE HIS OR HER OWN DECISION WHETHER OR NOT TO VOTE FOR OR AGAINST PROPOSAL NO. 1--THE HM JUNIOR LOAN PROPOSAL AND THE AMENDMENTS.

  IF YOU HAVE ANY QUESTIONS REGARDING THE PROPOSALS, PLEASE CONTACT HOST MARRIOTT INVESTOR RELATIONS AT (301) 380-2070. IF YOU WOULD LIKE ASSISTANCE IN COMPLETING THIS CONSENT FORM, PLEASE CONTACT TRUST COMPANY OF AMERICA (THE "INFORMATION AGENT") AT (800) 955-9033.

  Consent Forms may be withdrawn at any time prior to the Expiration Date. In addition, you may change your vote subsequent to the submission of a Consent Form, but prior to the Expiration Date. For a withdrawal or change of vote to be effective, you must execute and deliver, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked to GEMISYS at the address set forth above. Consent Forms and notices of withdrawal or change of vote dated or received after the Expiration Date will not be valid.

                                FORM OF CONSENT

  You may vote uniformly on all of the Proposals by marking the appropriate box set forth in the first item below. Alternatively, you may vote individually on any Proposal by marking the appropriate boxes relating to Proposal Nos. 1 through 8 below. IN ORDER TO CONSUMMATE EITHER OF THE CURRENTLY PROPOSED ALTERNATIVES TO REFINANCE THE PARTNERSHIP'S OUTSTANDING MORTGAGE INDEBTEDNESS, PROPOSAL NO. 2 MUST BE APPROVED BY LIMITED PARTNERS HOLDING A MAJORITY OF THE OUTSTANDING UNITS. IN ORDER TO CONSUMMATE THE HM JUNIOR LOAN, PROPOSAL NOS. 1 THROUGH 6 MUST BE APPROVED BY LIMITED PARTNERS HOLDING A MAJORITY OF THE OUTSTANDING UNITS. Abstentions on any or all of the Proposals will have the same effect as votes AGAINST such Proposal(s).

UNIFORM VOTING

APPROVAL, REJECTION OR ABSTENTION OF ALL OF THE PROPOSALS

    [_]   FOR      [_]   AGAINST      [_]   ABSTAIN

NOTE: IF YOU CHOOSE TO VOTE UNIFORMLY ABOVE, YOU MAY NOT VOTE INDIVIDUALLY ON ANY OF THE PROPOSALS BELOW.

PROPOSAL NO. 1                           PROPOSAL NO. 5
(PAGE 15 OF CONSENT SOLICITATION         (PAGE 23 OF CONSENT SOLICITATION
STATEMENT)                               STATEMENT)


THE HM JUNIOR LOAN PROPOSAL              AMENDMENT TO THE AUTHORITY OF THE
[_] FOR  [_] AGAINST  [_] ABSTAIN        GENERAL PARTNER RELATING TO
                                         INDEBTEDNESS

PROPOSAL NO. 2                           [_] FOR  [_] AGAINST  [_] ABSTAIN
(PAGE 17 OF CONSENT SOLICITATION STATEMENT)


                                         PROPOSAL NO. 6
AMENDMENT TO AUTHORITY OF THE            (PAGE 24 OF CONSENT SOLICITATION
GENERAL PARTNER RELATING TO              STATEMENT)
SUBSIDIARIES

[_] FOR  [_]  AGAINST  [_]  ABSTAIN      AMENDMENTS TO VOTING PROVISIONS
                                         [_] FOR  [_] AGAINST  [_] ABSTAIN


PROPOSAL NO. 3
(PAGE 19 OF CONSENT SOLICITATION         PROPOSAL NO. 7
STATEMENT)                               (PAGE 28 OF CONSENT SOLICITATION
                                         STATEMENT)


AMENDMENT TO DEFINITION OF AFFILIATE
[_] FOR  [_] AGAINST  [_] ABSTAIN        CLARIFYING AMENDMENTS
                                         [_] FOR  [_] AGAINST  [_] ABSTAIN


PROPOSAL NO. 4
(PAGE 22 OF CONSENT SOLICITATION         PROPOSAL NO. 8
STATEMENT)                               (PAGE 28 OF CONSENT SOLICITATION
                                         STATEMENT)


AMENDMENT TO AUTHORITY OF THE
GENERAL PARTNER                          AMENDMENT TO AMENDMENT PROVISIONS
[_] FOR  [_] AGAINST  [_] ABSTAIN        [_] FOR  [_] AGAINST  [_] ABSTAIN

  The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated August 29, 1997. If Units are owned jointly, all joint owners must sign below. ALL OWNERS MUST SIGN THEIR NAMES EXACTLY AS SET FORTH ON THE STICKER BELOW. All Units represented by properly executed consent forms will be voted in accordance with the choices specified in the forms. IF NO CHOICE IS SPECIFIED, THE UNITS WILL BE VOTED FOR THE PROPOSAL(S).

DATE: _____________              SIGNATURE(S) OF PARTNER(S): _____________

                                 SIGNATURE(S) OF PARTNER(S): _____________


 [ATTACH IDENTIFICATION STICKER HERE]

Desert Springs Marriott
Limited Partnership ___________________________________________________________
                                          10400 Fernwood Road      301/380-2070
                                          Bethesda, Maryland 20817

August 29, 1997

Re: Consent Solicitation of Limited Partners of Desert Springs Marriott Limited Partnership

Dear Limited Partner:

  Among the documents enclosed with this letter is a Consent Solicitation Statement describing two alternatives to refinance the mortgage debt of the Partnership and certain proposed amendments to the Partnership Agreement. You are encouraged to carefully review these materials and then vote on the various proposals. Subject to approval of certain of the amendments to the Partnership Agreement and Proposal No. 1--The HM Junior Loan Proposal, the Partnership would enter into a refinancing that would include a loan from DSM Finance LLC (the "Junior Lender"), a wholly owned subsidiary of Host Marriott Corporation. Under the terms of the HM Junior Loan, the Partnership would receive loan proceeds in excess of that needed to refinance the mortgage debt and would result in a distribution to holders of units of limited partnership interest of $25,000 per unit.

  Because the General Partner is affiliated with both the Junior Lender and Host Marriott Corporation, THE GENERAL PARTNER MAKES NO RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO VOTE FOR OR AGAINST PROPOSAL NO. 1--THE HM JUNIOR LOAN PROPOSAL OR THE PROPOSED AMENDMENTS OTHER THAN PROPOSAL NO. 2. The General Partner recommends that you vote FOR Proposal No. 2--Amendment to Authority of General Partner Relating to Subsidiaries, which is necessary to consummate either alternative to refinance the mortgage debt.

  To vote on the proposals, including the amendments to the Partnership Agreement, simply mark the appropriate boxes on the enclosed Consent Form, sign and date the Consent Form (green form). The Consent Form should be mailed in the enclosed postage-paid envelope to the address set forth in the Consent Solicitation Statement or faxed to (800) 387-7365. The Solicitation Period will end at 5:00 p.m. New York City time, on Friday, September 26, 1997, unless extended.

  If you have any questions about completing the Consent Form or any other document, please call the Information Agent:

                           Trust Company of America
                                (800) 955-9033

  If you have questions about the Consent Solicitation beyond the basic terms, the Information Agent can also direct you to the party best able to answer your questions. In addition, as always, you may direct any questions to Host Marriott Investor Relations at (301) 380-2070.

                                          Very truly yours,

                                          MARRIOTT DESERT SPRINGS CORPORATION

                                          Bruce F. Stemerman
                                          President

                  DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                           QUESTION AND ANSWER SHEET

  Set forth below are some commonly asked questions relating to the transactions described in the Consent Solicitation Statement. Please note that this Question and Answer Sheet is not a substitute for the information set forth in the Consent Solicitation Statement. Substantial conflicts of interest exist with respect to the HM Junior Loan and the Amendments other than Proposal No. 2 because the General Partner is a wholly owned indirect subsidiary of Host Marriott and the sole member of the Junior Lender. Please read the Consent Solicitation Statement in order to make an informed decision as to how to vote the enclosed Consent Form.

1) WHAT ARE THE BENEFITS OF THE HM JUNIOR LOAN (ALTERNATIVE B)?

  After evaluating the proposed loan terms of Alternatives A and B, the General Partner believes that the proposed terms of both of these loans are fair to the Partnership and the Limited Partners from a financial point of view. The General Partner believes, however, that the terms of the HM Junior Loan and Mezzanine Loan taken together (Alternative B), are more advantageous to the Partnership and the Limited Partners than the GSMC Junior Loan (Alternative A). The HM Junior Loan (Alternative B) would (i) allow for the current distribution of $25,000 per Unit to the Limited Partners; (ii) increase the possibility of cash being available for distribution to the Limited Partners during the term of the HM Junior Loan;
  (iii) result in a lower interest rate (including the costs of the Junior Lender's participation in excess cash flow and net capital/residual proceeds) for the Partnership than under Alternative A; (iv) result in lower loan origination fees for the Partnership than under Alternative A; and (v) provide the Partnership with more flexible payment terms which will reduce the likelihood of a subsequent default on the outstanding indebtedness of the Partnership. Please see the chart on page 11 of the Consent Solicitation Statement for a summary of the differences between Alternative A and Alternative B. The General Partner estimates that a Limited Partner who acquired his/her Unit on the date of the closing of the original private placement offering of the Units will not currently owe federal income taxes on the $25,000 distribution of refinancing proceeds (see question No. 7).

2) WHY DO I NEED TO VOTE FOR PROPOSAL NO. 2, REGARDLESS OF MY PREFERENCE FOR EITHER ALTERNATIVE A OR B?

  If Proposal No. 2 is not approved, neither Alternative A nor Alternative B will be consummated. This could result in a default under the Bridge Loan and foreclosure of the Hotel by the Bridge Loan lender.

  Proposal No. 2 is necessary in order to permit the General Partner to create the special purpose entities required to implement any structured refinancing. The new subsidiary that would hold the Hotel would be a bankruptcy remote, special purpose entity. This type of structure allows the Partnership to obtain more favorable loan terms than could be obtained otherwise.

3) WHAT ARE THE CONDITIONS FOR APPROVING THE HM JUNIOR LOAN (ALTERNATIVE B)?

  Limited Partners holding a majority of the outstanding Units must vote in favor of Proposals No. 1, 2, 3, 4, 5 and 6.

4) WHY ARE PROPOSALS NO. 3, 4, 5 AND 6 REQUIRED FOR THE APPROVAL OF THE HM JUNIOR LOAN (ALTERNATIVE B)?

  Due to the large investment Host Marriott, through its affiliates, is making in the Partnership upon consummation of the HM Junior Loan, Proposals 3, 4, 5 and 6 are conditions to the Junior Lender making the HM Junior Loan.

5) IF LIMITED PARTNERS HOLDING A MAJORITY OF THE OUTSTANDING UNITS VOTE FOR PROPOSAL NO. 1 (THE HM JUNIOR LOAN ALTERNATIVE B) AND PROPOSALS NO. 2, 3, 4, 5 AND 6, WHEN WILL I RECEIVE THE $25,000?

  The $25,000 distribution per Unit will be made from the proceeds of the refinancing. The General Partner expects that the refinancing will be completed before the Bridge Loan matures on October 31, 1997. Payments to the Limited Partners will be made within 5 business days of the completion of the refinancing.

6) WHERE WILL THE $25,000 FOR MY UNIT BE SENT?

  The $25,000 payment will be mailed to your address of record, which is the same address that the Consent Solicitation materials were mailed. If you would like to change the address where your payment will be mailed, please notify the General Partner.

7) WILL I OWE TAXES ON THE $25,000 CASH DISTRIBUTION?

  The General Partner ESTIMATES that a Limited Partner who acquired his/her Unit on the date of the closing of the original private placement offering of the Units will not currently owe federal income taxes on the $25,000 distribution of refinancing proceeds.

  The distribution would only be taxable to Limited Partners to the extent that either (i) the amount distributed to the Limited Partner exceeds the Limited Partner's adjusted tax basis in his/her Units, or (ii) the distribution causes the Limited Partner to have a deficit capital account balance that exceeds his/her "share" of the Partnership's "minimum gain" attributable to "partnership nonrecourse debt." The General Partner estimates that a Limited Partner would have an adjusted basis in his/her Unit at the time of the contemplated distribution of Refinancing proceeds substantially in excess of the amount of the expected distribution per Unit. In addition, the General Partner also estimates that a Limited Partner would not have a deficit capital account balance (after giving effect to the planned distribution) that exceeds his/her share of the Partnership's minimum gain. The General Partner expects that Limited Partners will receive $25,000 free of current federal income tax consequences; HOWEVER, LIMITED PARTNERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM, IF ANY, OF THE TRANSACTION.

8) HOW DO I KNOW THAT HOST MARRIOTT'S LOAN IS FAIR?

  A third party investment banking firm, BT Securities Corporation, has concluded that the proposed terms of the HM Junior Loan are fair from a financial point of view to the Partnership and its Limited Partners. A copy of the opinion of BT Securities Corporation is included in the Consent Solicitation Statement in Appendix C. Except as described in the Consent Solicitation Statement, the General Partner has not made a separate analysis of the financial fairness of the HM Junior Loan.

9) WHAT CONFLICTS OF INTEREST EXIST IN CONNECTION WITH HOST MARRIOTT'S LOAN?

  The General Partner is a wholly owned subsidiary of Host Marriott and the sole member of the Junior Lender and, therefore, has substantial conflicts of interest with respect to the HM Junior Loan and the Amendments other than Proposal No. 2--Amendment to Authority of the General Partner relating to Subsidiaries. In the event Proposal No. 1--The HM Junior Loan Proposal and the Required Amendments are approved and the HM Junior Loan is consummated, the terms of the HM Junior Loan provide for the Junior Lender, a wholly owned subsidiary of the General Partner and an affiliate of Host Marriott, to receive 30% of any excess cash flow available annually, plus 30% of any net capital/residual proceeds after full repayment of the Senior Loan, the Mezzanine Loan and the HM Junior Loan. Under the terms of the HM Junior Loan, the Junior Lender would be paid interest on the principal amount of the HM Junior Loan. The General Partner believes that the terms of the HM Junior Loan are fair to the Partnership and has obtained an opinion of BT Securities Corporation, an independent investment banking firm, that the terms of the HM Junior Loan are fair to the Partnership and its Limited Partners from a financial point of view.

10) WILL THERE BE ANY FUTURE CASH DISTRIBUTIONS?

  Under the GSMC Junior Loan (Alternative A), all remaining excess cash flow will be used to pay principal on the GSMC Junior Loan's second tranche of debt of $21.9 million. Until the $21.9 million is completely amortized (estimated to be approximately 8 years, assuming annual profit growth of 2.5% and the indicated interest rates as set forth in the Consent Solicitation Statement), there will not be any cash available for distribution. The amount that would be available for distribution upon amortization of the GSMC Junior Loan will depend on the results of operations of the Hotel and the debt service requirements for senior indebtedness.

  Under the HM Junior Loan (Alternative B), 70% of all remaining excess cash flow (after interest only payments on the HM Junior Loan) will be distributed to the Partners in the Partnership. Therefore, there is an increased possibility of future cash distributions to the Limited Partners under Alternative B. Based on the recent operating performance and cash flows of the Partnership, and assuming the proposed refinancing under Alternative B were in place for the full fiscal year 1997, the General Partner estimates that the approximately $21,000 ($23 per Unit) would be available for distribution for the year ending December 31, 1997. Actual distributions for 1998 and subsequent years will depend on the results of operations of the Hotel and the debt service requirements for senior indebtedness. To the extent that operating profits for the Hotel improves, cash available for distribution should increase as well.

11) AFTER THE GSMC JUNIOR LOAN'S SECOND TRANCHE OF DEBT IS COMPLETELY AMORTIZED, WILL THE CASH DISTRIBUTIONS UNDER ALTERNATIVE A EXCEED THE CASH DISTRIBUTIONS UNDER ALTERNATIVE B?

  Following amortization of the $21.9 million tranche of the GSMC Junior Loan (estimated to be approximately 8 years, assuming annual profit growth of 2.5% and the indicated interest rates as set forth in the Consent Solicitation Statement), the Partnership may generate cash flow for distribution and the amount of such cash flow available for distribution could exceed the amount of cash flow for distribution that could be available under Alternative B. The amount available under either Alternative A or Alternative B will depend on the results of operations of the Hotel and the debt service requirements for senior indebtedness.

12) HOST MARRIOTT HAS TENDERED FOR UNITS IN OTHER PARTNERSHIPS; WILL THEY TENDER FOR MY UNIT IN THE FUTURE?

  Proposal No. 6 will enable Host Marriott or an affiliate to vote any units it may purchase in the future; however, at this time Host Marriott does not have current plans to tender for the Units of the Partnership.

13) WHAT IS THE AVERAGE PRICE THAT ONE UNIT IN THIS PARTNERSHIP HAS TRADED FOR ON THE SECONDARY MARKET IN 1997?

  In 1997, based on information reported to the General Partner, 31 Units have traded at an average price of approximately $22,444 per Unit. In addition, it has come to our attention that certain entities recently have made offers to purchase Units at varying prices in the $15,000-$22,500 range per Unit.

14) WILL CONVERTING THE OPERATING LEASE FOR THE HOTEL TO A MANAGEMENT AGREEMENT HAVE A POSITIVE EFFECT ON THE LIMITED PARTNERS?

  Yes. In connection with the refinancing of the Mortgage Debt, the General Partner has successfully reduced future incentive fees paid to Marriott Hotel Services, Inc. ("MHS") and eliminated the deferred fees owed to MHS. Under the terms of the original operating lease, the first $20 million of operating profit was payable to the Partnership, the next $5 million of operating profit was payable to MHS. Any operating profit in excess of $25 million was payable 75% to the Partnership and 25% to MHS.

  The operating lease has been amended for 1997 to provide that the first $20.5 million of operating profit is payable to the Partnership, the next $2 million of operating profit is payable to MHS and any operating profit in excess of $22.5 million is payable 100% to the Partnership. For years after 1997, the new management agreement would provide that the first $21.5 million of operating profit will be retained by the Partnership, the next $1.8 million of operating profit will be paid to MHS and any operating profit in excess of $23.3 million will be payable 75% to the Partnership and 25% to MHS. In addition, MHS agreed to waive its right to approximately $25 million of deferred fees owed pursuant to the operating lease. Note that this new management agreement will become effective only in the event that the Bridge Loan is refinanced.

15) WHO SHOULD I CONTACT IF I HAVE ANY QUESTIONS?

  Please contact the Information Agent listed below if you have any questions about (i) how to complete any document, (ii) which documents must be completed, (iii) where documents should be sent, or (iv) if you require any extra copies of any document.

                           Trust Company of America
                            Attn: Investor Services
                           7103 South Revere Parkway
                           Englewood, CO 80112-9523
                             Phone: (800) 955-9033

  If you have more substantive questions about the refinancing, please contact Host Marriott Investor Relations, at (301) 380-2070. A representative from Host Marriott may be contacting you to further discuss this transaction and respond to your questions.